                                                                EXHIBIT 1


                   AMENDED AND RESTATED INVESTMENT AGREEMENT

                          DATED AS OF JANUARY 31, 1994

                                    BETWEEN

                         BRITISH TELECOMMUNICATIONS PLC

                                      AND

                         MCI COMMUNICATIONS CORPORATION

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                               TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS................................................................      1
   1.1.  Defined Terms.................................................................      1
   1.2.  Beneficial Ownership..........................................................      8
   1.3.  Securities Outstanding........................................................      8
SECTION 2.  PURCHASE AND SALE OF CLASS A COMMON STOCK..................................      8
   2.1.  Purchase and Sale of Class A Common Stock.....................................      8
   2.2.  Closing Date..................................................................     10
   2.3.  Exchange of Shares............................................................     10
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................     10
   3.1.  Existence; Power..............................................................     10
   3.2.  Authority.....................................................................     10
   3.3.  Compliance with Laws..........................................................     10
   3.4.  No Conflict...................................................................     11
   3.5.  Validity of Shares............................................................     11
   3.6.  Capital Stock.................................................................     11
   3.7.  Reports and Financial Statements..............................................     11
   3.8.  Absence of Certain Changes or Events..........................................     11
   3.9.  Offering of Shares............................................................     12
   3.10. Section 203...................................................................     12
SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BT.......................................     12
   4.1.  Existence; Power..............................................................     12
   4.2.  Authority.....................................................................     12
   4.3.  Compliance with Laws..........................................................     12
   4.4.  No Conflict...................................................................     12
   4.5.  Nature of Purchase............................................................     12
   4.6.  Accredited Investor...........................................................     13
   4.7.  Access to Information.........................................................     13
   4.8.  Ownership of Securities of the Company........................................     13
SECTION 5.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS..............................     13
   5.1.  Restrictions on Transfer......................................................     13
   5.2.  Legends.......................................................................     14
   5.3.  Right of First Refusal........................................................     15
   5.4.  Reorganization, Reclassification, Merger, Consolidation or Disposition of
         Assets........................................................................     18
   5.5.  Registration Rights...........................................................     18
SECTION 6.  EQUITY PURCHASE RIGHTS.....................................................     18
   6.1.  Voting Equity Purchase Rights.................................................     18
   6.2.  Limitations...................................................................     21
   6.3.  Adjustments...................................................................     21
   6.4.  Other Permitted Purchases.....................................................     22
SECTION 7.  STANDSTILL.................................................................     22
   7.1.  Restriction on Acquisition by BT of Company Securities........................     22
   7.2.  Restrictions on Permitted Acquisition.........................................     23
   7.3.  Other Restrictions............................................................     23
   7.4.  Post-Standstill Period........................................................     24
SECTION 8.  COVENANTS OF BT AND THE COMPANY............................................     26
   8.1.  Antitrust Filings.............................................................     26
   8.2.  Compliance with Antitrust or Competition Laws, Exon-Florio and the
         Communications Act............................................................     26
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   8.3.  Public Announcements..........................................................  26
   8.4.  Further Assurances............................................................  26
   8.5.  Cooperation...................................................................  26
   8.6.  Exon-Florio...................................................................  26
   8.7.  Agreements With Respect to AAP, Clear and Belize..............................  27
SECTION 9.  COVENANTS OF THE COMPANY...................................................  27
   9.1.  Pre-Closing Covenants.........................................................  27
   9.2.  Repurchases...................................................................  29
   9.3.  Access to Information.........................................................  29
   9.4.  No Shopping...................................................................  29
   9.5.  Business Combinations.........................................................  30
   9.6.  Core Business of the Company..................................................  32
   9.7.  Board of Directors............................................................  32
   9.8.  Maintenance of BT's Share Ownership...........................................  35
   9.9.  Termination...................................................................  38
   9.10. Approval of Certain Matters...................................................  38
   9.11. Continuance of Certain Rights.................................................  39
   9.12. Release of Rights and Obligations.............................................  40
   9.13. FCC Licenses..................................................................  45
   9.14. Notice of Breach..............................................................  45
SECTION 10.  COVENANTS OF BT...........................................................  45
  10.1.  Pre-Closing Covenants.........................................................  45
  10.2.  Notice of Acquisition Proposals...............................................  46
  10.3.  Voting of Shares..............................................................  46
  10.4.  Notice of Changes to Outstanding Interest.....................................  47
SECTION 11.  CONDITIONS TO BT'S OBLIGATIONS............................................  47
  11.1.  Representations and Warranties................................................  47
  11.2.  Agreements and Conditions.....................................................  47
  11.3.  Governmental Approvals........................................................  48
  11.4.  Purchase of Shares Not Enjoined...............................................  48
  11.5.  Stockholder Approval..........................................................  48
  11.6.  Other Agreements..............................................................  48
  11.7.  Non-U.S. Ownership Certificate................................................  48
  11.8.  Rights Plan...................................................................  48
  11.9.  Section 203...................................................................  48
  11.10. NASDAQ Notification...........................................................  48
  11.11. Number of Shares to be Delivered..............................................  48
SECTION 12.  CONDITIONS TO THE COMPANY'S OBLIGATIONS...................................  49
  12.1.  Representations and Warranties................................................  49
  12.2.  Agreements and Conditions.....................................................  49
  12.3.  Governmental Approvals........................................................  49
  12.4.  Sale of Shares Not Enjoined...................................................  49
  12.5.  Stockholder Approval..........................................................  49
  12.6.  Other Agreements..............................................................  49
  12.7.  NASD Approval.................................................................  49
  12.8.  Foreign Ownership Limitation..................................................  49
SECTION 13.  TERMINATION...............................................................  49
  13.1.  Termination...................................................................  49
  13.2.  Effect of Termination.........................................................  50
SECTION 14.  MISCELLANEOUS.............................................................  50
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  14.1.  Notices.......................................................................  50
  14.2.  Expenses......................................................................  51
  14.3.  Restrictive Trade Practices Act...............................................  51
  14.4.  Amendment and Restatement; Effectiveness of Representations, Warranties and
         Agreements....................................................................  51
  14.5.  Benefits; Assignment..........................................................  52
  14.6.  Entire Agreement; Amendment and Waiver........................................  52
  14.7.  Headings......................................................................  52
  14.8.  Governing Law.................................................................  52
  14.9.  Remedies......................................................................  52
  14.10. SUBMISSION TO JURISDICTION; WAIVERS...........................................  53
  14.11. Severability..................................................................  53
  14.12. Counterparts..................................................................  53
EXHIBITS
  Exhibit A -- Form of Certificate of Amendment.....................................  A-1
  Exhibit B -- Form of By-Law Amendments............................................  B-1
  Exhibit C -- Form of Rights Agreement.............................................  C-1
  Exhibit D -- Form of Registration Rights Agreement................................  D-1
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

                              INVESTMENT AGREEMENT

     AMENDED AND RESTATED INVESTMENT AGREEMENT, dated as of January 31, 1994 (this "Agreement"), between BRITISH TELECOMMUNICATIONS plc, a public limited company incorporated under the laws of England and Wales ("BT"), and MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), amending and restating the Investment Agreement, dated as of August 4, 1993, between BT and the Company (the "Original Investment Agreement").

                                  WITNESSETH:

     WHEREAS, on August 4, 1993, BT and the Company entered into the Original Investment Agreement, pursuant to which BT and the Company agreed, among other things, that the Company would sell to BT, and BT would purchase from the Company, certain shares of stock of the Company, all pursuant to certain terms and conditions; and

     WHEREAS, BT and the Company have agreed to certain amendments to the Original Investment Agreement and wish to amend and restate the Original Investment Agreement in its entirety.

     Now THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Acquisition Proposal" shall mean any tender offer or exchange offer or proposal (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a Business Combination or a sale of 10% or more of the outstanding Voting Securities (excluding the Transactions).

          "Affiliate" shall mean, as applied to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person and, for purposes of Section 7 hereof, Affiliate shall also mean any Associate.

          "Americas" shall mean North, Central and South America and the Caribbean region, and, notwithstanding the foregoing, expressly including all of the United States and all of its territories and possessions as of August 4, 1993 wherever located.

          "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice or its successor.

          "Associate" shall mean, when used to indicate a relationship with any Person, a corporation or organization of which such Person is, directly or indirectly, the beneficial owner of 20% or more of any class of voting securities, provided that, with respect to a corporation or organization that would otherwise be an Associate as of August 4, 1993, such percentage shall be 23% or more and such percentage shall be applied with reference to all outstanding voting securities, provided further that the applicable percentage shall be 10% or more and such percentage shall be applied with reference to any class of voting securities if such corporation or organization holds Voting Securities in order to circumvent the purposes of this Agreement.

          "BT Nominees" shall have the meaning set forth in Section 9.7 of this Agreement.

          "BT North America Agreement" shall mean the Amended and Restated Stock Purchase Agreement, dated as of December 3, 1993, by and among the Company, MCI Telecommunications, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, BT and BT North America Inc., a Delaware corporation and an indirect wholly owned subsidiary of BT.

          "Business Combination" shall mean a merger or consolidation in which the Company is a constituent corporation and pursuant to which the Common Stock is exchanged for cash, securities or other property or a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, provided that neither (i) a merger or consolidation in which the beneficial ownership of the capital stock of the Company or of the sole surviving corporation of the transaction (or of the ultimate parent of the Company or of such sole surviving corporation) immediately after the consummation of such transaction is substantially the same as the beneficial ownership of the Company's capital stock immediately prior to the consummation thereof nor (ii) at any time that shares of Class A Common Stock are outstanding, a merger in which the Company is the surviving corporation, in which all shares of the Common Stock outstanding immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof and the only change in the capital stock of the Company resulting from such merger is the issuance of shares of capital stock pursuant thereto, and in connection with which no consent or affirmative vote of the holders of Class A Common Stock would be required under the Certificate of Incorporation (as amended by the Certificate of Amendment), shall be deemed a Business Combination.

          "Business Day" shall mean any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in New York, New York or London, England are not generally open for business.

          "By-Law Amendments" shall have the meaning set forth in Section 9.1 of this Agreement.

          "CFIUS" shall mean the Committee on Foreign Investment in the United States.

          "Certificate of Amendment" shall mean the Certificate of Amendment to the Certificate of Incorporation, substantially in the form of Exhibit A hereto, which certificate is to be filed with the Secretary of State of the State of Delaware pursuant to Section 9.1(e) of this Agreement.

          "Certificate of Designation" shall mean the Certificate of Designation relating to the Preferred Stock, filed with the Secretary of State of the State of Delaware on June 25, 1993.

          "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company as the same may be hereafter amended or supplemented.

          "Class A Common Stock" shall mean the Class A Common Stock, par value $.10 per share, of the Company as designated in the Certificate of Amendment.

          "Class A Directors" shall mean the directors of the Company elected by the holders of Class A Common Stock (either alone or together with the holders of any Class A Preferred Stock (as defined in the Certificate of Amendment)).

          "Closing" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Closing Foreign Ownership Limitation" shall mean the aggregate percentage of the capital stock of the Company Owned of Record or Voted by Non-U.S. Persons or Entities that is 1/10th of 1% less than the Foreign Ownership Limitation.

          "Common Shares" shall mean shares of the Class A Common Stock and the Common Stock.

          "Common Stock" shall mean the Common Stock, par value $.10 per share, of the Company.

          "Communications Act" shall mean the Communications Act of 1934, as amended, or any successor thereto. Any reference to a particular section of the Communications Act shall refer to such section as the same may be hereafter renumbered or otherwise amended.

          "Constating Documents" shall mean as to any Person the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

          "Conversion Shares" shall mean the shares of the Common Stock issued or issuable upon the conversion of the Preferred Shares in accordance with the terms of the Preferred Stock or the shares of Class A Common Stock issued in exchange for such shares of Common Stock pursuant to Section 2.3 of this Agreement.

          "Core Business", for purposes of this Agreement, shall mean all telecommunications and other electronic information services and equipment for the provision of such services, as they exist on the date of this Agreement or hereafter exist, including, without limitation, all forms of telecommunications access and egress (landline and wireless), and value-added consumer and business services generated through or as a result of underlying telecommunications services using all technology (voice, data and image) and physical transport, network intelligence, and software applications, and including, without limitation, (i) information processing, (ii) systems integration and outsourcing, (iii) transaction processing and (iv) cable television.

          "Current Market Value" shall mean, with respect to any security, the average of the daily closing prices on the NASDAQ Stock Market (or such principal exchange on which such security may be listed) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ or a similar source selected from time to time by the Company for the purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value of such security established by a Determination of the Independent Directors. Notwithstanding anything to the contrary contained herein, the Independent Directors shall establish the Current Market Value of the Class A Common Stock to be equal to the Current Market Value of the Common Stock and shall establish the Current Market Value of any options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock to be equal to the Current Market Value of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Determination of the Independent Directors" shall mean, with respect to any matter, a determination made in good faith, on the basis of such relevant factors as the Independent Directors consider, in their reasonable judgment, appropriate, by the vote of a majority of the Independent Directors present at a meeting of the Independent Directors called for such purpose, a quorum being present (or at a meeting of the Board of Directors of the Company if a quorum of the Independent Directors is present at such meeting), or without a meeting if a majority of all Independent Directors consent thereto in writing. For these purposes, a majority of all Independent Directors, acting at a meeting duly assembled, shall constitute a quorum for the making of any such determination at such meeting.

          "EC Commission" shall mean the Commission of the European Communities.

          "Employee Shares" shall have the meaning set forth in Section 6.1 hereof.

          "Employee Stock Plan" shall mean the Company's Employee Stock Option Plan, Directors' Stock Option Plan, Employee Stock Purchase Plan, Employee Stock Ownership Plan and any other past, current or future employee stock ownership, thrift, savings, stock bonus, stock purchase, restricted stock or stock option plan or similar arrangement, or any grantor trust established to fund any such plan or otherwise for the benefit of employees or directors, pursuant to which employees or directors of the Company or any of its Subsidiaries may acquire Equity. Any rights of an employee or director to purchase Equity under the Employee Stock Purchase Plan, the Employee Stock Ownership Plan or any similar plans shall be deemed a right to acquire Equity for all purposes hereunder.

          "Equity" shall mean any and all shares of capital stock of the Company, securities of the Company convertible into such shares, and options, warrants or other rights to acquire such shares.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Exon-Florio" shall mean sec.721 of the Defense Production Act of 1950, as amended, and the rules promulgated thereunder.

          "Existing Options" shall have the meaning set forth in Section 2.1 of this Agreement.

          "FCC" shall mean the Federal Communications Commission or its successor.

          "FCC Order" shall mean either:

             (i) A written order or other determination from the staff of the FCC (either in the first instance or upon review, reconsideration or other action subsequent to an order or other determination of the staff) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other subsequent action, a written order or other determination to the effect set forth above or affirming or upholding, or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or terminating the consideration thereof or otherwise, a previous order or determination to the effect set forth in this paragraph (i)), which order or determination shall no longer be subject to further administrative review by the FCC; or,

             (ii) A written or other determination from the FCC itself (either in the first instance or upon review, reconsideration or other action subsequent to an order or other determination of the staff of the FCC) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other action subsequent to an order or determination of the staff of the FCC, a written order or other determination from the FCC itself to the effect set forth above or affirming, upholding or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or application for review or terminating the consideration thereof or otherwise, an order or other determination of the staff of the FCC to the effect set forth in paragraph (i)).

     For purposes of this definition, an order or other determination of the staff shall be deemed no longer subject to further administrative review by the FCC:

             (x) If no petition for reconsideration or application for review by the FCC of the order or determination of the staff has been filed within 30 days after the date of public notice of the order or determination, as such 30-day period is computed and as such date is defined in sections 1.104 and 1.4, as applicable, of the FCC's rules, and the FCC has not initiated review of the order or determination of the staff on its own motion within 40 days after the date of public notice of the order or determination, as such 40-day period is computed and as such date is defined in sections 1.117 and 1.4 of the FCC's rules, or

             (y) If any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of the order or determination of the staff on its own motion, the FCC itself has issued a written order or other determination or taken other action to the effect set forth in paragraph (ii) above.

          "FTC" shall mean the Federal Trade Commission or its successor.

          "Fair Market Value" shall mean, as to any shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such shares or property in an arms'-length negotiated transaction without time constraints.

          "Fixed Shares" shall have the meaning set forth in Section 2.1 of this Agreement.

          "Foreign Ownership Limitation" shall mean the maximum aggregate percentage of the capital stock of the Company that may be Owned of Record or Voted by Non-U.S. Persons or Entities under Section 310(b)(4) of the Communications Act.

          "Foreign Ownership Restrictions" shall mean any applicable restrictions of a Governmental Authority on foreign ownership or control of the Company or its securities the breach of which, or non-compliance with which, could result in the loss, or failure to secure the renewal or reinstatement, of any license or franchise of any Governmental Authority held by the Company or any of its Subsidiaries to conduct any portion of the business of the Company or such Subsidiary.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

          "Independent Directors" shall have the meaning set forth in Section
     9.7 of this Agreement.

          "Interest Rate" shall mean the interest rate per annum publicly announced by Citibank, N.A. as its "Prime Rate" as in effect from time to time.

          "Maintenance Shares" shall mean such Voting Equity of the Company as BT or any of its Affiliates may from time to time acquire subsequent to the Closing pursuant to the terms of this Agreement (excluding any Shares purchased subsequent to the Closing) in order to maintain a level of beneficial ownership of Voting Securities equating to an Outstanding Interest of up to 20%.

          "Market Capitalization" shall mean the aggregate of the Current Market Value, on a fully diluted basis, of the outstanding Equity of the Company.

          "Merger Control Regulation" shall mean EC Council Regulation 4064/89.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NASDAQ" shall mean the electronic inter-dealer quotation system operated by NASDAQ, Inc.

          "Newco" shall mean the international joint venture between BT and the Company to be formed and established and governed and operated in accordance with the Newco Agreement.

          "Newco Agreement" shall mean the Joint Venture Agreement, dated August 4, 1993, by and among BT, Moorgate (Twelve) Limited, a company incorporated in England and Wales and a wholly owned subsidiary of BT, the Company, MCI Ventures Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and Newco.

          "Newco Triggering Events" shall mean the occurrence of any of the following: (i) the Company or any of its Affiliates has exercised its right to require BT or any of its Affiliates to purchase the Company's direct or indirect interest in Newco pursuant to Clause 26 of the Newco Agreement,
     (ii) the Company or any of its Affiliates has exercised its right to require BT or any of its Affiliates to sell to the Company or any of its Affiliates BT's direct or indirect interest in Newco pursuant Clause 30 of the Newco Agreement, provided that such exercise shall be deemed not to be a Newco Triggering Event (other than for purposes of Sections 9.12(i) and 9.12(j)) until such time as the shares of Class A Common Stock are automatically converted into shares of Common Stock in connection therewith pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(F) of the Certificate of Incorporation (as amended by the Certificate of Amendment) unless if immediately prior to the time of such exercise no shares of Class A Common Stock are outstanding, (iii) the Company or any of its Affiliates has transferred the Company's direct or indirect interest in Newco to a third party in accordance with Clause 25.8 or 25.9 of the Newco Agreement or BT or any of its Affiliates acquired the Company's direct or indirect interest in Newco pursuant to Clauses 25.6 and 25.7 or Clause 25.9 of the Newco Agreement in connection with a proposed transfer of the Company's direct or indirect interest in Newco, (iv) BT or any of its Affiliates has transferred BT's direct or indirect interest in Newco to a third party in accordance with Clause 25.8 or 25.9 of the Newco Agreement or the Company or any of its Affiliates has acquired BT's direct or indirect interest in Newco pursuant to Clauses 25.6 and 25.7 or Clause 25.9 of the Newco Agreement in connection with a proposed transfer of BT's direct or indirect interest in Newco or (v) BT or any of its Affiliates has exercised its right to require the Company or any of its Affiliates to sell to BT or any of its Affiliates the Company's direct or indirect interest in Newco pursuant to Clause 30 of the Newco Agreement, provided that such exercise as a result of a material breach by the Company pursuant to Clause 29.1(a) of the Newco Agreement shall be deemed not to be a Newco Triggering Event (other than for purposes of Sections 9.12(i) and 9.12(j)) until such time as the shares of Class A Common Stock are automatically converted into shares of Common Stock in connection therewith pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(D) of the Certificate of Incorporation (as amended by the Certificate of Amend-

     ment) unless if immediately prior to the time of such exercise no shares of Class A Common Stock are outstanding.

          "Non-Core Business" shall mean any business that is not a Core Business of the Company.

          "Non-U.S. Ownership Certificate" shall have the meaning set forth in
     Section 11.7 of this Agreement.

          "Non-U.S. Persons or Entities" shall mean any foreign government or the representative thereof, any alien or the representative of any alien or any corporation organized under the laws of any foreign country, as those terms are used in 47 U.S.C. sec. 310(b).

          "Optional Shares" shall have the meaning set forth in Section 2.1 of this Agreement.

          "Outstanding Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the Voting Securities beneficially owned by BT or any of its Affiliates, provided that, for purposes of calculating such percentage, Uncounted Shares shall be deemed not to be outstanding Voting Securities, provided, however, that the foregoing proviso shall not apply if the Outstanding Interest has become, or to the extent that, without the benefit of such proviso, the Outstanding Interest would be, less than 7 1/2%.

          "Outstanding Voting Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the Voting Securities beneficially owned by BT or any of its Affiliates, provided that, for purposes of calculating the Outstanding Voting Interest, BT shall not be deemed to beneficially own any Voting Securities that are not then outstanding.

          "Owned of Record or Voted by" shall have the meaning used in 47 U.S.C. sec. 310(b)(4) and interpretations thereof by the FCC.

          "Permitted Offering" shall have the meaning set forth in Section 5.1 of this Agreement.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Preferred Shares" shall mean the 13,736.488 (Thirteen Thousand Seven Hundred Thirty-Six Point Four Hundred Eighty-Eight) shares of the Preferred Stock issued by the Company to BT pursuant to the Preferred Stock Exchange Agreement dated as of June 24, 1993 between BT and the Company.

          "Preferred Stock" shall mean that series of Preferred Stock, par value $0.10 per share, of the Company designated as the Series D Convertible Preferred Stock, whose powers, preferences and rights and qualifications, limitations and restrictions are set forth in the Certificate of Designation.

          "Proposals" shall have the meaning set forth in Section 9.1 of this Agreement.

          "Proxy Statement" shall have the meaning set forth in Section 9.1 of this Agreement.

          "RTPA" shall mean the Restrictive Trade Practices Act 1976.

          "Redemption Provision" shall mean Section 9 of the Certificate of Incorporation as amended by the Certificate of Amendment or any similar provision under any amendment thereto.

          "Registration Rights Agreement" shall have the meaning set forth in
     Section 5.5 of this Agreement.

          "Requirement of Law" shall mean as to any Person, any law, treaty, rule or regulation of any Governmental Authority applicable to such Person or any of its property or to which such Person or any of its property is subject.

          "Rights" shall mean any rights issued or distributed to stockholders pursuant to the Rights Plan or any successor plan thereto.

          "Rights Plan" shall mean the Rights Agreement, substantially in the form of Exhibit C hereto, to be adopted by the Company pursuant to Section 9.1(e) of this Agreement, as the same may be amended from time to time. For purposes of this Agreement, any rights plan adopted by the Company subsequent to the termination of the Rights Plan or the expiration, redemption or exchange of the Rights shall be a successor plan, and a successor plan shall include such successor plan as the same may be amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission or its successor.

          "Sale Notice" shall have the meaning set forth in Section 9.5 of this Agreement.

          "Section 9.2 Shares" shall mean any shares of Common Stock that the Company is obligated to use its best efforts to repurchase under Section
     9.2 to the extent that such shares have not been so repurchased.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          "Shares" shall mean the Fixed Shares, the Optional Shares and the Additional Optional Shares, and any shares of Common Stock issued upon the conversion of such shares in accordance with the terms of the Class A Common Stock.

          "Small Offering" shall have the meaning set forth in Section 6.2 of this Agreement.

          "Small Offering Shares" shall have the meaning set forth in Section
     6.1 of this Agreement.

          "Stockholders' Meeting" shall have the meaning set forth in Section
     9.1 of this Agreement.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Transactions" shall mean the transactions contemplated by this Agreement, the Newco Agreement and the BT North America Agreement.

          "Transfer" shall have the meaning set forth in Section 5.1 of this Agreement.

          "Uncounted Shares" shall mean (i) capital stock subject to purchase rights under Section 6.1 to the extent that the purchase rights provided under Section 6.1 in respect thereof are not yet exercisable, including, without limitation, Small Offering Shares, (ii) Employee Shares issued after August 4, 1993, to the extent that the purchase rights provided under
     Section 6.1 in respect thereof became exercisable and neither BT nor any of its Affiliates shall have elected to exercise the purchase rights provided under Section 2.1(b), 2.1(d) or 6.1 in respect thereof, provided, however, that if after the issuance of any such Employee Shares BT or any of its Affiliates shall have purchased Voting Securities from any Person other than the Company, then each such share so purchased shall reduce the number of Uncounted Shares attributable to the issuance of Employee Shares (but not to less than zero) in an amount equal to the number of Employee Shares that would be required on the date of such purchase to be issued in order to enable BT to purchase one share pursuant to BT's purchase rights under
     Section 6.1, (iii) Section 9.2 Shares and (iv) any capital stock subject to purchase rights under Section 6.1 to the extent that either (x) the time period during which BT has been provided the opportunity to deliver notice of its irrevocable commitment to purchase Voting Equity pursuant to its purchase rights provided under Section 6.1 in respect of such capital stock shall not have expired or (y) BT shall have delivered notice of its irrevocable commitment to purchase Voting Equity pursuant to its purchase rights provided under Section 6.1 in respect of such capital stock, but such commitment to purchase Voting Equity shall not yet have been consummated, provided that such capital stock shall not be deemed Uncounted Shares to the extent that the Company's obligation to issue and sell Voting Equity to BT in respect thereof shall have been terminated pursuant to
     Section 6.1(b).

          "Voting Equity" shall mean any and all Voting Securities, securities of the Company convertible into Voting Securities, and options, warrants or other rights to acquire Voting Securities.

          "Voting Securities" shall mean the Common Stock, the Class A Common Stock, any Class A Preferred Stock (as defined in the Certificate of Amendment) and any other securities of the Company having voting power under ordinary circumstances with respect to the election of directors of the Company.

     1.2. Beneficial Ownership. Unless otherwise provided in this Agreement, a Person shall be deemed to "beneficially own" any securities in accordance with the provisions of Rule 13d-3 under the Exchange Act, provided that (except with respect to Sections 7.1 and 7.4) capital stock of the Company underlying any options, warrants, rights or other securities convertible into or exercisable for such capital stock shall not be deemed to be beneficially owned by any Person if the applicable conversion price or exercise price, as the case may be, of such option, warrant, right or other security is more than the Current Market Value of the underlying capital stock.

     1.3. Securities Outstanding. In determining the number or other amount outstanding of any securities of the Company, securities owned by the Company or any of its Subsidiaries shall be deemed to be not outstanding.

SECTION 2.  PURCHASE AND SALE OF CLASS A COMMON STOCK

     2.1. Purchase and Sale of Class A Common Stock. (a) On the terms and subject to the conditions of this Agreement, the Company shall, on the Closing Date, issue and sell to BT, and BT shall purchase from the Company, subject to Sections 2.1(b) and 2.1(c), 106,752,106 shares of the Class A Common Stock (the "Fixed Shares") at a price per share such that the average price per share of the aggregate of the Fixed Shares and the shares of Common Stock issuable upon the conversion of the Preferred Shares which, in the case of shares of Common Stock issuable upon conversion of the Preferred Shares, shall be deemed to equal the aggregate purchase price paid by BT for the Preferred Shares divided by the number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be $32.00 per share. The delivery of the Fixed Shares at the Closing shall be against BT's payment to the account designated by the Company of immediately available funds in the amount of the purchase price therefor.

     (b) If any shares of Common Stock are issued by the Company subsequent to July 28, 1993 and on or prior to the seventh Business Day prior to the Closing pursuant to the exercise of options or any other rights to acquire Equity granted, issued or otherwise existing prior to August 4, 1993, pursuant to Employee Stock Plans ("Existing Options"), then on the terms and subject to the conditions of this Agreement, at the option of BT, the Company shall, on the Closing Date, issue and sell to BT, and BT, if it so elects, shall, subject to
Section 2.1(c), purchase from the Company, at a price of $32.00 per share, all but not less than all of that number of shares of Class A Common Stock (the "Optional Shares") equal to 25% of the aggregate number of shares of Common Stock issued subsequent to July 28, 1993 and on or prior to the seventh Business Day prior to the Closing pursuant to the exercise of Existing Options, provided that the Company shall be entitled to reduce the number of Fixed Shares or Optional Shares to be issued to BT to the extent that as a result of such issuance BT would otherwise become the beneficial owner of in excess of 20% of the outstanding Common Shares (excluding Section 9.2 Shares), as of the seventh Business Day prior to the Closing, after giving effect to the shares of Class A Common Stock to be issued to BT on the Closing Date. The Company shall give written notice to BT of the number of such shares issued during such period pursuant to Existing Options on the seventh Business Day prior to the Closing, and prior thereto, upon the request of BT, shall from time to time provide BT promptly with information as to the number of shares of Common Stock issued by the Company between July 28, 1993 and the date of such request. BT shall, if it elects to purchase the Optional Shares pursuant hereto, give notice to the Company of its irrevocable commitment to purchase the Optional Shares, if any, at the Closing no later than five Business Days prior to the Closing Date. The delivery of the Optional Shares at the Closing shall be against BT's payment to the account designated by the Company of immediately available funds in the amount of the purchase price therefor.

     (c) Notwithstanding the foregoing, the number of Shares to be issued to BT at the Closing shall be reduced, but only to the extent necessary, so that the aggregate percentage of the outstanding capital stock of the Company represented by all shares of such capital stock Owned of Record or Voted by BT, after giving effect to the shares otherwise to be issued to BT on the Closing Date, together with all other capital stock Owned of Record or Voted by Non-U.S. Persons or Entities as set forth in the survey conducted in connection with the

Non-U.S. Ownership Certificate (or as otherwise known to the Company), does not exceed the Closing Foreign Ownership Limitation. If (x) the number of Shares otherwise to have been issued at Closing has been reduced pursuant to Section 2.1(b) or this Section 2.1(c), (i) the number of Optional Shares shall be reduced first (but to no less than zero) before there is any reduction in the number of Fixed Shares and (ii) to the extent that the number of Fixed Shares issued at the Closing has been reduced, the price per share of the Fixed Shares purchased at the Closing shall be increased so that the average price per share of the aggregate of the Fixed Shares so purchased and the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be $32.00 per share and (y) the number of Shares otherwise to have been issued at the Closing has been reduced pursuant to this Section 2.1(c), then no more than one year following the Closing, the Company shall issue and sell to BT, at a price of $32.00 per share, and BT shall purchase, the number of Shares reduced pursuant to the first sentence of this Section 2.1(c), provided that the Company shall not be obligated to issue and sell a number of Shares under this clause (y) that would result in BT beneficially owning in excess of 20% of the then outstanding Common Shares (excluding Section 9.2 Shares). Without limiting the foregoing, promptly following such time as the Company may acquire actual knowledge of facts or circumstances that would cause it to reduce the number of Shares to be issued at the Closing pursuant to this Section 2.1(c), the Company shall use its best efforts to obtain an FCC Order to permit the Company to issue to BT the number of Shares reduced pursuant to the first sentence of this Section 2.1(c) without exceeding the Foreign Ownership Limitation. The Company shall take such steps as shall be reasonably necessary to ensure that BT, within one year of the Closing, shall be permitted to acquire the number of Shares reduced pursuant to this Section 2.1(c) without exceeding the Foreign Ownership Limitation.

     (d) If any shares of Common Stock are issued by the Company following the seventh Business Day prior to the Closing and on or prior to the Closing Date pursuant to the exercise of Existing Options, then on the terms and subject to the conditions of this Agreement, at the sole option of BT, the Company shall issue and sell to BT, and BT, if it so elects, shall, subject to the provisions hereof, purchase from the Company, at a price of $32.00 per share, all but not less than all of that number of shares of Class A Common Stock (the "Additional Optional Shares") equal to 25% of the aggregate number of shares of Common Stock issued following the seventh Business Day prior to the Closing and on or prior to the Closing Date pursuant to the exercise of Existing Options, provided that the Company shall be entitled to reduce the number of Additional Optional Shares to be issued to BT to the extent that as a result of such issuance BT would otherwise become the beneficial owner of in excess of 20% of the outstanding Common Shares (excluding Section 9.2 Shares) after giving effect to any such issuance of Additional Optional Shares. The Company shall give written notice to BT of the number of such shares issued during such period pursuant to Existing Options as promptly as practicable following the Closing. BT shall give notice to the Company of its irrevocable commitment to purchase the Additional Optional Shares, if any, no later than five Business Days following such written notice to BT, provided that if BT shall not have responded to such written notice within such time period and BT shall have previously elected to purchase Optional Shares, if any, pursuant to Section 2.1(b), then BT's election to purchase such Optional Shares shall be deemed also to be its irrevocable commitment to purchase the Additional Optional Shares, if any. The purchase, if any, by BT of the Additional Optional Shares shall be consummated within ten Business Days of BT's exercise of its option to purchase the Additional Optional Shares, if any (or, in the case of a deemed election to purchase such shares, within 15 Business Days of the Company's written notice to BT). The delivery of the Additional Optional Shares shall be against BT's payment to the account designated by the Company of immediately available funds in the amount of the purchase price therefor. Notwithstanding the foregoing, the number of Additional Optional Shares to be issued to BT at such closing shall be reduced, but only to the extent necessary, so that the aggregate percentage of the outstanding capital stock of the Company represented by all shares of such capital stock Owned of Record or Voted by BT, after giving effect to the Additional Optional Shares otherwise to be purchased by BT at such closing, together with all other capital stock Owned of Record or Voted by Non-U.S. Persons or Entities as set forth in the survey conducted in connection with the Non-U.S. Ownership Certificate (or as otherwise known to the Company), does not exceed the Closing Foreign Ownership Limitation. If the number of Additional Optional Shares issued at such closing has been reduced pursuant to the preceding sentence, no more than one year following such closing, the Company shall, upon reasonable notice to BT, issue and sell to BT, at a price of $32.00 per share, and BT shall purchase, the number of Additional Optional Shares reduced under the preceding sentence, provided that the Company shall not be obligated to issue and sell a number of Additional Optional Shares under this Section 2.1(d) that would result in BT beneficially owning in excess of 20% of the then outstanding Common Shares (excluding Section 9.2 Shares). The Company shall take such steps as shall reasonably be necessary to ensure that BT, within such one-year period, shall be permitted to acquire the number of Additional Optional Shares reduced under the second preceding sentence without exceeding the Foreign Ownership Limitation.

     (e) Notwithstanding anything to the contrary contained in this Section 2.1, the purchase price and number of Fixed Shares, Optional Shares and Additional Optional Shares to be purchased by BT hereunder shall be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock during the time from August 4, 1993, until the Closing Date.

     2.2. Closing Date. (a) The closing (the "Closing") of the purchase and sale of the Fixed Shares and the Optional Shares, if any, provided for in
Section 2.1 shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York on the tenth Business Day following the satisfaction of all of the conditions to each party's obligations set forth in Sections 11 and 12 (or, with respect to any condition not satisfied, the waiver thereof by the party for whose benefit the condition exists) or at such other place and date as the parties may mutually agree. The date and time of such Closing are herein referred to as the "Closing Date".

     (b) The closing of the purchase and sale of the Additional Optional Shares, if any, provided for in Section 2.1(d) shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York within the time period set forth in Section 2.1(d) or at such other place and date as the parties may mutually agree.

     2.3. Exchange of Shares. If prior to the Closing the Preferred Shares shall have been converted into shares of Common Stock pursuant to the terms set forth in the Certificate of Designation, then immediately prior to the Closing, upon the surrender to the Company of either the certificates formerly representing the Preferred Shares so converted or the certificates for the shares of Common Stock issued upon such conversion, as the case may be, the Company shall issue to BT one share of Class A Common Stock for each such share of Common Stock.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to BT that:

     3.1. Existence; Power. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has all necessary corporate power and authority to transact in all material respects all business conducted by it, to enter into this Agreement and, subject to approval by the stockholders of the Company at the Stockholders' Meeting and to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, to issue and sell the Shares and to carry out the provisions of this Agreement.

     3.2. Authority. Each of the Original Investment Agreement and this Agreement has been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     3.3. Compliance with Laws. Except for applicable requirements under the Communications Act, state communications laws, the Exchange Act, state securities or blue sky laws, foreign competition or antitrust laws, Exon-Florio, regulations promulgated by or in respect of the Department of Defense and the NASDAQ Stock Market and the expiration or termination of the waiting period under the HSR Act, no consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of the Company as a condition to the valid execution and delivery of this Agreement and, subject to approval by the stockholders of the Company at the Stockholders' Meeting and to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the valid issue and sale of the Shares in the manner contemplated by this Agreement, except where the absence of any such consent, approval or authorization of, or the failure to make any such filing, registration, qualification, declaration or designation with any Governmental Authority would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Shares or materially impair the Company's ability to consummate the transactions contemplated hereby.

     3.4. No Conflict. Subject to applicable requirements under the Communications Act, state communications laws, the Exchange Act, state securities or blue sky laws, foreign competition or antitrust laws, Exon-Florio, regulations promulgated by or in respect of the Department of Defense and the NASDAQ Stock Market and the expiration or termination of the waiting period under the HSR Act, and except as set forth on Schedule 3.4 hereto, the execution, delivery and, subject to the approval of the Proposals by the stockholders of the Company and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, performance by the Company of this Agreement and the issue and sale of the Shares will not (i) conflict with the Constating Documents of the Company, (ii) conflict with, result in a breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument affecting the Company or to which the Company or any of its Subsidiaries or Affiliates is a party or by which any of their respective properties or assets are or may be bound, (iii) violate any Requirement of Law applicable to the Company or (iv) violate any order, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator, except where any such conflict, breach or default under clause (ii) or any such violation under clauses (iii) or (iv) would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the Shares or materially impair the Company's ability to consummate the transactions contemplated herein.

     3.5. Validity of Shares. Subject to the approval of the Proposals by the stockholders of the Company at the Stockholders' Meeting and to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and, when the Shares are issued and delivered against payment therefor at the Closing, the Shares will be validly issued, fully paid and nonassessable shares of capital stock of the Company.

     3.6. Capital Stock. As of July 28, 1993, the authorized capital stock of the Company consists of (a) 800,000,000 shares of Common Stock, of which 536,900,329 shares are outstanding and (b) 20,000,000 shares of preferred stock, par value $0.10 per share, of which 13,736.488 (Thirteen Thousand Seven Hundred Thirty-Six Point Four Hundred Eighty-Eight) shares of the Preferred Stock are outstanding. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There are outstanding as of July 28, 1993 no options, warrants or other rights to acquire capital stock from the Company other than (x) options representing in the aggregate the right to purchase 56,051,108 shares of Common Stock, (y) rights under the Company's Employee Stock Purchase Plan permitting the purchase of up to an aggregate of 8,604,963 shares of Common Stock and (z) shares of Preferred Stock convertible into an aggregate of 27,472,976 shares of Common Stock.

     3.7. Reports and Financial Statements. The Company has filed all reports required to be filed with the SEC since January 1, 1992 (collectively, including all exhibits thereto, the "SEC Reports"). None of such SEC Reports, as of their respective dates (as amended through August 4, 1993), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All of such SEC Reports, as of their respective dates (as amended through August 4, 1993), complied in all material respects with the requirements of the Exchange Act.

     3.8. Absence of Certain Changes or Events. During the period since December 31, 1992 (the date of the Company's last audited consolidated financial statements), there has not been any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole other than as a result of changes in general business conditions, legal or regulatory changes affecting the U.S. telecommunications industry generally, or actions by a competitor of the Company in the U.S. telecommunications industry.

     3.9. Offering of Shares. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Shares or any similar securities or has solicited or will solicit an offer to acquire the Shares or any similar securities from any Person so as to require registration of the issuance and sale of the Shares to be sold to BT under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Securities Act.

     3.10. Section 203. The Board of Directors of the Company has taken appropriate action so that the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such Section 203) will not, prior to the termination of this Agreement pursuant to
Section 13.1, apply to BT or any Person who as of August 4, 1993, was an Affiliate of BT.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BT

     BT represents and warrants to the Company that:

     4.1. Existence; Power. BT has been duly incorporated under the laws of England and Wales, having all power and authority under its Memorandum and Articles of Association to transact in all material respects all business conducted by it, to enter into this Agreement, to purchase the Shares and to carry out the provisions of this Agreement.

     4.2. Authority. Each of the Original Investment Agreement and this Agreement has been duly authorized by all necessary corporate action on the part of BT and duly executed and delivered by BT and constitutes a legal, valid and binding agreement of BT, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     4.3. Compliance with Laws. Except for applicable requirements under the Communications Act, state communications laws, the Exchange Act, state securities or blue sky laws, foreign competition or antitrust laws, Exon-Florio, regulations promulgated by or in respect of the Department of Defense and the NASDAQ Stock Market and the expiration or termination of the waiting period under the HSR Act, no consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of BT as a condition to the valid execution and delivery of this Agreement and the purchase of the Shares in the manner contemplated by this Agreement, except where the absence of any such consent, approval or authorization of, or the failure to make any such filing, registration, qualification, declaration or designation with any Governmental Authority would not have a material adverse effect on BT and its Subsidiaries taken as a whole or its ability to consummate the transactions contemplated hereby.

     4.4. No Conflict. Subject to applicable requirements under the Communications Act, state communications laws, the Exchange Act, state securities or blue sky laws, foreign competition or antitrust laws, Exon-Florio, regulations promulgated by or in respect of the Department of Defense and the NASDAQ Stock Market and the expiration or termination of the waiting period under the HSR Act, and except as set forth on Schedule 4.4 hereto, the execution, delivery and performance by BT of this Agreement and the purchase of the Shares will not (i) conflict with the Constating Documents of BT, (ii) conflict with, result in a breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument affecting BT or to which BT or any of its Subsidiaries or Affiliates is a party or by which any of their respective properties or assets are or may be bound,
(iii) violate any Requirement of Law applicable to BT or (iv) violate any order, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator, except where any such conflict, breach or default under clause (ii) or any such violation under clauses (iii) or (iv) would not have a material adverse effect on BT and its Subsidiaries taken as a whole or its ability to consummate the transactions contemplated hereby.

     4.5. Nature of Purchase. BT is purchasing the Shares and the Conversion Shares for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of the Shares or the Conversion Shares or any part thereof, and BT has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, BT further represents that there is no contract, undertaking, agreement or arrangement with any Person for resale in connection with a distribution to any Person with respect to any of the Shares or the Conversion Shares. BT acknowledges that the offering of the Shares and the Conversion Shares pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Shares and the Conversion Shares contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that the Company's reliance upon such exemptions is predicated upon BT's representations set forth in this Agreement. BT acknowledges and understands that the Shares and the Conversion Shares must be held for an indefinite period of time unless the Shares and/or the Conversion Shares, as the case may be, are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available.

     4.6. Accredited Investor. BT is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.7. Access to Information. The Company has made available to BT the opportunity to ask questions of, and receive answers from, and conduct due diligence meetings with management of the Company, and BT has had the opportunity to obtain any additional information necessary to verify the accuracy of the information provided to BT by the Company and in order for it to make an informed investment decision with respect to its investment in the Shares to the extent that the Company possessed such information or could have acquired it without unreasonable effort or expense.

     4.8. Ownership of Securities of the Company. Except for the Preferred Shares or the Conversion Shares, as the case may be, and such rights as may be conferred on BT under this Agreement, BT does not, directly or indirectly, beneficially own any Equity.

SECTION 5.  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

     5.1. Restrictions on Transfer. (a) BT covenants and agrees with the Company that, prior to the fourth anniversary of the Closing Date, neither BT nor any of its Affiliates will, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the beneficial ownership of (any such act, a "Transfer") any Equity except for, and subject in each case to compliance with all applicable Requirements of Law and the receipt of any necessary governmental approvals, (i) a Transfer by BT to a wholly owned direct or indirect subsidiary of BT, provided that prior to such Transfer each such transferee consents in writing with the Company to be bound by the restrictions on transfer set forth in this Section 5.1 and assumes all other rights and obligations of BT under this Agreement and the Registration Rights Agreement, provided further that BT (A) shall remain liable for the performance by any such subsidiary of its obligations under this Agreement, (B) shall act as agent for any and all such subsidiaries in connection with the receipt or giving of any and all notices under this Agreement and (C) shall not cause or permit any such subsidiary to be other than a wholly owned direct or indirect subsidiary of BT,
(ii) a Transfer to the Company or to a wholly owned direct or indirect subsidiary of the Company pursuant to a self-tender offer or otherwise, (iii) a Transfer pursuant to a merger or consolidation in which the Company is a constituent corporation and (iv) provided that the Company has waived its right of first refusal set forth in Section 5.3 (except with respect to clause (y)(1) below), a Transfer pursuant to (x) prior to the repeal of Section 10 of the Certificate of Incorporation as in effect on August 4, 1993, a "Tender Offer" (as defined in paragraph (g)(9) of such Section 10), which was not induced directly or indirectly by BT or any of its Affiliates, conforming with the provisions of paragraphs (d) and (e) of such Section 10 or meeting the requirements set forth in the proviso to paragraph (g)(2)(i) of such Section 10 pursuant to which the Person consummating such Tender Offer would not be deemed to be a "Substantial Stockholder" or (y) subsequent to the date of the repeal of such Section 10, a bona fide third party tender offer or exchange offer, which was not induced directly or indirectly by BT or any of its Affiliates, (1) that is recommended by the Board of Directors of the Company, (2) in connection with which a final non-appealable court order has declared the Rights Plan or any successor plan thereto invalid and required the redemption of the Rights or (3) except as contemplated by the preceding clause (2), commenced subsequent to the date that the Rights Plan or any successor plan thereto is terminated or the Rights redeemed and all conditions to such offer (other than with respect to the number of shares tendered) shall have been satisfied or waived, provided that, in the case of clause (2) or (3), the Board of Directors of BT, upon the advice of legal counsel and financial advisors, reasonably believes in good faith, taking into account the conditions of such offer, that such tender offer will result in shares being purchased (without the extension of the scheduled expiration date and without giving effect to shares that might be tendered by BT or any of its Affiliates). The certificate or certificates representing any such Equity transferred as provided above shall bear the legend or legends described in Section 5.2 to the extent required by such Section 5.2.

     (b) From and including the fourth anniversary of the Closing Date so long as the Outstanding Interest is at least 5%, neither BT nor any of its Affiliates will, directly or indirectly, Transfer any Equity except for, and in each case in compliance with all applicable Requirements of Law and the receipt of any necessary governmental approvals, (i) a Transfer permitted pursuant to Section 5.1(a), (ii) a Transfer by BT or any of its Affiliates in bona fide open market "brokers' transactions" as permitted by the provisions of Rule 144 under the Securities Act or in a bona fide underwritten public offering pursuant to the Registration Rights Agreement (a "Permitted Offering"), provided that in the case of a Permitted Offering the Company has waived its right of first refusal set forth in Section 5.3, and provided further that BT or its Affiliate, as the case may be, will take all reasonable steps to assure that, in connection with any such open market transactions or Permitted Offering, Transfers shall not be made to any Person or "group" (as defined in Section 13(d) of the Exchange Act) that would, following such Transfer, beneficially own more than 5% of the outstanding Voting Securities (determined pursuant to the provisions of Regulation 13D under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security without regard to the 60-day provision in Rule 13d3(d)(1)(i)), provided, however, that BT shall be permitted to transfer Equity in a Permitted Offering, directly or indirectly, to a Person eligible to file a statement on Schedule 13G under the Exchange Act pursuant to Rule 13d-1(b) under the Exchange Act notwithstanding that such Person would, following such Transfer, beneficially own more than 5% of the outstanding Voting Securities (as determined as provided above) if the failure of BT to transfer, directly or indirectly, to such Person would adversely affect such Permitted Offering in the reasonable good faith judgment of the managing underwriter,
(iii) a Transfer by BT pursuant to a dividend or other distribution or rights offering to the shareholders of BT pursuant to which all shareholders of BT have the right (except as may be otherwise prohibited by applicable law) to receive their pro rata portion of the Equity owned by BT, provided that the Company has waived its right of first refusal set forth in Section 5.3, (iv) a Transfer by BT or any of its Affiliates in a privately negotiated transaction if the transferee, or any "group" (as defined in Section 13(d) of the Exchange Act) of which the transferee is a member, would not, following such Transfer, beneficially own more than 5% of the outstanding Voting Securities (determined pursuant to the provisions of Regulation 13D under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security without regard to the 60-day provision in Rule 13d-3(d)(1)(i)), provided that the Company has waived its right of first refusal set forth in Section 5.3 and (v) a Transfer by BT or any of its Affiliates of all Equity of the Company then beneficially owned by it (without giving effect to the proviso contained in Section 1.2) as a single block in a privately negotiated transaction if BT or its Affiliate, as the case may be, transfers such Equity without the benefits and burdens of this Agreement (other than the benefits and burdens of the Registration Rights Agreement, which may be assigned to, and assumed by, the transferee), provided that the Company has waived its right of first refusal set forth in Section 5.3. The certificate or certificates representing any such Equity transferred as provided above (other than pursuant to clause (ii) in the preceding sentence) shall bear the legend or legends described in Section 5.2 to the extent required by such Section 5.2.

     (c) No Transfer of any Equity in violation of this Section 5 shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

     (d) Subject to the provisions of the Registration Rights Agreement, the expenses incurred by the transferor and/or transferee in connection with any Transfer permitted under this Section 5.1 shall be borne by the purchaser and/or seller party to such sale.

     5.2. Legends. (a) (i) Upon original issuance thereof (or, in the case of the Preferred Shares, upon the exchange of certificates therefor), and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or blue sky laws, any certificate issued representing any of the Shares, the Preferred Shares, the Conversion Shares or any Maintenance

Shares (including, without limitation, all certificates issued upon transfer or in exchange thereof or in substitution therefor) shall bear the following legend:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF SECTION 5 OF A CERTAIN AGREEMENT DATED AS OF JANUARY 31, 1994 BETWEEN BRITISH TELECOMMUNICATIONS PLC AND MCI COMMUNICATIONS CORPORATION (THE "COMPANY"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     (b) The certificates representing the Shares, the Preferred Shares, the Conversion Shares or any Maintenance Shares (including, without limitation, any certificate issued upon transfer or in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or blue sky laws.

     (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Preferred Stock, the Class A Common Stock or the Common Stock in order to implement the restrictions on transfer set forth in this Section 5.

     (d) BT shall submit any and all certificates representing Equity beneficially owned by BT or any of its Affiliates to the Company so that the legend or legends required by this Section 5.2 may be placed thereon.

     Until such time as the same is no longer required hereunder, all certificates representing any Equity beneficially owned by BT or any of its Affiliates that is neither a Share, a Preferred Share, a Conversion Share or a Maintenance Share (including, without limitation, any certificate issued upon transfer or in exchange thereof or in substitution therefor) shall bear the following legend:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF SECTION 5 OF A CERTAIN AGREEMENT DATED AS OF JANUARY 31, 1994 BETWEEN BRITISH TELECOMMUNICATIONS PLC AND MCI COMMUNICATIONS CORPORATION (THE "COMPANY"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     (e) In connection with any Transfer of Equity, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

     (f) The Company shall not incur any liability for any delay in recognizing any Transfer of Equity if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or blue sky laws, or this Agreement.

     (g) After such time as any of the legends described by this Section 5.2 are no longer required on any certificate or certificates representing the Shares, the Preferred Shares, the Conversion Shares or any Maintenance Shares, upon the request of BT, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

     5.3. Right of First Refusal. (a) Prior to any Transfer described in clause (iv) of Section 5.1(a) (other than with respect to clause (y)(1) thereof), any Permitted Offering described in clause (ii) of Section 5.1(b), any dividend or other distribution or rights offering described in clause (iii) of
Section 5.1(b) or any privately negotiated transaction described in either clause (iv) or (v) of Section 5.1(b), BT shall deliver a written notice (the "Offer Notice") to the Company, which Offer Notice shall specify (i) the number or amount and description of the Equity to be sold or otherwise transferred, (ii) the Offer Price (as defined below) and (iii) in the case of a privately negotiated transaction, any other proposed terms of the Transfer, the identity of the proposed transferee and, if the proposed transferee would (following such Transfer) beneficially own more than 5% of the outstanding Voting Securities (determined pursuant to the provisions of Regulation 13D under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security without regard to the 60-day provision in Rule 13d-3(d)(1)(i)), any other information, to BT's best knowledge after reasonable inquiries, with respect to the proposed transferee or the proposed transaction that would be required to be disclosed if a Schedule 13D under the Exchange Act were to be filed on behalf of such proposed transferee. The Offer Notice shall constitute an irrevocable offer to the Company or its designee, for the period of time described below, to purchase such securities upon the same terms specified in the Offer Notice, subject to Section 5.3(c) and as otherwise set forth in Section 5.3(a). BT shall deliver the Offer Notice either with respect to a bona fide specific transaction on the specified terms or with respect to its intention to consummate a Permitted Offering, provided that, if applicable, such Offer Notice in connection with a privately negotiated transaction described in clause (v) of Section 5.1(b) shall, in order to be valid hereunder, have been preceded by the notice required by Section 5.3(b). For purposes of this Section 5.3, "Offer Price" shall be defined to mean on a per share or other amount of Equity basis (i) in the case of a third party tender offer or exchange offer, the tender offer or exchange offer price per share taking into account any provisions thereof with respect to proration and any proposed second step or "backend" transaction, (ii) in the case of a Permitted Offering or a dividend or other distribution or rights offering to the shareholders of BT, the Current Market Value per share or other amount of Equity as of the date that the election notice by the Company hereinafter described is delivered, less, in the case of a Permitted Offering, the cost and expenses, including underwriting commissions, reasonably expected to be incurred by BT and any of its Affiliates in connection with such Permitted Offering on a per share or other amount of Equity basis and (iii) in the case of a privately negotiated transaction, the proposed sales price per share or other amount of Equity. The Company may elect to purchase all, but not less than all (except in the case of a Permitted Offering, in which case the Company may elect to purchase all or any portion), of the securities at the Offer Price (or, if the Offer Price includes property other than cash, the equivalent in cash of such Offer Price) and upon the terms and conditions specified in the Offer Notice, provided that, if the Company elects to purchase less than all of the offered securities in connection with a Permitted Offering, the number of shares or other amount of such offered securities that the Company has elected to purchase shall be subject to a reduction (determined by the managing underwriter after consultation with a financial advisor selected by BT) to the extent the managing underwriter (after consultation with BT's financial advisor) determines that the full number of shares or other amount of such offered securities that the Company has elected to purchase would so reduce the number of shares or other amount of Equity to be sold pursuant to the Permitted Offering so as to have an adverse effect on such offering as contemplated by BT (including the price at which BT proposes to sell such securities), provided further that if the managing underwriter determines that the number of shares or other amount of such offered securities that the Company has elected to purchase hereunder should be reduced in accordance with the criteria set forth in the preceding proviso in this sentence, then the Company shall be given the opportunity to make a further election either (i) to purchase the number of shares or other amount of such offered securities as so reduced (or, at the Company's sole option, a lesser number of shares or other amount of such offered securities), (ii) to purchase all of such offered securities or (iii) to withdraw its earlier election and to be released from any obligation to purchase any of such offered securities, provided that such election shall be made within five Business Days of notice to the Company of the managing underwriter's determination. If the Company elects to purchase the offered securities, it shall give notice to BT within 60 days of its receipt of the Offer Notice (or (A) in the case of a third party tender offer or exchange offer, not later than three Business Days prior to the expiration date of such offer, provided that all conditions to such offer (other than with respect to the number of shares tendered) shall have been satisfied or waived and the Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer or (B) in the case of a privately negotiated transaction described in clause (v) of Section 5.1(b), within a period of 120 days) of its election, which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between an issuer and a significant stockholder, to purchase the offered securities, which notice shall include the date set for the closing of such purchase, which date shall be no later than 90 days following the delivery of such election notice. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to, and the Company shall not be obligated to respond to, any purported notice that does not comply in all material respects with the requirements of this Section 5.3(a), which purported notice shall not be deemed to be an Offer Notice for purposes of this Agreement and shall be null and void under this Agreement, provided that if such purported notice is actually received by the Company and the Company does not within five Business Days of such receipt notify BT that such purported notice does not comply in all material respects with such requirements, such purported notice shall be deemed not to be defective in any material respect with regard to such requirements. The Company may assign its rights to purchase under this Section
5.3 to any Person. If the Company does not respond to the Offer Notice within the required response time period or elects not to purchase the offered securities, BT or its Affiliate, as the case may be, shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of privately negotiated transaction) on terms no less favorable to BT or its Affiliate, as the case may be, than those set forth in the Offer Notice, provided that (x) such Transfer is closed within 90 days of the latest of (A) the expiration of the foregoing required response time period, or (B) the receipt by BT of the foregoing election notice by the Company, or, in the case of a Permitted Offering, within 60 days of the declaration by the SEC of the effectiveness of a registration statement filed with the SEC pursuant to the Registration Rights Agreement and (y) the price at which the securities are transferred must be equal to or higher than the Offer Price (except in the case of a Permitted Offering, in which case the price at which the securities are sold may be equal to, higher than or less than the Offer Price), provided, however, that such periods within which such Transfer must be closed shall be extended to the extent necessary to obtain required governmental approvals and BT shall use its best efforts to obtain such approvals, provided further that the terms and conditions of the Transfer other than the financial terms thereof (and, in the case of a privately negotiated transaction, other than the identity of the proposed transferee) may be varied in non-material respects from those set forth in the Offer Notice if BT gives notice to the Company of the nature of such variations at least five Business Days prior to the consummation of the Transfer, provided that compliance with such five Business Day period shall not operate to terminate any of BT's rights under this Section 5.3.

     (b) Notwithstanding anything to the contrary contained in Section 5.3(a), in the case of a privately negotiated transaction described in clause (v) of
Section 5.1(b), BT shall provide the Company with at least two months written notice (measured from the date of the most recent such notice) prior to the delivery of the Offer Notice with respect thereto of BT's bona fide intention to undertake such a transaction (with such additional information as BT can reasonably provide as to the type of sale and such information as would otherwise be required under clause (iii) of the first sentence of Section 5.3(a) to the extent and when known), provided that BT may not provide more than one such advance notice in any two-month period. If the Company waives or does not exercise timely its right of first refusal in connection with such a transaction, the Company shall take such necessary actions in relation to the Rights Plan to permit the consummation of such transaction by BT or its Affiliate, as the case may be, so as not to result in the Rights thereby becoming exercisable. In connection with such transaction, BT covenants and agrees (i) if the Company so requests, to cooperate with the Company in proposing and having the stockholders of the Company approve an amendment to the Certificate of Incorporation, to be effective following the consummation of such transaction, that eliminates cumulative voting for the election of directors of the Company and (ii) to cause its designees on the Board of Directors of the Company to resign immediately upon the closing of such transaction. If cumulative voting has not been so eliminated, such transaction shall not be effective as provided in Section 5.1(c) unless the transferee has agreed for a period of at least ten years, on terms and conditions reasonably satisfactory to the Company, to distribute all of the votes it is entitled to cast in any election of directors of the Company (whether at an annual or special meeting of stockholders or by written consent in lieu of a meeting or otherwise and whether it is so entitled to cast such votes as a result of ownership or other control of capital stock or by proxy or otherwise) equally among the number of directors to be elected to the Board of Directors of the Company (whether or not nominees of the Board of Directors).

     (c) If (i) the consideration specified in the Offer Notice consists of, or includes, consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, or (ii) any property other than Equity of the Company is proposed to be transferred in connection with the transaction to which the Offer Notice relates, then the price payable by the Company under this Section 5.3 for the Equity being transferred shall be the Fair Market Value of the consideration in the case of clause (i) and the Determination of the Independent Directors of the Fair Market Value of the consideration determined to be properly allocable to the Equity in the case of clause (ii). In the case of a Permitted Offering, BT shall provide the Company with a good faith estimate of the costs and expenses, including underwriting commissions, reasonably expected to be incurred by BT and any of its Affiliates in connection with such Permitted Offering, provided, however, that, if the Company in good faith disputes such estimate, the amount of the costs and expenses, including underwriting commissions, reasonably expected to be incurred by BT and any of its Affiliates in connection with such Permitted Offering shall be established by a Determination of the Independent Directors, which determination shall be conclusive on the parties. Notwithstanding anything to the contrary contained in this Section 5.3, the time periods applicable to an election by the Company to purchase the offered securities set forth in Section 5.3(a) shall not be deemed to commence until the Determinations of the Independent Directors under this Section 5.3(c) have been made, provided that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than 24 hours prior to the latest time by which Equity must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. The Company agrees to use its best efforts to cause the Determinations of the Independent Directors under this Section 5.3(c) to be made as promptly as practicable but in no event later than 15 Business Days after the receipt by the Company of the Offer Notice.

     5.4. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. The provisions of this Section 5 shall apply, to the full extent set forth herein with respect to the Equity of the Company, to any and all Equity or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Equity, including, without limitation, in connection with any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, mergers, consolidations and the like occurring after August 4, 1993.

     5.5. Registration Rights. At or prior to the Closing, the Company and BT shall enter into the agreement (the "Registration Rights Agreement") providing for registration rights with respect to shares of Common Stock issued or issuable upon the conversion of any shares of Class A Common Stock and, to the extent necessary, certain other shares of Common Stock owned by BT to the extent provided under such agreement, substantially in the form attached hereto as Exhibit D. The registration rights provided to BT under the Registration Rights Agreement shall not be transferrable to any Person other than a transferee to which BT has transferred Equity pursuant to either (A) clause (i) of the first sentence of Section 5.1(a) or (B) clause (v) of the first sentence of Section 5.1(b). Reasonably promptly after August 4, 1993, the Company and BT shall enter into a registration rights agreement with respect to shares of Common Stock issued or issuable upon the conversion of the Preferred Shares or the Conversion Shares, as the case may be, on mutually agreeable terms and conditions based substantially on the form attached hereto as Exhibit D, provided that BT shall only be entitled to one demand registration thereunder.

SECTION 6.  EQUITY PURCHASE RIGHTS

     6.1. Voting Equity Purchase Rights. (a) Subject to Section 6.2(d), from the Closing Date and for so long as the Outstanding Interest is at least 10%, if the Company issues or proposes to issue for cash or any other consideration (excluding (i) pursuant to the terms of presently outstanding Preferred Stock, (ii) grants of any options or any other rights to acquire Voting Securities pursuant to Employee Stock Plans, (iii) upon the exercise or exchange of any Rights, (iv) issuances of shares of Common Stock upon the conversion or exercise of any options, warrants, rights or other securities convertible into or exercisable for Common Stock that are outstanding as of the Closing Date to the extent that an equal number of outstanding shares of Common Stock are purchased by the Company in accordance with Section 6.1(d), (v) upon the conversion or exercise of any options, warrants, rights or other securities convertible into or exercisable for Voting Securities the issuance of which was subject to the provisions of this Section 6.1, (vi) in a Small Offering, (vii) the reissuance of Voting Securities purchased by the Company subsequent to the Closing Date and
(viii) issuances of Voting Equity to BT or any of its Affiliates any Voting Equity, BT shall have the right (to the extent permitted by applicable Requirements of Law, and exercisable in whole or in part as set forth in this Section 6.1) to acquire from the Company a number of shares or other amount of such Voting Equity, subject to Section 6.1(c), equal to the sum of (A) the result of (1) the Outstanding Interest prior to giving effect to the consummation of such issuance and any acquisition by BT pursuant hereto times the number of shares or other amount of such Voting Equity issued or to be issued to Persons other than BT or any of its Affiliates, divided by (2) one minus the Outstanding Interest, plus (B) if applicable, the number of shares or other amount of Voting Equity described in Section 6.1(e)(v).

     (b) Except as otherwise provided in this Section 6, unless the Company has elected to repurchase outstanding shares of Common Stock in accordance with the provisions of Section 6.1(d), (i) the Company shall give written notice to BT of any issuance or proposed issuance of Voting Equity in respect of which BT is entitled to purchase rights under this Section 6.1 no later than the date of any such issuance, which notice shall set forth the terms and conditions of such issuance, (ii) BT shall, if it elects to acquire any Voting Equity as provided in this Section 6.1, give notice to the Company of its irrevocable commitment to purchase such Voting Equity (including, without limitation, the Voting Equity described in clause (B) in the preceding sentence) as promptly as reasonably practicable but in no event more than 15 Business Days following such written notice to BT and (iii) if BT so elects to acquire any Voting Equity as so provided, such acquisition shall be consummated (except as hereinafter provided) within 30 days of such exercise (but not in any event prior to the issuance by the Company of the Voting Equity that gave rise to BT's purchase right hereunder), at a price and on other terms and conditions equal to the price paid and the other terms and conditions pertaining to the other issuances of Voting Equity (but if BT purchases such Voting Equity on a date later than 15 days after the consummation of such other issuances (whether because of a delay in obtaining required governmental approvals or otherwise), together with interest at the Interest Rate as of the date of such other issuances compounded annually from the date that is 15 days after the date of the consummation of such other issuances to the date of BT's purchase), except as otherwise provided in this
Section 6.1. If the consummation of BT's acquisition of Voting Equity pursuant to this Section 6.1(b) shall not have occurred within 30 days of BT's exercise of its purchase right hereunder (or as of such later date that the securities that gave rise to BT's purchase right are issued by the Company) as provided in the preceding sentence (other than due to a good faith delay in obtaining required government approvals, a temporary injunction enjoining BT's purchase of such Voting Equity or other delays not due to BT's bad faith or conditions within BT's control), then the Company's obligation to issue and sell such Voting Equity to BT under this Section 6 shall terminate without further liability.

     (c) So long as any shares of Class A Common Stock remain outstanding, with respect to that portion of the Outstanding Interest represented by shares of Class A Common Stock (or other Equity that is convertible into, or otherwise having the right to acquire, shares of Class A Common Stock) beneficially owned by BT, (i) if the Voting Equity issued or proposed to be issued in respect of which BT is entitled to a purchase right under this Section 6.1 consists of shares of Common Stock, BT's right to acquire Voting Equity under Section 6.1(a) shall be the right to acquire the number of shares of Class A Common Stock determined in all other respects in accordance with the provisions of Section 6.1(a) (except to the extent subject to clause (ii) of this sentence), (ii) if the Voting Equity issued or proposed to be issued in respect of which BT is entitled to a purchase right under this Section 6.1 consists of securities of the Company convertible into shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock (collectively, "Option Securities"), BT's right to acquire Voting Equity under Section 6.1(a) shall be the right to acquire Voting Equity convertible into shares of Class A Common Stock or options, warrants or other rights to acquire shares of Class A Common Stock, in each case upon the same terms as the Option Securities issued or proposed to be issued by the Company and otherwise containing the same terms as such Option Securities (except to the extent set forth in clause (iii)) and
(iii) if the Voting Equity issued or proposed to be issued in respect of which BT is entitled to a purchase right under this Section 6.1 consists of Voting Securities other than shares of Common Stock (whether or not Option Securities), BT's right to acquire Voting Equity under Section 6.1(a) shall be the right to acquire the number of shares or other amount (determined in accordance with the provisions of Section 6.1(a)) of a separate series of such Voting Securities, which series shall have (x) the right (together with the Class A Common Stock) to elect directors of the Company as set forth in the Certificate of Amendment with respect to the Class A Common Stock, voting together with the Class A

Common Stock as a single class and (y) terms providing for automatic conversion or exchange into the voting equity that gave rise to BT's right to acquire under this clause (iii) in the event that no shares of Class A Common Stock remain outstanding and such other terms as will effect the purposes of this clause (c) that are consistent with the terms that distinguish Class A Common Stock from the Common Stock.

     (d) (i) For purposes of determining the number of Common Shares that BT otherwise has the right to acquire in accordance with this Section 6.1 in connection with the issuance by the Company of shares of Common Stock upon the conversion or exercise of any options, warrants, rights or other securities convertible into or exercisable for shares of Common Stock that are outstanding as of the Closing Date, the number of shares of Common Stock deemed issued by the Company pursuant to such conversion or exercise shall be reduced, on a share for share basis, to the extent that the Company elects to purchase a number of outstanding shares of Common Stock through open market purchases or otherwise up to the number of shares of Common Stock issued.

     (ii) All repurchases of outstanding shares of Common Stock pursuant to this
Section 6.1(d) shall be consummated within 90 days after the time that BT would otherwise be entitled to purchase rights under this Section 6.1 with respect to the shares of Common Stock to which such repurchases relate. To the extent that the Company has not consummated any such repurchases within such 90-day period, BT shall be entitled to a purchase right under this Section 6.1 as of the expiration of such time period with respect to the number of shares of Common Stock that were not so repurchased within such period, and the Company shall give written notice to BT promptly after the expiration of such 90-day period, which notice shall state the number of shares of Common Stock that were not repurchased within such time period and include the terms and conditions of the issuance of Voting Equity in respect of which BT is then entitled to purchase rights under this Section 6.1 as otherwise provided under this Section 6.1.

     (e) Notwithstanding the foregoing:

          (i) The purchase price of any Common Shares by BT pursuant to this
     Section 6.1 in connection with any issuance of shares of Common Stock after the Closing upon the exercise or conversion of options, warrants, rights or other securities that were outstanding on the Closing Date shall be the per share equivalent to the Current Market Value of the Common Shares as of the date of BT's purchase of such Common Shares, except as otherwise provided in Section 6.1(e)(ii);

          (ii) The purchase price of any Voting Securities acquired by BT pursuant to this Section 6.1 after the Closing Date in connection with any issuance of Voting Securities upon the exercise of options or any other Voting Securities or rights to acquire Voting Securities granted or issued pursuant to Employee Stock Plans shall be the per share equivalent to the Current Market Value of the Voting Equity so granted or issued as of the end of the calendar quarter that gives rise to the exercisability of BT's purchase right under Section 6.1(e)(iv);

          (iii) If the Company issues or proposes to issue any Voting Equity in respect of which BT is entitled to a purchase right under this Section 6.1 for consideration other than cash (or partly for cash and partly for consideration other than cash), the purchase price of any Voting Equity by BT in connection with its purchase right with respect thereto pursuant to this Section 6.1 shall be the cash price per share or other amount equivalent to the value per share or other amount of the consideration obtained or to be obtained in the issuances of such Voting Equity established by a Determination of the Independent Directors, which determination shall be conclusive on the parties;

          (iv) BT's right to purchase Voting Equity pursuant to this Section 6.1 in connection with any issuance of Voting Securities upon the exercise of options or any other Voting Securities or rights to acquire Voting Securities granted or issued pursuant to Employee Stock Plans (whether granted or issued before, on or after the Closing Date) (the "Employee Shares") shall only be exercisable within 45 days (or such longer period as may be necessary to obtain required governmental approvals) after the end of each calendar quarter in which the aggregate number of Employee Shares issued (aggregated together with Employee Shares issued in preceding calendar quarters that have not yet given rise to the exercisability of BT's purchase right under this Section 6.1(e)(iv)) was at least 1% of the total outstanding Voting Securities, at which time BT shall be entitled to acquire a number of shares or other amount of Voting Equity in respect of all such issuances of Employee Shares, and the Company shall advise BT in writing of the number of Employee Shares issued during each calendar quarter no later than 30 days after the end of such calendar quarter;

          (v) If there have been issuances of Voting Equity in respect of which BT has a purchase right under this Section 6.1 in Small Offerings as to which BT's rights to acquire Voting Equity hereunder have not yet become exercisable (the "Small Offering Shares"), then, as of and in connection with the immediately following issuance of Voting Equity of the same class that is subject to the purchase rights of this Section 6.1, BT shall also have a right to acquire (on the same terms and conditions applicable herein to such issuance, including, without limitation, price) additional shares or other amounts of a class of Voting Equity equal to the number of shares or other amounts BT would have been entitled to acquire at the time or times of issuance of the Small Offering Shares but for the inapplicability of its purchase rights to such issuances; and

          (vi) To the extent that, after BT's election to acquire Voting Equity pursuant to its purchase right under Section 6.1(a), the number of shares or other amount of Voting Equity to be issued to Persons other than BT and any of its Affiliates that gave rise to BT's purchase right under this
     Section 6 shall be reduced (whether at the discretion of the Company or otherwise), then the number of shares or other amount of Voting Equity that BT has the right to acquire under Section 6.1(a) shall be reduced pro rata and BT's election shall be deemed to have been its irrevocable commitment to purchase such reduced number of shares or other amount of such Voting Equity.

     6.2. Limitations. (a) Notwithstanding anything to the contrary contained in this Section 6, BT shall not be entitled to purchase any securities pursuant to Section 6.1(i) unless and until the Company actually issues the securities that gave rise to BT's purchase right under Section 6.1 (and the Company may in its sole discretion elect at any time to abandon any such issuance) or (ii) in connection with any pro rata stock split, stock dividend or other combination or reclassification of any capital stock of the Company.

     (b) Notwithstanding anything to the contrary contained in this Section 6, BT shall not be entitled to purchase any securities pursuant to Section 6.1 in connection with the issuance for consideration other than cash (or partly for cash and partly for consideration other than cash) of a number of shares or other amounts of Voting Equity representing less than 1% of the total number of shares of capital stock of the Company outstanding as of the date of such issuance (a "Small Offering"), except as otherwise provided in Section 6.1(e)(v), unless the Company elects to otherwise provide BT with Voting Equity purchase rights in connection therewith on the terms and conditions set forth in
Section 6.1(b).

     (c) If at any time, because of Foreign Ownership Restrictions, BT is not permitted to exercise or enforce any purchase right under Section 6.1, then BT shall be entitled to exercise or enforce any such purchase right at such time that such exercise or enforcement would not breach any then existing Foreign Ownership Restrictions.

     (d) Notwithstanding anything to the contrary contained in this Section 6, in the event that the percentage of the outstanding Voting Securities beneficially owned by BT and its Affiliates exceeds the higher of 20% or the percentage of the outstanding Voting Securities that BT beneficially owned immediately following the Closing, then BT shall only be entitled to purchase rights under Section 6.1 to the extent necessary to maintain such higher percentage, provided that in calculating such entitlement any issuance of Voting Equity that gives rise to purchase rights under Section 6.1 that is convertible into or exchangeable for Voting Securities shall be assumed to be so converted or exchanged.

     6.3. Adjustments. Notwithstanding anything to the contrary contained in this Section 6, upon any purchase of Voting Equity by BT pursuant to Section 6.1 on a later date than the issuance of securities that gave rise to BT's purchase right under Section 6.1, (x) the purchase price shall be adjusted by subtracting therefrom the Fair Market Value (as established by a Determination of the Independent Directors) of any dividend or distribution received in respect of such Voting Equity after the date of such issuance and prior to the purchase by BT hereunder, (y) the purchase price and number of shares or amount to be purchased shall be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock during such time and (z) BT shall be entitled to exercise any rights to purchase additional Voting

Equity (other than the Rights) available to all holders of Voting Equity proportionately ("distributed rights") that it would have been entitled to exercise if it had been the owner of the Voting Equity purchased by BT hereunder on the record date for the distribution of such distributed rights, unless BT shall have failed to irrevocably commit to exercise such distributed rights on the last day for the exercise thereof in accordance with their terms or, if earlier, the date of the purchase by BT hereunder, at the stated exercise price thereof together with interest thereon at the Interest Rate as of the last date that such distributed rights would have been exercisable but for the provisions of this clause (z), compounded annually for the period, if any, from the date 30 days after the last day that such distributed rights would have been exercisable but for the provisions of this clause (z) to the date of exercise.

     6.4. Other Permitted Purchases. BT and its Affiliates shall not purchase additional Equity (whether from the Company pursuant to this Agreement or otherwise) if the aggregate percentage of the outstanding capital stock of the Company represented by all shares of such capital stock Owned of Record or Voted by BT and its Affiliates, together with all other capital stock Owned of Record or Voted by Non-U.S. Persons or Entities as set forth in the survey conducted in connection with the Non-U.S. Ownership Certificate (or as otherwise known to BT), after giving effect to such purchase by BT or any of its Affiliates, would exceed the then existing Foreign Ownership Limitation, provided that BT shall be entitled to purchase additional Equity at such time that such purchase would not breach any then existing Foreign Ownership Restrictions or the provisions of this Agreement and, if BT is precluded hereby from purchasing additional Equity at such time that the Voting Securities beneficially owned by BT and its Affiliates represent in the aggregate less than 20% of all Voting Securities outstanding, then the Company shall consult in good faith with BT to consider reasonable alternatives to permit BT to purchase additional Equity up to 20% of all Voting Securities outstanding. BT shall provide the Company with written notice not less than two Business Days prior to any purchase of Equity from any Person other than the Company and the Company, if it responds to BT within two Business Days of receiving such notice, shall have the right to sell such Equity to BT directly before BT or any of its Affiliates purchases such Equity in the market or otherwise, at the price to be paid by BT or any of its Affiliates therefor in the market or otherwise.

SECTION 7.  STANDSTILL

     7.1. Restriction on Acquisition by BT of Company Securities. BT covenants and agrees with the Company that, from August 4, 1993, until the tenth anniversary of the Closing Date, neither BT nor any of its Affiliates will acquire directly or indirectly the beneficial ownership of any additional Equity of the Company such that the Voting Securities beneficially owned by BT and its Affiliates would represent in the aggregate more than 20% of all Voting Securities outstanding unless, and then only to the extent permitted by the then existing Foreign Ownership Limitation and any other Requirements of Law (other than such Requirements of Law the violation of which would not have an adverse effect on the Company), (i) there is a judicial determination (other than in an ex parte proceeding) that the Company has materially breached its obligations under either Section 9.4(a) (other than the Company's failure to have given timely any required notice thereunder, unless BT has been materially adversely affected by such failure) or Section 9.5, provided further that such restriction on acquisitions shall be reinstated (at the higher of (A) 20% or (B) one-tenth of one percent more than the percentage of all Voting Securities outstanding represented by Voting Securities beneficially owned by BT and its Affiliates at the time of such reinstatement) if such judicial determination is subsequently reversed, or (ii) there is a final non-appealable court order, judgment or decree declaring the Rights Plan or any successor plan thereto invalid and either (x) in connection therewith a third party not affiliated with BT or any of its Affiliates had commenced a bona fide tender offer or exchange offer, which was not induced directly or indirectly by BT or any of its Affiliates, for at least 20% of the outstanding shares of capital stock of the Company or (y) a third party not affiliated with BT or any of its Affiliates shall have acquired beneficial ownership of at least 10% of the outstanding shares of capital stock of the Company, which acquisition was not induced directly or indirectly by BT or any of its Affiliates, and shall have filed a Schedule 13D under the Exchange Act with the SEC that sets forth a present intent that is other than passive in all material respects, provided that an acquisition for investment purposes only shall be deemed passive, provided further that, if the foregoing tender offer or exchange offer referred to in clause (x) shall have been terminated without BT having made a bona fide Acquisition Proposal or if the foregoing third party referred to in clause (y) shall have reduced its beneficial ownership of the outstanding shares of capital stock of the Company to below 10% without BT having made a bona fide Acquisition Proposal, then the restrictions on acquisition set forth in this Section 7.1 shall be reinstated at the higher of (A) 20% or (B) one-tenth of one percent more than the percentage of all Voting Securities outstanding represented by Voting Securities beneficially owned by BT and its Affiliates at the time of such reinstatement. BT shall provide the Company with ten days' prior written notice of any alleged violation by the Company of its obligations under Section 9.4(a) or Section 9.5, specifying in reasonable detail the nature of BT's objections, and provide the Company an opportunity to cure such objections within such ten-day period prior to seeking the judicial determination described in clause (i) of the preceding sentence, provided that such violation is reasonably capable of being cured. If, after having followed such procedures, BT has applied for such a judicial determination, the Company shall reasonably cooperate with BT in seeking an expedited judicial resolution of the question of whether the Company has committed a violation described in such clause (i). Neither BT nor any of its Affiliates shall be deemed in violation of the foregoing 20% (or such higher percentage) limitation if their beneficial ownership of Voting Securities exceeds such limitation solely as a result of (x) an acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by BT and its Affiliates in the aggregate to more than 20% (or such higher percentage) of the Voting Securities outstanding or (y) purchases of Voting Equity by BT under
Section 2 or 6 or pursuant to the exercise or conversion of such Voting Equity, provided that in each case such limitation shall be deemed crossed if BT or any of its Affiliates thereafter becomes the beneficial owner of any additional Voting Securities (other than pursuant to purchases of Voting Equity by BT under Section 2 or 6) unless upon the consummation of the acquisition of such additional Voting Securities BT and its Affiliates do not beneficially own in the aggregate more than 20% (or such higher percentage) of the Voting Securities outstanding.

     7.2. Restrictions on Permitted Acquisition. Notwithstanding anything to the contrary contained in Section 7.1, (a) if the restrictions on acquisition by BT and its Affiliates of additional Equity set forth in Section 7.1 are terminated pursuant to clause (ii) of the first sentence of Section 7.1 or clause (b) of this Section 7.2 and the third party referred to in such clause
(ii) or such clause (b) has commenced a tender offer or exchange offer for all of the outstanding Common Shares, then during the pendency of such tender offer or exchange offer BT and its Affiliates may only acquire any additional shares of Common Stock pursuant to a tender offer or exchange offer for all of the outstanding shares of Common Stock, and (b) if the Rights Plan (or the successor plan thereto) has been terminated or the Rights redeemed other than as contemplated in clause (ii)(x) of the first sentence of Section 7.1, then, following the commencement of a bona fide tender offer or exchange offer by a third party for at least the higher of 20% of the outstanding shares of capital stock of the Company or the then existing Outstanding Voting Interest, the obligations of BT and its Affiliates under Section 7.1 shall terminate upon the earlier of (A) such time as the Board of Directors of the Company resolves that a sale of the Company would be in the best interests of the stockholders of the Company or (B) such time as the Independent Directors, pursuant to a Determination of the Independent Directors, upon the advice of outside legal counsel and independent financial advisors, reasonably conclude in good faith, taking into account the conditions of such tender offer or exchange offer, that such offer will result in Common Shares being purchased or exchanged, as the case may be (without the extension of the scheduled expiration date and without giving effect to Common Shares that might be tendered by BT or any of its Affiliates), provided that the Independent Directors will undertake to consider such matter promptly following the request of BT.

     7.3. Other Restrictions. From the Closing Date until the tenth anniversary of the Closing Date, neither BT nor any of its Affiliates shall seek to have the Company waive, amend or modify any of the restrictions contained in this Agreement, the Certificate of Incorporation or the by-laws of the Company, make any Acquisition Proposal or proposal with respect to a Business Combination, take any initiatives involving the Company that would otherwise require the Company to make a public announcement, make any public comment or proposal with respect to any Acquisition Proposal, become a member of a "group" within the meaning of Section 13(d) of the Exchange Act (other than a group composed solely of BT and any of its wholly owned direct or indirect subsidiaries), enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing or otherwise seek to control or influence the Company, in all cases except as expressly contemplated by this Agreement, including, without limitation, in connection with a permitted transfer of the Equity held by BT or any of its Affiliates or in connection with BT's participation in the auction procedures set forth in Section 9.5, provided that, in the event the shares of Class A Common Stock have automatically converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in either section 4(b)(11)(vi)(D) or 4(b)(11)(vi)(F) of the Certificate of Incorporation (as amended by the Certificate of Amendment), then BT shall thereafter be entitled to make a tender offer or exchange offer for all the outstanding shares of Common Stock. The obligations of BT and its Affiliates under this Section 7.3 shall terminate at such time as the obligations of BT and its Affiliates under Section 7.1 terminate.

     7.4. Post-Standstill Period. (a) Following the expiration of the period ending on the tenth anniversary of the Closing Date (unless the restrictions set forth in Section 7.1 have been terminated pursuant to the provision of Section
7.1 or 7.2 and not reinstated prior to the tenth anniversary of the Closing Date due to the occurrence of one of the events described in the first sentence of
Section 7.1), then for as long as the Outstanding Interest is at least 10% BT covenants and agrees with the Company that:

          (i) Neither BT nor any of its Affiliates shall take any action or cause any action to be taken that could result in less than a majority of the directors of the Company being Independent Directors;

          (ii) Neither BT nor any of its Affiliates shall acquire the beneficial ownership of any Equity to the extent that, after such acquisition, BT and its Affiliates would beneficially own Voting Securities representing in excess of 35% of all Voting Securities outstanding (or 30% if Section 310(b) of the Communications Act has been repealed or otherwise would not in the reasonable judgment of BT affect in any material respect the consummation of an Acquisition Proposal by BT), except (A) pursuant to a Business Combination that has been approved pursuant to a Determination of the Independent Directors and by a majority of the stockholders other than BT and its Affiliates, (B) pursuant to a tender offer or exchange offer that has been recommended pursuant to a Determination of the Independent Directors and accepted by a majority of the stockholders other than BT and its Affiliates, provided that, in the event the shares of Class A Common Stock have automatically converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in either section 4(b)(11)(vi)(D) or 4(b)(11)(vi)(F) of the Certificate of Incorporation (as amended by the Certificate of Amendment), then this clause (B) shall be deemed satisfied if BT has consummated a tender offer or exchange offer for all outstanding Voting Securities, (C) pursuant to a transaction that occurs within one year of the date of termination of a tender offer or exchange offer by BT or any of its Affiliates that satisfied the requirements of clause (B), or (D) if prior to such acquisition BT and its Affiliates own at least 90% of each class of the outstanding capital stock of the Company, provided, that BT and its Affiliates shall not be deemed to beneficially own Voting Securities in excess of the applicable threshold percentage for purposes of this clause
     (ii) if their beneficial ownership of Voting Securities exceeds the applicable threshold solely as a result of an acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by BT and its Affiliates to more than the applicable threshold, provided that in each case such limitation shall be deemed crossed if BT or any of its Affiliates thereafter becomes the beneficial owner of any additional Voting Securities unless upon the consummation of the acquisition of additional Voting Securities BT and its Affiliates do not beneficially own in the aggregate more than the applicable percentage.

          (iii) Neither BT nor any of its Affiliates shall take any action that could result in the Company, directly or indirectly, engaging in any of the following actions without the approval of a majority of the Independent
     Directors:

             (A) The acquisition or redemption of capital stock of the Company during any one-year period in excess of 1% of the shares of capital stock outstanding at the beginning of such one-year period;

             (B) The acquisition or redemption of any Equity beneficially owned by BT and its Affiliates, other than as expressly permitted in this Agreement;

             (C) The issuance or transfer of any Equity to BT or any of its Affiliates, other than as expressly permitted in this Agreement;

             (D) A sale, lease, exchange, pledge, transfer or other disposition (in one transaction or a series of transactions) in which BT or any of its Affiliates has a material interest or a loan, advance, guarantee, pledge or other arrangement in which BT or any of its Affiliates would receive, directly or indirectly, a financial benefit, other than, in each case, only to the extent of its proportionate interest as a stockholder or to the extent expressly permitted in this Agreement;

             (E) The redemption of the Rights; or

             (F) Any amendment of, or waiver under, any agreement between BT or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, including, without limitation, this Agreement, or any amendment of the Certificate of Incorporation or the by-laws of the Company.

     The foregoing restrictions shall not apply, however, to the extent that the Company engages in the actions described in clauses (A) through (C) pursuant to a transaction in which all stockholders are participating in proportion to their interests as stockholders.

     (b) The obligations of BT, if any, set forth in clauses (i) and (ii) of
Section 7.4(a) shall terminate in the event that there is a final non-appealable court order, judgment or decree declaring the Rights Plan or any successor plan thereto invalid and either (x) in connection therewith a third party not affiliated with BT or any of its Affiliates had commenced a bona fide tender offer or exchange offer, which was not induced directly or indirectly by BT or any of its Affiliates, for at least 30% of the outstanding shares of capital stock of the Company (or 35% if Section 310(b) of the Communications Act has been repealed or otherwise would not in the reasonable judgment of BT affect in any material respect the consummation of an Acquisition Proposal by BT) or (y) a third party not affiliated with BT or any of its Affiliates shall have acquired beneficial ownership of at least 20% of the outstanding shares of capital stock of the Company, which acquisition was not induced directly or indirectly by BT or any of its Affiliates, and shall have filed a Schedule 13D under the Exchange Act with the SEC that sets forth a present intent that is other than passive in all material respects, provided that an acquisition for investment purposes only shall be deemed passive, provided further that, if the foregoing tender offer or exchange offer referred to in clause (x) shall have been terminated without BT having made a bona fide Acquisition Proposal or if the foregoing third party referred to in clause (y) shall have reduced its beneficial ownership of the outstanding shares of capital stock to below 20%, then the provisions of clauses
(i) and (ii) of Section 7.4(a) shall be reinstated.

     (c) Notwithstanding anything to the contrary contained in Section 7.4(a),
(a) if the obligations of BT set forth in clauses (i) and (ii) of Section 7.4(a), if any, shall terminate pursuant to clause (x) of the first sentence of
Section 7.4(b) or clause (b) of this sentence and the third party referred to in such clause (x) or such clause (b) has commenced a tender offer or exchange offer for all of the outstanding Common Shares, then during the pendency of such tender offer BT and its Affiliates may only acquire additional shares of Common Stock pursuant to a tender offer or exchange offer for all of the outstanding shares of Common Stock, and (b) if the Rights Plan (or the successor plan thereto) has been terminated or the Rights redeemed other than as contemplated in clause (x) of the first sentence of Section 7.4(b), then upon the commencement of a bona fide tender offer or exchange offer by a third party not affiliated with BT or any of its Affiliates, which was not induced directly or indirectly by BT or any of its Affiliates, for at least 30% (or 35% if Section 310(b) of the Communications Act has been repealed or otherwise would not in the reasonable judgment of BT affect in any material respect the consummation of an Acquisition Proposal by BT) of the outstanding shares of capital stock of the Company, the obligations of BT set forth in clauses (i) and (ii) of Section 7.4(a) shall terminate following the earlier of (A) such time as the Board of Directors of the Company resolves that a sale of the Company would be in the best interests of the stockholders of the Company or (B) such time as the Independent Directors, pursuant to a Determination of the Independent Directors, upon the advice of outside legal counsel and independent financial advisors, reasonably conclude in good faith, taking into account the conditions of such tender offer or exchange offer, that such offer will result in Common Shares being purchased or exchanged, as the case may be (without the extension of the scheduled expiration date and without giving effect to Common Shares that might be tendered by BT or any of its

Affiliates), provided that the Independent Directors will undertake to consider such matter promptly following the request of BT.

SECTION 8.  COVENANTS OF BT AND THE COMPANY

     8.1. Antitrust Filings. The Company and BT agree to make all necessary filings in connection with the Transactions under the HSR Act, the Fair Trading Act 1973, the RTPA, the Merger Control Regulation or the provisions of Council Regulation 17/62 as promptly as practicable after August 4, 1993, and to use their best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested under each of such laws and shall otherwise cooperate with the applicable Governmental Authority in order to obtain any required regulatory approvals in as expeditious a manner as possible.

     8.2. Compliance with Antitrust or Competition Laws, Exon-Florio and the Communications Act. Each of the Company and BT shall use its best efforts to resolve such objections, if any, as the Antitrust Division, the FTC, the EC Commission, the Office of Fair Trading, the Secretary of State for Trade and Industry, the Monopolies and Mergers Commission, CFIUS or the FCC may assert with respect to this Agreement and the transactions contemplated herein under applicable antitrust or competition laws, Exon-Florio or the Communications Act, respectively. In the event that a suit is instituted by any Person or Governmental Authority challenging this Agreement and the transactions contemplated herein as violative of applicable antitrust or competition laws or the Communications Act, each of the Company and BT shall use its best efforts to resist or resolve such suit. Notwithstanding the foregoing, (i) in connection with any such objections of, or suit instituted by, the Antitrust Division, the FTC, the EC Commission, the Office of Fair Trading, the Secretary of State for Trade and Industry or the Monopolies and Mergers Commission, or the FCC, neither BT nor the Company shall be required to provide any undertakings or comply with any condition that, in their respective reasonable opinion, would materially diminish, taken as a whole, BT's or the Company's, respectively, rights or protections (with respect to its investment, in the case of BT) under this Agreement, the Certificate of Amendment and the By-Law Amendments or materially and adversely affect their business taken as a whole, provided that the protections provided to BT under Section 9.12(c) shall be deemed not to be material to BT for purposes hereof and Section 11.3.

     8.3. Public Announcements. BT and the Company will agree upon the timing and content of the initial press release to be issued relating to the execution of the definitive agreements with respect to the Transactions, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Requirement of Law or the rules of the NASDAQ Stock Market. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the Transactions.

     8.4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, without limitation, making application as soon as practicable hereafter for all consents and approvals required in connection with the Transactions and diligently pursuing the receipt of such consents and approvals in good faith thereafter.

     8.5. Cooperation. The Company and BT each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the NASDAQ Stock Market in connection with the transactions contemplated herein and, subject to the provisions of Section 8.2, to use their respective good faith efforts jointly to agree on a method to overcome any objections by any Governmental Authority to any such transactions. If the condition set forth in Section 12.7 cannot be satisfied, the Company and BT each agree to consult in good faith with respect to alternative agreements that would provide each of the parties with the rights provided to such party herein and in the Certificate of Amendment and the By-Law Amendments.

     8.6. Exon-Florio. The Company and BT agree to file voluntary notification under Exon-Florio and to use their best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents necessary for such voluntary notification and all further information and documents requested pursuant to Exon-Florio.

     8.7. Agreements With Respect to AAP, Clear and Belize. (a) Following August 4, 1993, the Company and BT will negotiate in good faith with respect to, and will use commercially reasonable efforts to enter into, agreements, on terms mutually acceptable, pursuant to which BT (or an Affiliate thereof) will acquire the equity interest of the Company (or an Affiliate thereof) in AAP Telecommunications Pty Ltd, a corporation organized under the laws of Australia, and the equity interest of the Company (or an Affiliate thereof) in Clear Communications Limited, a corporation organized under the laws of New Zealand, provided that the execution of such agreements shall not be a condition to the Closing.

     (b) Following August 4, 1993, the Company and BT will negotiate in good faith with respect to, and will use commercially reasonably efforts to enter into, an agreement, on terms mutually acceptable, pursuant to which the Company (or an Affiliate thereof) will acquire the equity interest of BT (or an Affiliate thereof) in Belize Telecommunications Limited, a corporation organized under the laws of Belize, provided that the execution of such agreements shall not be a condition to the Closing.

SECTION 9.  COVENANTS OF THE COMPANY

     9.1.  Pre-Closing Covenants.

     (a) Access to Information. From the date of this Agreement until the Closing, the Company will, and will cause its Subsidiaries and its and their directors, officers, employees and agents to, afford to BT and its advisors, officers, employees and agents reasonable access at all reasonable times to its officers, employees, agents, properties, books, records and contracts and will furnish to BT and its advisors all financial, operating and other data and information as BT or its advisors may reasonably request in connection with the transactions contemplated herein, unless and to the extent that, in connection with a federal government contract, an agency of the federal government or a contractor requires the Company or any Subsidiary to restrict access to any properties or information reasonably related to such contract on the basis of applicable laws and regulations with respect to national security matters and unless and to the extent that other Requirements of Law require the Company to restrict access to any properties or information. BT will cause any information received in connection with the Transactions to be held in confidence in accordance with and subject to the terms of the Confidentiality Agreement previously entered into between BT and the Company.

     (b) Conduct of the Business. During the period from August 4, 1993 to the Closing Date, the Company will, and will cause its Subsidiaries to, conduct their respective businesses in the ordinary and normal course thereof, except as otherwise contemplated or permitted by this Agreement, the Newco Agreement, the BT North America Agreement or the other agreements contemplated hereby and thereby, provided that any transaction that would not require the consent or affirmative vote of the holders of Class A Common Stock, voting separately as a class, following the Closing shall be deemed to be in the ordinary course for purposes of this Agreement, provided, however, that, notwithstanding the foregoing, the Company shall consult with BT in good faith prior to undertaking any action that could reasonably be viewed as outside the ordinary course.

     (c) No Shopping. From August 4, 1993 until the Closing Date, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the respective officers and directors of the Company or any of its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or, except to the extent legally required for the discharge by the Board of Directors of the Company of its fiduciary duties or to comply with requirements of Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify BT immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, or if the Board of Directors of the Company has undertaken to engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal.

     (d) Stockholders' Meeting. (i) Subject to Section 9.1(d)(ii), as promptly as reasonably practicable after August 4, 1993, the Company shall prepare and file with the SEC pursuant to the Exchange Act and, as promptly as practicable after the receipt of comments from the SEC staff with respect thereto and to any required or appropriate amendments thereto, shall mail to the stockholders entitled to vote thereon a proxy statement (as amended or supplemented, the "Proxy Statement") in connection with the Stockholders' Meeting to consider proposals (the "Proposals") concerning (x) the approval of this Agreement and the transactions contemplated herein, including, without limitation, the issuance and sale of the Shares, (y) the adoption of the Certificate of Amendment (provided that, at the election of the Company, the Board of Directors also may approve and submit to the stockholders of the Company a separate amendment to the Certificate of Incorporation, to be effective immediately following the Stockholders' Meeting and until the filing of the Certificate of Amendment, containing a provision for redemption of the Common Stock, similar in concept and objective to the Redemption Provision, to be applicable during such interim period) and (z) the approval of the adoption by the Board of Directors of the Company of the Rights Plan. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the stockholders approve the Proposals, unless otherwise legally required for the discharge by the Board of Directors of its fiduciary duties. The Company shall notify BT promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply BT with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement.

     (ii) The Company will take, in accordance with applicable law, the Certificate of Incorporation and its by-laws, all action necessary to convene as soon as reasonably practicable a meeting of its stockholders entitled to vote thereon to consider and vote upon the Proposals (the "Stockholders' Meeting").

     (iii) The Proxy Statement, as of the date thereof and as of the date of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading, provided, however, that the foregoing shall not apply to any investment bank's fairness opinion included therein or to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning BT furnished to the Company by BT specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made, by the Company without consultation with BT and its counsel.

     (iv) The Company shall promptly advise BT if the Board of Directors of the Company determines to withdraw or modify in a manner adverse to BT its recommendation to approve the Proposals.

     (e) Charter and By-Law Amendments. On or before the Closing Date, following the approval of the Proposals by the stockholders of the Company at the Stockholders' Meeting, the Company will cause the Certificate of Amendment, substantially in the form of Exhibit A attached hereto, to be filed with the Secretary of State of the State of Delaware, and the Board of Directors of the Company will cause the amendments to the by-laws of the Company, substantially in the form of Exhibit B attached hereto (the "By-Law Amendments"), and the Rights Plan, substantially in the form of Exhibit C hereto, to be adopted; provided, however, that nothing contained in this Agreement shall require such Certificate of Amendment to be filed on behalf of or by the Company or such amendments to the by-laws or such Rights Plan to be adopted by the Board of Directors of the Company prior to the time that all conditions set forth in Sections 11 and 12 (other than those related to such filing or such adoptions) have been satisfied or waived. The Company covenants and agrees that, on or before the Closing Date, it shall not cause any amendment to be made to the Certificate of Incorporation other than the amendments set forth in the Certificate of the Amendment and the additional amendment described in clause
(y) of the first sentence of Section 9.1(d)(i) and the Board of Directors of the Company shall not cause any amendments to be made to the by-laws of the Company other than the By-Law Amendments, in either case without the prior consent of BT.

     (f) Observer. From August 4, 1993 until the Closing, the Company agrees that BT shall be entitled to designate an observer to attend meetings of the Board of Directors of the Company; provided, however, that such observer shall be excluded from such meetings at all times during which the Board of Directors is discussing or considering any of the Transactions or any matter related thereto, any transaction competing with or in the alternative to the Transactions, and any other matter for which the attendance of such observer would not be in the best interests of the stockholders as determined by the Chairman of the Board. The Company shall provide such observer with the same notice of meetings of the Board of Directors of the Company as that provided to directors.

     (g) Issuances of Derivative Securities. The Company covenants and agrees that from August 4, 1993, until the Closing Date it will not issue any options, warrants, rights or other securities convertible into or exercisable for shares of Common Stock (other than (w) pursuant to the terms of the Preferred Stock, (x) grants or issuances pursuant to Employee Stock Plans, (y) the reissuance of Voting Securities purchased by the Company subsequent to August 4, 1993, or (z) pursuant to this Agreement) in excess of 10% of the aggregate number of shares of Common Stock outstanding as of August 4, 1993, calculated after giving effect to any such issuance.

     9.2. Repurchases. If any shares of Common Stock are issued by the Company between July 28, 1993 and the Closing (other than shares of Common Stock described in Section 2.1(b) or 2.1(d) issued pursuant to the exercise of Existing Options or the reissuance of shares of Common Stock purchased by the Company subsequent to July 28, 1993), the Company will, to the extent legally permissible, use its best efforts to repurchase a number of shares of Common Stock equal to the number of such shares issued between July 28, 1993 and the Closing (to the extent that such issuances exceed the number of shares of Common Stock otherwise repurchased during such period) as soon as reasonably practicable following the Closing; provided, that such repurchases shall be made only to the extent that the Company reasonably believes that they will not have a material effect on the market price of the Common Stock.

     9.3. Access to Information. After the Closing and for so long as (i) the Outstanding Interest is at least 10% and (ii) neither (x) any of the Newco Triggering Events has occurred nor (y) the shares of Class A Common Stock shall have automatically converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(E) of the Certificate of Incorporation (as amended by the Certificate of Amendment), the Company will permit representatives of BT at their expense to visit and inspect all properties, books and records of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors, all at such reasonable times and as often as may reasonably be requested in order to enable BT to reasonably monitor its investment in the Company, and, to the extent applicable, to provide such other access and information as may be reasonably required to enable BT to account for its investment in the Company on the equity method and otherwise to comply with applicable requirements of U.S. and U.K. securities laws, generally accepted accounting principles and requirements of governmental authorities, subject to reasonable and appropriate confidentiality agreements pursuant to which any such information received or otherwise obtained shall be held in confidence and subject to the terms of any confidentiality agreements with third parties to which the Company or any of its Subsidiaries is subject, unless and to the extent that, in connection with a federal government contract, an agency of the federal government or a contractor requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to such contract on the basis of applicable laws and regulations with respect to national security matters and unless and to the extent that other Requirements of Law require the Company to restrict access to any properties or information.

     9.4. No Shopping. (a) From the Closing until the seventh anniversary of the Closing Date so long as any shares of Class A Common Stock remain outstanding, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the respective officers and directors of the Company or any of its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or, except to the extent legally required for the discharge by the Board of Directors of the Company of its fiduciary duties or to comply with the requirements of Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify BT immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, or if the Board of Directors of the Company shall have determined that in order to discharge the Board of Directors' fiduciary duties the Company is engaging in any negotiations concerning or providing any confidential information or data to, or having any discussions with, any Person relating to an Acquisition Proposal.

     (b) From and after the expiration of the period described in Section 9.4(a) until the tenth anniversary of the Closing Date so long as any shares of Class A Common Stock remain outstanding, the Company will provide BT with at least 60 days prior written notice if at any time during such period the Board of Directors of the Company decides to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or to engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, provided that if the Board of Directors of the Company shall have determined to engage in any such actions in response to an unsolicited Acquisition Proposal by a third party in order to discharge the Board of Directors' fiduciary duty, then the Company shall be relieved from the 60-day notice period and such notice shall be provided to BT as soon as reasonably practicable following such determination.

     (c) If the Company delivers a Sale Notice to BT in accordance with the provisions of Section 9.5(a), then the provisions of this Section 9.4 and
Section 9.5(d) shall be void and of no further force and effect and all further obligations of the Company and its officers, directors, employees, agents and representatives under this Section 9.4 shall terminate without further liability.

     9.5. Business Combinations. (a) Auction Period. From and including the fourth anniversary of the Closing Date until the tenth anniversary of the Closing Date so long as any shares of Class A Common Stock remain outstanding, if the Board of Directors of the Company decides to sell the Company (including any such decision by the Board of Directors to sell the Company that is made prior to the fourth anniversary of the Closing Date if such sale is reasonably expected to be effected subsequent to such fourth anniversary), whether pursuant to a third party tender offer or exchange offer or a Business Combination, then the Company shall give BT written notice of such decision (the "Sale Notice") and shall follow the auction procedures specified in Section 9.5(c) if the Board of Directors of BT, within ten Business Days thereafter (30 days if Section 310(b) of the Communications Act has not been repealed, unless an unsolicited tender offer or exchange offer has been commenced), provides the Board of Directors of the Company written notice of a good faith intention to submit a bona fide Acquisition Proposal for all the outstanding Voting Securities, provided that the Company shall be under no obligation hereunder to sell the Company and may terminate such auction at any time. If, following the conclusion or termination of such auction procedures, the Board of Directors of the Company abandons its effort to sell the Company, then at such time the provisions of
Section 9.4 shall be reinstated.

     (b) From and including the fourth anniversary of the Closing Date until the tenth anniversary of the Closing Date so long as any shares of Class A Common Stock remain outstanding, the Company shall not, without the consent of BT, redeem the Rights or agree to or effect any Business Combination, except such consent shall not be required in connection with an Acquisition Proposal for all of the outstanding shares of Common Stock (and all shares of Common Stock issuable upon the conversion of the outstanding shares of Class A Common Stock) in which all stockholders are permitted to participate on an equal basis, provided that the Company has not breached in any material respect its obligations under Section 9.5(c).

     (c) Auction Procedures. Except as otherwise provided in Section 9.5(a), unless otherwise consented to by BT any sale of the Company described in Section 9.5(a) shall be pursuant to an auction upon commercially reasonable terms as established by a Determination of the Independent Directors, provided that at BT's request the Independent Directors or the investment bankers designated by the Independent Directors shall discuss with investment bankers designated by BT the procedures to be followed in such auction. The time between the commencement of the auction and the execution of a definitive agreement for such sale of the Company shall be at least six months, provided that if Section 310(b) of the Communications Act has been repealed or otherwise would not in the reasonable judgment of BT affect in any material respect the consummation of an Acquisition Proposal by BT, such minimum time period shall be reduced to 21 Business Days. The time between BT's receipt of the Sale Notice and the execution of such definitive agreement shall be at least seven months, provided that if Section 310(b) of the Communications Act has been repealed or otherwise would not the reasonable judgment of BT affect in any material respect the consummation of an Acquisition Proposal by BT, such minimum time period shall be reduced to 30 Business Days. If Section 310(b) of the Communications Act remains in effect, then in connection with any such auction, the Company shall use its best efforts to assist BT in obtaining approval from the FCC to consummate an Acquisition Proposal. Notwithstanding the foregoing, the Company shall have no obligation hereunder to be subject to the foregoing auction procedures (x) if the Company delivers to BT a notice setting forth the terms and conditions of a definitive agreement or a bona fide letter of intent providing for a Business Combination that the Company is prepared to execute with a third party and (A) BT fails within 15 Business Days thereafter to deliver to the Company a resolution of the Board of Directors of BT setting forth its good faith intention, subject to the restrictions set forth in Section 310(b) of the Communications Act, to submit a bona fide Acquisition Proposal containing a per share financial consideration to be received by the stockholders of the Company that, upon the reasonable advice of BT's financial advisor, exceeds the per share consideration offered by such third party and (B) following such failure to deliver such resolution, there is a Determination of the Independent Directors that continuing the auction would not be in the best interests of the stockholders of the Company, provided that the provisions of this Section 9.5 shall be reinstated in the event that the Company fails to execute such agreement or fails to consummate such Business Combination, or (y) following such time as the Independent Directors are advised in writing by FCC counsel selected by the Independent Directors (which shall not be FCC counsel that advised the Company in connection with effecting the transactions contemplated herein) that such counsel believes that BT's request to obtain approval from the FCC to consummate an Acquisition Proposal will not be granted in light of the then current regulatory, competitive and political environment, and believes such failure to obtain such FCC approval would not be overturned by a court of competent jurisdiction, and, on the basis of such written advice, there is a Determination of the Independent Directors that no good faith purpose could reasonably be served by providing BT with a continued opportunity to seek such approval to purchase the Company.

     (d) Third Party Tender Offers. From the Closing Date until the fourth anniversary of the Closing Date, so long as any shares of Class A Common Stock remain outstanding, the Board of Directors of the Company shall not, without the consent of BT, except to the extent legally required for the discharge by the Board of Directors of the Company of its fiduciary duties or to comply with requirements of Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer, recommend acceptance of any third party tender offer. From and including the fourth anniversary of the Closing Date until the tenth anniversary of the Closing Date so long as any shares of Class A Common Stock remain outstanding, the Board of Directors of the Company shall not, without the consent of BT, except to the extent legally required for the discharge by the Board of Directors of the Company of its fiduciary duties or to comply with requirements of Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer, recommend acceptance of any third party tender offer, except in connection with an Acquisition Proposal for all of the outstanding shares of Common Stock (and all shares of Common Stock issuable upon the conversion of the outstanding shares of Class A Common Stock) in which all stockholders are permitted to participate on an equal basis, provided that the Company has not breached in any material respect its obligations under Section 9.5(c).

     (e) Tag-Along Rights. The Board of Directors of the Company will not approve any transaction that otherwise requires the approval of the Board of Directors in which any stockholder may sell its shares of capital stock of the Company unless BT and its Affiliates are provided the same right to sell in such transaction, subject to the receipt of all necessary consents and approvals, all of their shares of capital stock of the Company for the same price and upon the same terms and conditions applicable to such holder or holders of capital stock generally.

     (f) Waiver. BT acknowledges that the procedures and provisions set forth in this Section 9.5 have been bargained for by the parties and provide BT with valuable rights. In consideration thereof, BT hereby waives on behalf of itself and each of its Affiliates, and agrees that neither it nor any Affiliate shall hereafter exercise, any dissenters', appraisal or comparable rights that may be available to it at law or in equity in connection with any sale of the Company conducted in accordance with the provisions of this Section 9.5 for so long as such provisions are effective as stated herein.

     9.6. Core Business of the Company. So long as shares of Class A Common Stock remain outstanding, in the event that (i) the Company acquires any businesses or assets or investments in a Non-Core Business in the course of a bona fide transaction the principal purpose of which is the acquisition of a Core Business and (ii) such acquisition or investment was not subject to the consent or affirmative vote of the holders of Class A Common Stock, voting as a separate class, as provided in the Certificate of Incorporation (as amended by the Certificate of Amendment), unless BT otherwise consents, the Company shall dispose of a portion of any such Non-Core Business to the extent that the portion of the cost of such acquisition or investment allocable to such Non-Core Business exceeds 5% of the Market Capitalization of the Company at the time of such acquisition or investment as promptly as practicable consistent with good commercial practices in light of industry customs.

     9.7.  Board of Directors.  From the Closing Date and thereafter so long as
(i) the Outstanding Interest is at least 10%, (ii) neither (x) any of the Newco Triggering Events shall have occurred nor (y) the shares of Class A Common Stock shall have automatically converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(E) of the Certificate of Incorporation (as amended by the Certificate of Amendment) and (iii) BT has not materially breached, or ceased to be subject to (other than as provided under the terms of this Agreement), its obligations under Section 7.4(a)(i) or 10.3:

          (a) The Board of Directors shall not take any action that would cause the number of directors of the Company (including the Class A Directors, if any) to be other than 15, unless BT consents thereto.

          (b) In connection with each election of directors of the Company, the Board of Directors of the Company will nominate in accordance with the Company's procedures for the nomination of directors as provided in its by-laws, and to the extent permissible in accordance with applicable legal requirements, individuals as follows:

             (i) Independent Directors. A majority of the directors of the Company so nominated will be individuals who satisfy the criteria set forth below (the "Independent Directors") and who shall for each election held after the Closing Date be nominated by a nominating committee of the Board of Directors of the Company (the "Nominating Committee") established to determine whether prospective nominees meet the criteria set forth below. The Nominating Committee shall be comprised of the Chief Executive Officer of the Company (who shall act as chairman of such committee) and at least four other directors, each of whom shall be an Independent Director. Independent Directors are directors who, and future qualified nominees shall each be, a person who is a U.S. citizen and:

                (v) is free from any relationship that, in the opinion of the Nominating Committee, would interfere with the exercise of independent judgment as a member of the Board of Directors of the Company,

                (w) is not an Affiliate of the Company or BT or an officer of the Company or any of its Subsidiaries or an officer or director of BT or any of its Subsidiaries,

                (x) is not a former officer of the Company, BT or any of their respective Subsidiaries who is receiving a pension or deferred compensation payments from any such entity,

                (y) does not, in addition to such person's role as a director of the Company, also act on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management of the Company or BT or any of their respective Subsidiaries if, in the opinion of the Nominating Committee, such relationship is material to the Company, BT, the organization represented or such person and

                (z) does not represent, and is not a member of the immediate family of a person who does not satisfy the requirements of clauses
           (v), (w), (x) or (y) above.

             A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the Company, BT or any of their respective Subsidiaries that are carried on in the ordinary course of business on an arms'-length basis and who otherwise satisfies the requirements of clauses (v) through (z) above may qualify as an Independent Director unless, in the opinion of the Nominating Committee, such person is not independent of the management of the Company or BT or any of their respective Subsidiaries or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors of the Company. A person who otherwise satisfies the requirements of clauses (v) through (z) above and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors of the Company and is separately compensated therefor, would nonetheless qualify as an Independent Director.

             The Nominating Committee shall provide BT with the opportunity to interview the proposed nominee and the right to advise the Nominating Committee as to whether BT believes that any person proposed as an Independent Director lacks one or more of the qualifications referred to in the foregoing list, and the Nominating Committee shall in good faith consider such advice. To effectuate the foregoing, the Nominating Committee shall advise BT of the proposed nomination of each Independent Director at least 20 Business Days prior to the nomination thereof, together with information in reasonable detail as to the identity and background of such person.

             Notwithstanding anything to the contrary contained in this Section 9.7(b)(i), each director of the Company as of August 4, 1993, who is not an executive officer of the Company shall be deemed to be an Independent Director for purposes of this Agreement.

             (ii) Other Directors. There shall be no restrictions on the remaining nominees (other than the BT Nominees) for election as director other than that such nominees (other than the BT Nominees and nominees for Class A Director) be U.S. citizens and other than as may be provided by the by-laws of the Company and applicable law.

          (c) If no shares of Class A Common Stock are outstanding, BT shall have the right to designate that number of qualified nominees (the "BT Nominees") in connection with each election of directors of the Company that is equal to the product (rounded to the nearest whole number if such product is not a whole number), of (x) the Outstanding Voting Interest times (y) the number of directors to be elected at such election, provided that, at any time that the Outstanding Voting Interest is from and including 15% to and including 20%, then in calculating such number of nominees the multiplier set forth in clause (x) shall be deemed to be 20% in lieu of the then Outstanding Voting Interest, provided further that BT shall have no right to designate any nominee such that, if such nominee were elected, designees of BT serving on the Board of Directors of the Company would constitute more than that number of directors that is equal to the product (rounded to the nearest whole number if such product is not a whole number), of (x) the Outstanding Voting Interest (or 20% as set forth in the preceding proviso) times (y) the number of directors then constituting the whole Board of Directors, and provided further that while
     Section 310(b) of the Communications Act remains in effect, under no circumstances shall BT or any of its Affiliates have the right to designate nominees such that designees of BT would constitute more than the maximum percentage of the total directors of the Company permitted under such
     Section 310(b) and under no circumstances shall the number of designees of BT serving on the Board of Directors of the Company be more than the maximum percentage of the total directors of the Company permitted under such Section 310(b). If the outstanding shares of Class A Common Stock shall have converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(B) of the Certificate of Incorporation (as amended by the Certificate of Amendment), then immediately following such conversion BT shall have the right to designate that number of qualified BT Nominees to fill that number of the vacancies on the Board of Directors of the Company thereby created that is equal to the product (rounded to the nearest whole number if such product is not a whole number), of (x) the Outstanding Voting Interest (or 20% as set forth above) times (y) 15 or such other total number of directors to which BT shall have consented pursuant to Section 9.7(a). In case of any vacancy occurring among the BT Nominees serving on the Board of Directors (unless such vacancy results from action taken in accordance with the last sentence of this Section 9.7(c)), BT shall have the right to designate a qualified BT Nominee for appointment as a successor to hold office for the unexpired term of the BT Nominee whose place shall be vacant. If (i) the Outstanding Interest is no longer at least 10% or (ii) either (x) any of the Newco Triggering Events shall have occurred or (y) the shares of Class A Common Stock shall have automatically converted into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(E) of the Certificate of Incorporation (as amended by the Certificate of Amendment), then, subject to the provisions of Section 9.11, BT shall cause its designees on the Board of Directors of the Company to resign.

          (d) Each committee of the Board of Directors of the Company (other than the Nominating Committee) shall, subject to any requirements under the Exchange Act or applicable to securities, or the issuance of securities, traded on the NASDAQ Stock Market or Requirements of Law, include (x) if shares of Class A Common Stock remain outstanding, a number of Class A Directors (rounded to the nearest whole number, but in no event less than one such Class A Director) equivalent to the proportion of Class A Directors then serving on the whole Board of Directors or (y) at such time that no shares of Class A Common Stock remain outstanding but BT has the right to designate at least one director under Section 9.7(c), a number of BT Nominees (rounded to the nearest whole number, but in no event less than one such BT Nominee) equivalent to the proportion of BT Nominees then serving on the whole Board of Directors. Subject to the foregoing, the board of directors shall have the power at any time to fill vacancies in, to change the membership of or to discharge any committee.

          (e) The Board of Directors of the Company shall follow the following procedures:

             (i) Meetings. The Board of Directors shall hold at least six regularly scheduled meetings per year at such times as may from time to time be fixed by resolution of the Board of Directors, and no notice (other than the resolution) need be given as to a regularly scheduled meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board or at least two directors, by oral, telephonic, telegraphic or facsimile notice duly given or sent at least one hour, or by written notice sent by express mail at least one day, before the meeting to each director, provided that all such notices to directors located outside the United States shall be given or sent orally or by telephone, telegraph or facsimile transmission. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any such special meeting. An annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of stockholders of the Company.

             (ii) Agenda. A reasonably detailed agenda shall be supplied to each director reasonably in advance of each meeting of the Board of Directors, together with other appropriate documentation with respect to agenda items calling for Board action, to inform adequately directors regarding matters to come before the Board. Any director wishing to place a matter on the agenda for any meeting of the Board of Directors may do so by communicating with the Chairman of the Board sufficiently in advance of the meeting of the Board of Directors so as to permit timely dissemination to all directors of information with respect to the agenda items.

             (iii) Powers of the Board. The Board of Directors shall reserve to itself the power to approve transactions that are of a type customarily subject to board approval as a matter of good corporate practice for public companies in the United States, and shall not delegate to any committee of the Board or to any officers of the Company the authority to conduct business in any manner that would circumvent, or deprive BT or any of its Affiliates of the protection of, this Agreement. In no event will the Board establish an executive committee, or any committee performing functions comparable to those customarily performed by executive committees of boards of directors of public companies in the United States, without the prior consent of BT. All committees of the Board will report to and be accountable to the Board. The Board of Directors shall establish, in cooperation with the Chief Executive Officer of the Company, a schedule for Board of Directors' review or action, as appropriate, with respect to matters which shall typically come before the Board of Directors, including, but not limited to:

                    (1) Annual business plans (including capital expenditures
                        and operating budgets);

                    (2) Major collaborative arrangements with third parties not in the ordinary and normal course of business as theretofore conducted; and

                    (3) Appointments of officers.

             (iv) Security Clearance. To the extent that, in connection with a federal government contract, an agency of the federal government or a contractor requires the Company to restrict access to any properties or information reasonably related to such contract on the basis of applicable laws and regulations with respect to national security matters and to the extent that other Requirements of Law require the Company to restrict access to any properties or information and, in accordance with such restrictions, access to certain properties or information may not be given to any director without appropriate security clearance, such director will not be given access to such properties or information and may not participate in Board deliberations in which such information or restricted information with respect to such properties is disclosed.

             (v) Confidentiality Agreements. In the event that either (A) BT or any of its Affiliates has exercised its right to require the Company or any of its Affiliates to sell to BT or any of its Affiliates the Company's direct or indirect interest in Newco pursuant to Clause 30 of the Newco Agreement as a result of a material breach by the Company or any of its Affiliates pursuant to Clause 29.1(a) of the Newco Agreement or (B) the Company or any of its Affiliates has exercised its right to require BT or any of its Affiliates to sell to the Company or any of its Affiliates BT's direct or indirect interest in Newco pursuant to the terms of the Newco Agreement, then (x) BT shall cause the Class A Directors or the BT Nominees, as the case may be, to comply with such conditions as may reasonably be imposed with respect to their service on the Board of Directors by a Determination of the Independent Directors, taking into account the competitive and prospective competitive relationship between the Company and BT and such other factors as are then deemed relevant and (y) BT agrees that it will not exercise its rights as a holder of Class A Common Stock in respect of any consent or affirmative vote, voting separately as a class, with respect to any matters under the Certificate of Incorporation (as amended by the Certificate of Amendment) or its consent rights under this Agreement, as the case may be, for the principal purpose of adversely affecting the Company as a competitor.

     9.8. Maintenance of BT's Share Ownership. Except as provided otherwise below, from the Closing Date and thereafter so long as the Outstanding Interest is at least 10% and the Foreign Ownership Limitation remains in effect:

          (a) Issuances of Capital Stock. After the Closing Date the Company shall, to the extent practicable, use its best efforts not to issue any shares of capital stock to Non-U.S. Persons or Entities if, after giving effect to such issuance, the total number of shares of capital stock of the Company Owned of Record or Voted by Non-U.S. Persons or Entities, including BT and its Affiliates, would exceed 5% less than the Foreign Ownership Limitation, provided, however, that such restriction on the issuance of capital stock shall not apply to (i) issuances of Employee Shares, (ii) issuances of shares of capital stock upon the conversion or exercise of any other options, warrants, rights or other securities convertible into or exchangeable for shares of capital stock that are outstanding as of the Closing Date, (iii) transfers of ownership by operation of law, (iv) issuances to BT and its Affiliates or (v) issuances of capital stock to Non-U.S. Persons or Entities in connection with a public offering or private placement of Equity pursuant to which the Company reasonably believes, after consultation with BT, that the aggregate percentage of the capital stock of the Company Owned of Record or Voted by Non-U.S. Persons or

     Entities will be lower immediately subsequent to such public offering or private placement, as the case may be, than such aggregate percentage was prior to such public offering or private placement.

          (b) Reasonable Steps to Maintain Ownership.

          (i) Actions by Company. The Company will not, without BT's consent, take any action which would proximately result in BT and its Affiliates not being permitted, under existing law or regulation, to maintain their ownership of Voting Equity at the then current Outstanding Interest and, except as otherwise provided in Section 9.8(c), will take such steps as are reasonably necessary to maintain the ownership of Voting Equity by BT and its Affiliates at the then current Outstanding Interest in the event such level of ownership is threatened under existing law or regulation (including, without limitation, using reasonable efforts to oppose any regulatory initiative, state or federal, to obtain a reduction in the level of ownership by BT and its Affiliates) to the extent, in each case, that the detriment to the Company of not taking any such action, or the cost to or the burdens imposed on the Company as a result of taking any such steps, are not determined to be unreasonable in a Determination of the Independent Directors. Without limiting the foregoing provisions of this paragraph (i), the Company shall not in any event be required to affix to its stock certificates legends limiting transfers thereof to Non-U.S. Persons or Entities.

          (ii) Other Limitations. In the event that at any time the maximum aggregate amount of capital stock that may be held by Non-U.S. Persons or Entities under applicable state or local laws or regulations is less than the Foreign Ownership Limitation (and less than the amount of capital stock in the Company then held by BT and its Affiliates), the Company will not redeem any Common Shares held by BT or its Affiliates pursuant to the Redemption Provision and the Company and BT will in good faith promptly attempt to agree upon the means by which the Company can comply with such laws and regulations, taking into account the relative benefits and detriments thereof to the Company and to BT, provided that, notwithstanding the foregoing, the Company may, after consultation in good faith with BT to consider alternatives to such redemption, redeem Common Shares held by BT or its Affiliates if the failure to redeem such shares would have a material adverse effect on the Company and its Subsidiaries taken as a whole as established by a Determination of the Independent Directors.

          (c) Redemptions.

          (i) General. The Company will not redeem or repurchase outstanding shares of its capital stock held by Persons other than BT and its Affiliates if as a result thereof, to the knowledge of the Company, shares held by BT and its Affiliates would also be required to be redeemed or repurchased, unless (1) required to do so by applicable Requirement of Law,
     (2) such redemption or repurchase affects all stockholders proportionately or (3) BT consents thereto. Prior to any such redemption, the Company shall consult in good faith with BT to consider alternatives to such redemption.

          (ii) Redemption of Non-BT Securities First. If at any time after August 4, 1993, the Company should invoke its right to redeem capital stock under the Redemption Provision, to the fullest extent legally permissible in the good faith judgment of the Company, the Company shall first designate for redemption securities other than Common Shares held by BT and its Affiliates before designating for redemption any Common Shares held by BT and its Affiliates.

          (iii) Redemption of Capital Stock Before Shares. Any capital stock acquired by BT or any of its Affiliates other than the Shares and the Conversion Shares shall, to the extent practicable and legally permissible, be redeemed prior to the redemption of any Shares or Conversion Shares.

          (iv) Purchase Price. If the Company redeems any shares of capital stock held by BT or any of its Affiliates pursuant to the Redemption
     Provision:

             (A) within two years after the Closing, the redemption price of any Shares or Conversion Shares redeemed shall be equal to the greater of
        (1) the "current market value" as determined in accordance with the Redemption Provision and (2) an amount equal to the purchase price therefor, together with interest thereon (calculated on the basis of a 365 or 366 day year and actual days elapsed) at the Interest Rate as of the date of such redemption compounded annually from the date of purchase of the Shares or the Conversion Shares, as the case may be, until the date of redemption;

             (B) more than two years but less than ten years after the Closing, the redemption price of any Shares or Conversion Shares redeemed shall be equal to the greater of (1) the "current market value" as determined in accordance with the Redemption Provision and (2) an amount equal to the purchase price therefor, plus an amount equal to interest thereon accrued through the date two years after the Closing calculated in accordance with clause (2) of subparagraph (A) above;

             (C) less than ten years after the Closing, the redemption price of any Maintenance Shares redeemed shall be equal to the greater of (1) the "current market value" as determined in accordance with the Redemption Provision and (2) the purchase price paid by BT for such Maintenance Shares;

             (D) less than ten years after the Closing, the redemption price of any capital stock (other than Shares, Conversion Shares or Maintenance Shares) redeemed shall be equal to the "current market value" as determined in accordance with the Redemption Provision; and

             (E) ten years or more after the Closing, the redemption price of all shares of capital stock redeemed shall be equal to the "current market value" as determined in accordance with the Redemption Provision.

     For purposes of this Section 9.8(b)(iv), the purchase price of any Shares, Conversion Shares or Maintenance Shares, shall be deemed adjusted from time to time by subtracting therefrom the Fair Market Value (as established by a Determination of the Independent Directors) of any dividend or distribution received in respect of such Shares, Conversion Shares or Maintenance Shares prior to the redemption thereof. As used in this Section 9.8(b)(iv), "current market value" shall mean the "Current Market Value" as defined in the Redemption Provision.

          (v) Payment in Cash. The redemption price referred to herein shall, to the extent legally permissible, be paid to BT or to its Affiliate, as the case may be, in cash.

          (vi) Repurchase of Redeemed Shares. If the Company redeems any shares of capital stock held by BT or any of its Affiliates pursuant to the Redemption Provision, and within two years thereafter any change in circumstance would permit BT or such Affiliate, as the case may be, to regain its ownership of such shares, immediately upon such change in circumstance BT or such Affiliate, as the case may be, shall have the right to repurchase from the Company, and the Company shall have the right to require BT or such Affiliate, as the case may be, to repurchase from the Company, any shares so redeemed, at a purchase price per share equal to the redemption price paid, together with interest thereon at the Interest Rate as of the date of redemption compounded annually from the date of redemption to the date of repurchase, provided that upon such change in circumstances BT or such Affiliate, as the case may be, shall be obligated to repurchase such shares from the Company at the earliest practicable opportunity prior to acquiring any shares of the Company from any third party. If the Company has redeemed any Shares or Conversion Shares from BT or any of its Affiliates, and BT or any of its Affiliates then repurchases shares from the Company pursuant to this paragraph (vi), such repurchased shares shall be deemed to be "Shares" or "Conversion Shares", respectively for purposes of this Agreement.

          Upon any such purchase of shares of capital stock by BT or any of its Affiliates pursuant to this Section 9.8(b)(vi), (x) the purchase price shall be adjusted by subtracting therefrom the Fair Market Value (as established by a Determination of the Independent Directors) of any dividend or distribution otherwise payable in respect of such shares after the above-mentioned redemption and prior to the purchase by BT or any of its Affiliates hereunder and (y) the purchase price and number of shares of capital stock to be purchased shall be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's capital stock during such time.

          If the Company shall have redeemed any shares of capital stock held by BT or any of its Affiliates pursuant to the Redemption Provision, then from time to time during the next two years thereafter, at BT's request, the Company shall at the Company's expense conduct a sampling in order to determine the percentage of outstanding capital stock of the Company that is Owned of Record or Voted by Non-U.S. Persons or Entities, calculated in a manner to determine compliance with Section 310(b) of the Communications Act, and shall provide other reasonable cooperation to BT in enabling BT to determine the percentage of outstanding capital stock of the Company that is Owned of Record or Voted by Non-U.S. Persons or Entities, provided that the Company shall not be obligated to perform more than one such sampling in any calendar year.

     9.9. Termination. If at any time the Outstanding Interest or Outstanding Voting Interest is less than the percentage specified in any provision in this Agreement as a condition to the applicability of any covenants contained therein, the Company's obligations and the rights of BT and its Affiliates with respect to all covenants set forth in such provision of this Agreement shall thereupon irrevocably terminate and shall not be reinstated, provided, however, that if the Outstanding Interest or Outstanding Voting Interest, as the case may be, has become less than the specified percentage as aforesaid solely as a result of an acquisition of Voting Securities beneficially owned by BT or any of its Affiliates by the Company pursuant to the Redemption Provision, and if BT or its Affiliate shall have within two years of any redemption of shares of capital stock held by BT or any of its Affiliates pursuant to the Redemption Provision repurchased from the Company any shares so redeemed pursuant to Section 9.8(b)(vi) such that solely as a result of such repurchase the Outstanding Interest or Outstanding Voting Interest, as the case may be, is equal to or greater than the percentage specified in any provision in this Agreement so terminated as a condition to the applicability of any covenants contained herein, then the Company's obligations and the rights of BT and its Affiliates with respect to the covenants set forth in such provision of this Agreement that had previously been terminated pursuant to this Section 9.9 shall thereupon, subject to the provisions of this Agreement, the Certificate of Amendment and the By-Law Amendments, be reinstated.

     9.10. Approval of Certain Matters. (a) In the event that no shares of Class A Common Stock are outstanding as a result of the occurrence of any of the Newco Triggering Events or in the event of the Loss of BT Rights pursuant to
Section 9.12(a), then so long as neither (i) the Outstanding Interest is less than 10%, (ii) BT and its Affiliates shall have transferred (other than to wholly owned direct or indirect Subsidiaries of BT) in the aggregate Voting Securities representing more than 25% of the largest amount in voting power of Voting Securities at any time beneficially owned by BT and any of its Affiliates (adjusted for stock splits, stock dividends and other combinations or reclassifications of the Voting Securities) and the Outstanding Interest is less than 15% nor (iii) an event described in section 4(b)(11)(vi)(E)(i) of the Certificate of Incorporation (as amended by the Certificate of Amendment) shall have occurred, the Company agrees not to take, and the Company shall not directly or indirectly engage in, any of the following actions without the consent of BT:

          (i) The issuance of any series or class of capital stock having either
     (x) more than one vote per share (other than pursuant to the Rights Plan (or any successor thereto)) or (y) a class vote on any matter, except to the extent required by Delaware corporate law or to the extent that the holders of any series of preferred stock have the right, voting separately as a class, to elect a number of directors of the Company upon the occurrence of a default in the payment of dividends or redemption price;

          (ii) (A) The adoption of any stockholder rights plan, or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size of its shareholding, such that BT or any of its Affiliates would be adversely affected in relation to their position under the Rights Plan as in effect on the Closing Date, provided that the adoption of a stockholder rights plan that is substantially similar to the Rights Plan as in effect on the Closing Date (without regard to the provisions of the Certificate of Incorporation or this Agreement) shall be deemed not to affect BT and its Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date;

          (B) The amendment, modification or termination of the Rights Plan (but excluding the redemption or exchange of the Rights in accordance with the Rights Plan or any successor thereto and excluding any amendment of the Rights Plan made in order that the execution of a definitive agreement providing for a Business Combination or the consummation of the transactions contemplated thereby would not result in the Rights thereby becoming exercisable), if such action would adversely affect the rights of BT and its Affiliates in relation to their position under the Rights Plan as in effect on the Closing Date (without regard to the provisions of the Certificate of Incorporation or this Agreement), provided that the amendment of the Rights Plan or any successor thereto to extend the expiration date or amend the exercise price thereof shall be deemed not to affect BT and its Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date; or

          (iii) The amendment of the Certificate of Incorporation so as to affect adversely the rights of BT and its Affiliates under this Agreement;

     provided, however, that nothing in this Section 9.10(a) shall require any consent of BT in order for the Company to enforce its rights under this Agreement, the Newco Agreement or any related agreement, for any transaction effected in accordance with the Certificate of Incorporation, for any other transaction between or in respect of the Company or any of its Affiliates, on the one hand, and BT or any of its Affiliates, on the other hand, or in connection with any action pursuant to a Requirement of Law.

     (b) So long as neither (i) the Outstanding Interest is less than 10% nor
(ii) BT and its Affiliates shall have transferred (other than to wholly owned direct or indirect Subsidiaries of BT) in the aggregate Voting Securities representing more than 25% of the largest amount in voting power of Voting Securities at any time beneficially owned by BT and any of its Affiliates (adjusted for stock splits, stock dividends and other combinations or reclassifications of the Voting Securities) and the Outstanding Interest is less than 15%, the Company agrees not to amend or to cause the amendment of the by-laws of the Company so as to affect adversely the rights of BT and its Affiliates under this Agreement.

     9.11. Continuance of Certain Rights. Notwithstanding anything to the contrary contained herein, in the event that no shares of Class A Common Stock are outstanding as a result of the automatic conversion of the Class A Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(C) of the Certificate of Incorporation (as amended by the Certificate of Amendment) (other than a conversion arising from a breach by BT or any of its Affiliates of its obligations to the Company or any of its Affiliates that gave rise to a right to transfer the Company's direct or indirect interest in Newco pursuant to Clause 25.2(a) of the Newco Agreement or a right to require the sale of BT's direct or indirect interest in Newco to the Company or any of its Affiliates pursuant to Clause 26.2(a) of the Newco Agreement), then, so long as the Outstanding Voting Interest is at least 15%, the following provisions shall apply:

          (a) Subject to the discharge by the Board of Directors of the Company of its fiduciary duties and Requirements of Law, BT shall be entitled to designate qualified BT Nominees in accordance with the provisions of the first sentence of Section 9.7(c) unless a majority of the Board of Directors (excluding for such purpose any remaining Class A Directors and all designees of BT and including a majority of the Independent Directors) shall determine in their sole discretion that the service by designees of BT on the Board of Directors of the Company would not be in the best interests of the Company taking into account, among other factors, conditions that could reasonably be imposed upon the BT Nominees and their willingness to accept such conditions, the competitive and prospective competitive relationship between the Company and BT, the circumstances of the applicable Newco Triggering Event, the opportunity to insure the confidentiality of competitive or similar matters that may come before the directors and such other factors as the Board of Directors and the Independent Directors, as the case may be, shall deem relevant, provided, however, whenever a determination is made by the Board of Directors, whether in connection with the nomination of directors or otherwise, to the effect that the service of any designees of BT on the Board of Directors would not be in the best interests of the Company taking into account the foregoing factors, then BT shall not thereafter be entitled to designate directors hereunder and BT shall cause any BT Nominees then serving on the Board of Directors to resign.

          (b) If BT Nominees are serving on the Board, (i) the BT Nominees shall remain subject to Sections 9.7(e)(iv) and 9.7(e)(v) and (ii) the BT Nominees shall be excluded from that portion of any meeting to discuss their continued service on the Board pursuant to the determination contemplated by Section 9.11(a).

          (c) Subject to applicable Requirements of Law, the extent of the right of representatives of BT to visit and inspect any properties, books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors shall be established in a Determination of the Independent Directors by balancing the detriment to the Company of any such access (taking into account, among other factors, the competitive and prospective competitive relationship between BT and the Company, the circumstances of the applicable Newco Triggering Event, the opportunity to insure the confidentiality of matters that may thereby become known to BT and its representatives and such other factors as the Independent Directors deem relevant) and the benefits to or the burdens imposed on BT as a result of being permitted or denied any such access (including without limitation, any resultant loss of BT's ability to account for its investment in the Company on the equity method), and the reasonable requirements to enable BT to account for its investment in the Company on the equity method and otherwise to comply with applicable requirements of U.S. and U.K. securities laws, and generally accepted accounting principles, provided that representatives of BT shall be afforded a reasonable opportunity to discuss the foregoing factors (and any other factors that BT may consider relevant to such determination) with the Independent Directors.

          (d) Until the tenth anniversary of the Closing Date, if the Board of Directors of the Company decides to sell the Company, then the Company shall provide BT with, or in connection therewith shall have provided BT with, in the reasonable judgment of the Independent Directors, a reasonable opportunity to submit an Acquisition Proposal in accordance with commercial practice and in the event that the Board of Directors decides to sell the Company pursuant to an auction, such auction shall be conducted on commercially reasonable terms as established in a Determination of the Independent Directors and BT shall be entitled to participate in such auction on the same terms and conditions as any other prospective bidder.

          (e) The Company agrees not to take, and the Company shall not directly or indirectly engage in any of the following actions without the consent of
     BT: (x) any single or related series of sales, transfers or other dispositions or encumbrances of assets having a Fair Market Value in excess of 15% of the aggregate Fair Market Value (established in a Determination of the Independent Directors) of all of the assets of the Company and its Subsidiaries taken as a whole at the time that the Company executes a definitive agreement to effect such disposition or encumbrance, provided that a sale of all or substantially all of the assets of the Company shall not be deemed a disposition or encumbrance for purposes of this clause (x); or (y) the declaration of any extraordinary cash dividends or other distribution to holders of any class or classes, and/or any series thereof, of capital stock of the Company in excess of 5% of the Market Capitalization of the Company at the time of such dividend or other distribution; provided, however, that nothing in clause (x) or clause (y) shall require any consent of BT in order for the Company to enforce its rights under this Agreement, the Newco Agreement or any related agreement, for any transaction effected in accordance with the Certificate of Incorporation, for any other transaction between or in respect of the Company or any of its Affiliates, on the one hand, and BT or any of its Affiliates, on the other hand, or in connection with any action pursuant to a Requirement of Law.

     9.12. Release of Rights and Obligations. (a) Except as otherwise provided in Section 9.12(b), subsequent to the Closing, in the event that BT or any of its Affiliates engages directly or indirectly in the Core Business of the Company in the Americas or transfers or provides sales and marketing support, technology or customer traffic in connection with any Person engaged in the Core Business of the Company in the Americas or holds or acquires an interest in any Person who is engaged in the Core Business of the Company in the Americas as a partner, shareholder, principal or in any other capacity of ownership or control (such activities, whether or not engaged in the Americas, are collectively referred to as being "Engaged in the Core Business of the Company"), then, as provided in the Certificate of Incorporation (as amended by the Certificate of Amendment), any outstanding shares of Class A Common Stock shall be subject to conversion into shares of Common Stock in accordance with section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(E)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment), Sections 9.3 through 9.7 of this Agreement (except for the last sentence of Section 9.7(c)) shall become void and of no further force and effect (such consequences are collectively referred to herein as the "Loss of BT Rights") and all further obligations of the Company and BT or any of their respective Affiliates or their respective officers or directors with respect to any obligation thereunder shall terminate without further liability, in each case pursuant to a determination in accordance with the arbitration procedures set forth in Section 9.12(e) or 9.12(f).

     (b) Notwithstanding anything contained in Section 9.12(a), BT shall not be subject to the Loss of BT Rights under Section 9.12(a) from:

          (i) acquiring or owning, directly or indirectly, for investment purposes, securities of any Person not principally Engaged in the Core Business of the Company (or if such Person is principally Engaged in the Core Business of the Company, less than 10% of its Core Business revenues are derived within the Americas) if such Person is a publicly traded company and BT and its Affiliates own less than 5% of the voting securities of such Person, provided that such investment does not exceed 0.5% of BT's total consolidated assets;

          (ii) correspondent relationships in the ordinary course of business and the activities listed on Schedule 9.12;

          (iii) any activity undertaken by BT or Affiliates pursuant to Requirements of Law if the failure to comply with such Requirement of Law would contravene in any material respect the license granted to BT on 22nd June 1984 under the Telecommunications Act 1984, as from time to time amended, or would otherwise have a material adverse effect on the business or results of operations of BT;

          (iv) a transaction whereby, directly or indirectly, control of (by merger, tender offer or otherwise), or all or substantially all of the assets of, any Person Engaged in the Core Business of the Company in the Americas are transferred to BT or any of its Affiliates, provided that (x) less than 20% of such Person's consolidated revenues are derived from sales in the Americas contributed by operations within the Core Business of the Company and (y) BT, at the request of the Company, shall sell or cause the sale of the subsidiary, division or other entity conducting such operations in accordance with the procedures (the "First Offer Procedures") set forth in Section 9.12(h), provided further that such subsidiary, division or other entity shall not be required to be sold until such time as it generates annual revenues of $25 million or more per year;

          (v) any inadvertent condition or act (each an "Inadvertent Condition") that would otherwise result in a Loss of BT Rights, including, without limitation, any such condition or act that results solely from the actions of any Person other than BT or its Affiliates or any activity undertaken without the knowledge of any executive officer of BT, provided that, if BT shall become aware of such Inadvertent Condition, it shall promptly give written notice of such Inadvertent Condition to the Company and BT and the Company shall negotiate in good faith to reach an agreement in writing with respect to a cure for such Inadvertent Condition, provided further that, unless otherwise agreed by BT and the Company in such written agreement, within one year following the delivery of such notice, BT shall dispose of the securities, assets or business that gave rise to such Inadvertent Condition, provided that BT, at the request of the Company, shall sell or cause the sale of such securities, assets or business in accordance with the First Offer Procedures;

          (vi) ownership of Newco and the activities contemplated by the Newco Agreement and the "Related Agreements" (as defined in the Newco Agreement); or

          (vii) any activity undertaken with confirmation in writing by the Company that such activity will not result in a Loss of BT Rights;

     (c) Except as otherwise provided in Section 9.12(d), subsequent to the Closing, in the event that the Company or any of its Affiliates engages directly or indirectly in the Core Business of BT outside the Americas or transfers or provides sales and marketing support, technology or customer traffic in connection with any Person engaged in the Core Business of BT outside the Americas or holds or acquires an interest in any Person who is engaged in the Core Business of BT outside the Americas as a partner, shareholder, principal or in any other capacity of ownership or control (such activities, whether or not engaged in outside the Americas, are collectively referred to as being "Engaged in the Core Business of BT"), then Sections 5.1, 5.3, 7.1, 7.2, 7.3, 10.2 and
10.3 of this Agreement shall become void and of no further force and effect (such consequences are collectively referred to herein as the "Loss of Company Rights") and all further obligations of the Company and BT or any of their respective Affiliates or their respective officers or directors with respect to any obligation thereunder shall terminate without further liability, provided that any determination as to whether the Company has undertaken the foregoing activities shall be determined in accordance with the arbitration procedures set forth in Section 9.12(e) and 9.12(f).

     (d) Notwithstanding anything contained in Section 9.12(c), the Company shall not be subject to the Loss of Company Rights under Section 9.12(c) from:

          (i) acquiring or owning, directly or indirectly, for investment purposes, securities of any Person not principally Engaged in the Core Business of BT (or if it is principally Engaged in the Core Business of BT, less than 10% of its Core Business revenues are derived outside the Americas) if such Person is a publicly traded company and the Company and its Affiliates own less than 5% of the voting securities of such Person, provided that such investment does not exceed 0.5% of the Company's total consolidated assets;

          (ii) correspondent relationships in the ordinary course of business and the activities listed on Schedule 9.12;

          (iii) any activity undertaken by the Company or its Affiliates pursuant to Requirements of Law if the failure to comply with such law would have a material adverse effect on the business or results of operations of the Company;

          (iv) a transaction whereby, directly or indirectly, control of (by merger, tender offer or otherwise), or all or substantially all of the assets of, any Person Engaged in the Core Business of BT outside the Americas are transferred to the Company or any of its Affiliates, provided that (x) less than 20% of such Person's consolidated revenues are derived from sales outside the Americas contributed by operations within the Core Business of BT and (y) the Company, at the request of BT, shall sell or cause the sale of the subsidiary, division or other entity conducting such operations in accordance with the First Offer Procedures set forth in
     Section 9.12(h), provided further that such subsidiary, division or other entity shall not be required to be sold until such time as it generates annual revenues of $25 million or more per year;

          (v) any Inadvertent Condition that would otherwise result in a Loss of Company Rights, including, without limitation, any such condition or act that results solely from the actions of any Person other than the Company or its Affiliates or any activity undertaken without the knowledge of any executive officer of the Company, provided that, if the Company shall become aware of such Inadvertent Condition, it shall promptly give written notice of such Inadvertent Condition to BT and the Company and BT shall negotiate in good faith to reach an agreement in writing with respect to a cure for such Inadvertent Condition, provided further that, unless otherwise agreed by the Company and BT in such written agreement, within one year following the delivery of such notice, the Company shall dispose of the securities, assets or business that gave rise to such Inadvertent Condition, provided that the Company, at the request of BT, shall sell or cause the sale of such securities, assets or business in accordance with the First Offer Procedures;

          (vi) ownership of Newco and the activities contemplated by the Newco Agreement and the "Related Agreements" (as defined in the Newco Agreement); or

          (vii) any activity undertaken with confirmation in writing by BT that such activity will not result in a Loss of Company Rights.

     (e) In the event that either of the parties hereto (the "Investing Party") is considering any activity that it believes the other party ("Subject Party) may view as resulting in the loss of rights as specified in Section 9.12(a) or 9.12(c) as may be applicable (the "Loss of Rights"), then the Investing Party may provide notice (the "Investing Notice") of such proposed activity to the Subject Party and seek the Subject Party's consent to engaging in such activity. If following good faith consultation the Subject Party fails to grant such consent, then the Investing Party may within 30 days after delivery of the Investing Notice initiate binding arbitration as to whether such activities would result in the Loss of Rights as hereinafter provided pursuant to the arbitration procedures set forth in Section 9.12(g) (the "Arbitration"). The parties shall seek to conclude the Arbitration as promptly as practicable but in no event shall the Arbitration be conducted more than 90 days subsequent to the initiation of Arbitration. If the result of the Arbitration is that the Investing Party would incur a Loss of Rights if it engaged in the activity being considered, then the Investing Party shall be subject to a Loss of Rights, without the opportunity for cure, if it then goes forward with such activities. Any determination by the Arbitration shall take into account any proposed divestment by the Investing Party to an unaffiliated third party, provided that (i) such divestment occurs as promptly as commercially reasonable (but no more than one year following the activity or investment that would otherwise lead to a Loss of Rights) and (ii) is conducted in accordance with the First Offer Procedures.

     (f) In the event that either party (the "Aggrieved Party") believes that the other party (the "Active Party") has engaged in activities that would subject such Active Party to a Loss of Rights, then the Aggrieved Party shall notify the Active Party and the parties shall seek to resolve the matter to their mutual satisfaction. If the parties cannot resolve the matter within 60 days, then either party can initiate Arbitration within 60 days thereafter as provided in Section 9.12(g). The parties shall seek to conclude the Arbitration as promptly as practicable but in no event shall such Arbitration be conducted more than 90 days subsequent to the initiation of Arbitration. If the result of the Arbitration is that the Active Party should be subject to a Loss of Rights, then the Active Party shall be entitled to a one year cure period (if the arbitrators believe that the activity is capable of cure) which cure shall be effected by divestment pursuant to the First Offer Procedures, provided that the Active Party shall not be entitled to a cure period, or shall be entitled to a reduced cure period, at the discretion of the arbitrators, if the arbitrators conclude that the Aggrieved Party's business, results of operations or prospects were materially and adversely affected by the conduct of the Active Party or that the Active Party engaged in activities that gave rise to the Arbitration in willful disregard of the consequences.

     (g) Arbitration under Section 9.12(e) or 9.12(f) shall proceed as herein set forth:

          (i) The Investing Party (which, for purposes of this clause (g) only, will be deemed to also refer to any party that initiates Arbitration in accordance with clause (f) above) shall give the Subject Party (which, for purposes of this clause (g) only, will be deemed to also refer to the party in any Arbitration initiated in accordance with clause (f) above that did not initiate such Arbitration) a written notice which shall also contain, in addition to the demand for arbitration, a clear statement of the issue to be resolved by the Arbitration, the name and address of the arbitrator selected by the Investing Party and the address to which all further papers regarding the Arbitration are to be mailed or delivered.

          (ii) The Subject Party shall deliver a written response to the arbitration notice within 30 days following its actual receipt of such notice. Such response shall contain a clear statement of its position concerning the issue in dispute, the name and address of the arbitrator selected by the Subject Party and the address to which all further papers regarding the Arbitration are to be mailed or delivered. If the Subject Party fails to designate its arbitrator within the time allowed, the Investing Party may apply to the United States District Court for the Southern District of New York (the "New York Court") for designation of the second arbitrator. The application shall provide no less than five days' notice to the Subject Party, before presentation to the New York Court. The Subject Party may appoint the second arbitrator at any time prior to the day the Court appoints the second arbitrator.

          (iii) Within five Business Days following the selection of the second arbitrator, the two arbitrators shall select a third arbitrator. In the event they fail to do so within that time period, either party may apply to the New York Court for appointment of a third arbitrator. The application shall provide no less than five days' notice to the other party before presentation to the New York Court. The third arbitrator must be an attorney reasonably experienced in commercial affairs who is a member of the New York Bar, must be impartial and must otherwise satisfy the requirements of CPLR 7506(a) and 9 U.S.C. sec. 10. The method of selection of arbitrators, or the arbitrators as selected, may be changed at any time only upon written agreement of the parties.

          (iv) In the selection of the party-appointed arbitrators under clauses
     (i) and (ii) above, a party may select any person, including a person with "partiality" under the meaning of CPLR 7511 or "evident partiality" under the meaning of 9 U.S.C. sec. 10, but no party may select an arbitrator who is or ever has been an officer, director or employee of such party or of any Affiliate of such party; the "partiality" or "evident partiality" of an arbitrator selected in compliance with this clause (iv) shall not be a basis for vacating the award.

          (v) If any arbitrator fails or is otherwise unable to act, a successor arbitrator shall be selected in the same manner as the arbitrator who fails or is otherwise unable to act was selected, except that no more than five days shall be allowed to select a successor arbitrator under this provision.

          (vi) The Arbitration hearing shall be conducted in New York or such other place as the arbitrators shall decide. The hearing shall commence within a period agreed to by the parties in writing or, in the absence of such agreement, within ten days after the selection of the third arbitrator, within a period determined by a majority of the arbitrators and of which the parties are notified at least ten days prior to the first date of hearing. Written interrogatories shall not be permitted. Depositions shall be permitted by majority decision of the arbitration panel upon a showing that the deposition may be helpful to the conduct of the Arbitration. The parties may request that documents be produced, but the only documents which must be produced are those which a majority of the arbitration panel determines may be helpful to the conduct of the Arbitration. The parties shall, seven days before the commencement of the Arbitration hearing, exchange all exhibits they intend to use in the Arbitration and notify the other party of the identity of all witnesses whose testimony is to be presented at the arbitration. Testimony at the hearing may be presented by telephone or affidavit, as well as by personal appearance. The Arbitration proceeding shall be private, and all parties and their representatives and all arbitrators shall maintain the confidentiality of the claims, counterclaims, testimony, evidence and all other aspects of the proceeding, except insofar as such disclosure is required by law. The arbitrators may only resolve the question submitted to Arbitration and shall include as part of their consideration a full review of this Agreement and any related agreement. The decision of the majority of the arbitrators shall be the decision of the panel. Although the Arbitration shall not be under the auspices of the American Arbitration Association, the Arbitration shall be conducted in accordance with the January 1, 1991 Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"), except the procedures, requirements and restrictions set out in this Section 9.12(g) shall govern over the Arbitration Rules; otherwise applicable provisions of the Arbitration Rules calling for notification by or to the American Arbitration Association shall be satisfied by notification by or to the panel, as the case may be.

          (vii) In any Arbitration pursuant to this Section 9.12(g) each party shall pay the fees and costs of the arbitrator whom he selected. The arbitration panel may award to the more prevailing party its other fees, costs and expenses of the Arbitration, including reasonable attorney fees. During the pendency of the arbitration, the fees of the third arbitrator shall be split equally by the parties. At the conclusion of the Arbitration, any party may apply to the New York Court for an order confirming the Arbitration panel's decision.

          (viii) Any proceeding in a court of law in connection with this
     Section 9.12(g) (other than to compel Arbitration, to select an arbitrator under clauses (ii) and (iii) above, to stay litigation pending Arbitration, to confirm an arbitration award or to enforce an arbitration judgment) shall be immediately stayed upon receipt of a notice or demand for Arbitration. In any action or proceeding to compel Arbitration, to stay litigation or confirm an arbitration award, the more prevailing party shall be entitled to recover its fees, costs and expenses incurred therein, including reasonable attorney fees, and including the fees, costs and expenses, including reasonable attorney fees, incurred in any appellate proceeding.

     (h) Prior to any sale of a Subsidiary, business or assets (the "Sale Assets") by either BT or the Company pursuant to Section 9.12(b)(iv) or 9.12(b)(v) or Section 9.12(d)(iv) or 9.12(d)(v), respectively, or by either BT or the Company pursuant to Section 9.12(e), the party proposing to divest itself of the Sale Assets shall provide the other party with the opportunity to acquire the Sale Assets pursuant to a notice in writing (the "Opportunity Notice") setting forth such terms and conditions upon which the divesting party in good faith proposes to sell or cause the sale of the Sale Assets to the other party. If within 90 days of receipt of the Opportunity Notice the party that is offered the Sale Assets elects not to acquire the Sale Assets or if the parties cannot reach agreement with respect to the terms and conditions of such offered sale, then the divesting party shall be free to sell or cause the sale of the Sale Assets in its discretion, provided that any subsequent sale of the Sale Assets to a third party shall not be upon terms and conditions that are in the aggregate less favorable to the divesting party than the terms and conditions upon which the Sale Assets were offered to the other party to this Agreement and the purchase price paid by a third party shall in no event be less than the purchase price offered to the other party to this Agreement.

     (i) Subsequent to the Closing Date, in the event of a Newco Triggering Event or if the Class A Common Stock is otherwise no longer outstanding (and BT does not retain any rights under Section 9.7) or if the Company has been subject to a Loss of Rights pursuant to Arbitration, then BT may undertake the activities specified in Section 9.12(a) without suffering any Loss of BT Rights.

     (j) Subsequent to the Closing Date, in the event of a Newco Triggering Event or if the Class A Common Stock is otherwise no longer outstanding (and BT does not retain any rights under Section 9.7) or BT has been subject to Loss of Rights pursuant to Arbitration, then the Company may undertake the activities specified in Section 9.12(c) without suffering any Loss of Company Rights.

     9.13. FCC Licenses. The Company shall not directly acquire any license from the FCC that is subject to the provisions of Section 310(b) of the Communications Act, and shall hold or otherwise control such licenses only through one or more of its Subsidiaries.

     9.14. Notice of Breach. The Company shall provide BT with ten days' prior written notice of any alleged breach by BT or any of its Affiliates of its obligations under Sections 5.1, 5.3, 7.1, 7.2, 7.3, 7.4, 10.2 or 10.3, specifying in reasonable detail the nature of the Company's objections, and provide BT an opportunity to cure such objections within such ten-day period prior to seeking a judicial determination (other than in an ex parte proceeding) that BT or any of its Affiliates has materially breached its obligations under the aforesaid Sections (other than BT's failure to have given timely any required notice thereunder unless the Company has been materially adversely affected by such failure), provided that such breach is reasonably capable of being cured. If, after having followed such procedures, the Company has applied for such a judicial determination, BT shall reasonably cooperate with the Company in seeking an expedited judicial resolution of the question of whether BT has committed a breach described in the preceding sentence. The Company shall make no public announcement that would cause the outstanding shares of Class A Common Stock to convert automatically into shares of Common Stock pursuant to section 4(b)(9)(ii) of the Certificate of Incorporation (as amended by the Certificate of Amendment) by reason of the occurrence of an event described in section 4(b)(11)(vi)(E)(i) of the Certificate of Incorporation (as amended by the Certificate of Amendment) unless the Company has complied with the foregoing procedures.

SECTION 10.  COVENANTS OF BT

     10.1.  Pre-Closing Covenants.

     (a) No Shopping; Other Acquisitions. From the date of this Agreement until the Closing, BT agrees that (i) neither BT nor any of its Subsidiaries nor any of the respective officers and directors of BT or any of its Subsidiaries shall, and BT shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by BT or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders) or to engage in any discussions or negotiations with any third party relating to an Acquisition Proposal or a tender offer or exchange offer with respect to the Company, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or a tender offer or exchange offer with respect to the Company and (ii) BT will not enter into any transaction or arrangement that, directly or indirectly, would after the Closing Date reasonably be expected to result in a Loss of BT Rights under Section 9.12(a). BT will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to clause (i) of the preceding sentence. BT will notify the Company immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BT or any of its Affiliates regarding any Acquisition Proposals or any tender offer or exchange offer with respect to the Company.

     (b)  Proxy Information.  BT represents, warrants, covenants and agrees that
(i) it will provide to the Company for inclusion in the Proxy Statement all information concerning BT and its Affiliates requested by the Company and necessary for the preparation of such Proxy Statement and (ii) such information will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading.

     10.2. Notice of Acquisition Proposals. So long as the restrictions on the acquisition by BT and its Affiliates of additional shares of capital stock set forth in Section 7.1 have not been terminated, BT agrees that it will notify the Company immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BT or any of its Affiliates regarding any Acquisition Proposals, any tender offer or exchange offer with respect to the Company or any purchase of any of the shares of capital stock of the Company beneficially owned by BT and its Affiliates (whether by way of a tender offer or exchange offer or otherwise).

     10.3.  Voting of Shares.  From the Closing Date and thereafter so long as
(i) the Outstanding Interest is at least 10% and (ii) no event has occurred that has caused (x) the restrictions on the acquisition by BT and its Affiliates of additional Voting Securities set forth in Section 7.1 to be terminated earlier than the tenth anniversary of the Closing Date (without such restrictions having been reinstated) or (y) the obligations of BT set forth in clauses (i) and (ii) of Section 7.4(a) to be terminated (without such obligations having been reinstated):

          (a) If no shares of Class A Common Stock are outstanding and BT is entitled to designate nominees for director pursuant to Section 9.7(c) or 9.11(a), as long as there has not been a judicial determination (other than in an ex parte proceeding) that the Company has materially breached its obligations under Section 9.7(c) or 9.11(a), if any, BT and its Affiliates shall cast all of the votes they are entitled to cast in such election (whether at an annual or special meeting of stockholders or by written consent in lieu of a meeting or otherwise and whether they are so entitled to cast such votes as a result of ownership or other control of capital stock or by proxy or otherwise) for the election of the BT Nominees to the Board of Directors of the Company, provided that if cumulative voting has been eliminated, BT and its Affiliates shall cast all of the votes they are entitled to cast in any such election for the election of the nominees to the Board of Directors nominated by the Board of Directors of the Company. BT shall provide the Company with ten days' prior written notice of any alleged violation by the Company of its obligations under Section 9.7(c) or
     Section 9.11(a), specifying in reasonable detail the nature of BT's objections, and provide the Company an opportunity to cure such objections within such ten-day period prior to seeking the judicial determination described in the preceding sentence, provided that such violation is reasonably capable of being cured. If, after having followed such procedures, BT has applied for such a judicial determination, the Company shall reasonably cooperate with BT in seeking an expedited judicial resolution of the question of whether the Company has committed a violation described in the first sentence of this Section 10.3(a).

          (b) BT and its Affiliates shall vote their Voting Securities (other than in connection with (i) the election of directors, (ii) any proposal to redeem the Rights prior to the earlier of the fourth anniversary of the Closing Date or the date that shares of the Class A Common Stock are no longer outstanding, which proposal is submitted to the stockholders pursuant to section 4(d)(7) of the Certificate of Incorporation (as amended by the Certificate of Amendment), (iii) with respect only to the shares of Class A Common Stock held by BT and its Affiliates, any matter in connection with which the holders of shares of Class A Common Stock are entitled to vote separately as a class under section 4(b)(7) or 4(b)(8) of the Certificate of Incorporation (as amended by the Certificate of Amendment) or under the DGCL) or (iv) as provided in Section 10.3(f)) at the option of the Company either (A) in the same proportion as the Voting Securities owned by other stockholders are voted with respect to any matter other than a proposed Business Combination proposed by BT or (B) in BT's discretion. Subject to the preceding sentence, if no instructions are provided by the Company with respect to any matter upon which stockholders are voting, BT and its Affiliates shall vote their Voting Securities in the same proportion as the Voting Securities owned by other stockholders are voted.

          (c) Notwithstanding anything to the contrary contained in Section 10.3(b), if there is a judicial determination (other than in an ex parte proceeding) that BT or any of its Affiliates has materially breached the provisions of Sections 7.1 through 7.3, then BT and its Affiliates shall vote their Voting Securities in the same proportion as the Voting Securities owned by other stockholders are voted in connection with the consideration by the stockholders of any redemption of the Rights pursuant to section 4(d)(7) of the Certificate of Incorporation (as amended by the Certificate of Amendment) or the approval of any Business Combination proposed by BT.

          (d) Neither BT nor any of its Affiliates shall solicit any proxies or consents in connection with any matter to be voted upon, or sought to be voted upon, by the stockholders of the Company, become a participant, or encourage any Person to become a participant, in any such solicitation or publicly take a position with respect to any issue that is the subject of such solicitation, seek to advise or influence any Person with respect to the voting of any shares, become part of a voting group or deposit shares in a voting trust.

          (e) If cumulative voting for the election of directors of the Company has not been eliminated from the Certificate of Incorporation and BT is not entitled to designate a nominee for director pursuant to Section 9.7(c) or 9.11(a), then BT and its Affiliates shall cast all of the votes they are entitled to cast in any election of directors (other than with respect to shares of Class A Common Stock), whether at an annual or special meeting of stockholders or by written consent in lieu of a meeting or otherwise and whether they are entitled to cast such votes as a result of ownership or other control of capital stock or by proxy or otherwise, equally among the nominees proposed by the Board of Directors of the Company, provided that if cumulative voting has been eliminated from the Certificate of Incorporation, BT and its Affiliates shall cast all of the votes they are entitled to cast in any such election for the election of the nominees nominated by the Board of Directors of the Company to the Board of Directors.

          (f) BT and its Affiliates, in furtherance of the obligations of the parties herein, shall vote their Voting Securities in connection with any proposal to amend the Certificate of Incorporation to eliminate cumulative voting for the election of directors of the Company in favor of such proposal, provided that a majority of the outstanding Voting Securities entitled to a vote thereon held by Stockholders other than BT and its Affiliates are voted in favor of such proposal.

     During the period that the provisions of this Section 10.3 are in effect, BT covenants and agrees that it will (i) cause all Voting Securities beneficially owned by BT or its Affiliates to be present, in person or represented by proxy, at all stockholder meetings of the Company so that all such Voting Securities may be counted for determining the presence of a quorum at such meetings and (ii) except in connection with any matter as to which, under the DGCL or the Certificate of Incorporation, the holders of Class A Common Stock are entitled to vote separately as a class (except as provided in clause (c) above), cause such Voting Securities to be voted in accordance with this Section 10.3 with respect to any matter upon which stockholders are voting at such meetings.

     10.4. Notice of Changes to Outstanding Interest. BT agrees that it will notify the Company immediately if BT or any of its Affiliates takes any action that causes or will cause the Outstanding Interest or Outstanding Voting Interest to be, or otherwise has actual knowledge that the Outstanding Interest or Outstanding Voting Interest is, less than the percentage specified in any provision of the Certificate of Incorporation, the by-laws of the Company or this Agreement as a condition to the applicability of any rights, obligations, covenants or agreements contained therein or herein, provided that BT shall have no liability under this Section 10.4 to the extent that such failure to notify the Company as provided herein is inadvertent.

SECTION 11.  CONDITIONS TO BT'S OBLIGATIONS

     BT's obligation to purchase and pay for the Shares is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     11.1. Representations and Warranties. The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, as if made on and as of such date, taking into account any date specified therein.

     11.2. Agreements and Conditions. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date.

     11.3. Governmental Approvals. An FCC Order shall have been obtained, which has not been revoked or stayed as of the Closing Date, the waiting period under the HSR Act shall have expired or been terminated and review and investigation under Exon-Florio shall have been terminated and the President shall have taken no action authorized under Exon-Florio, provided that such governmental approvals shall not be deemed to have been obtained for purposes hereof if such governmental approvals contain a condition or restriction that, in the reasonable opinion of BT, would materially diminish, taken as a whole, BT's rights or protections with respect to its investment in the Company under this Agreement, the Certificate of Amendment or the By-Law Amendments.

     11.4. Purchase of Shares Not Enjoined. The purchase of the Shares by BT shall not have been enjoined (temporarily or permanently) as of the Closing Date.

     11.5. Stockholder Approval. The stockholders of the Company shall have approved the Proposals at the Stockholders' Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock.

     11.6. Other Agreements. Each of the Newco Agreement, the BT North America Agreement and the Registration Rights Agreement shall have been executed by the Company and delivered to BT, all actions required to have been taken thereunder on or prior to the Closing hereunder shall have been accomplished and all other conditions thereto (other than the Closing under this Agreement) shall have been satisfied or waived.

     11.7. Non-U.S. Ownership Certificate. The Company shall have delivered to BT a certificate, signed by a duly authorized officer, calculating the percentage of the Company's outstanding capital stock that is Owned of Record or Voted by Non-U.S. Persons or Entities in a manner that the Company reasonably believes, upon the advice of counsel, is appropriate for determining compliance with Section 310(b)(4) of the Communications Act (the "Non-U.S. Ownership Certificate").

     11.8. Rights Plan. The Rights Plan shall have been adopted by the Company, its effectiveness contingent upon the closing of the Transactions.

     11.9. Section 203. The Board of Directors of the Company shall have taken appropriate action so that, if the Closing occurs, the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such Section 203) will not apply to BT or any Person who as of August 4, 1993, was an Affiliate of BT.

     11.10. NASDAQ Notification. The Company shall have provided notification of the proposed issuance of the Shares to the NASDAQ pursuant to Schedule D to the By-Laws of the NASD.

     11.11. Number of Shares to be Delivered. (a) The total number of Fixed Shares, and Optional Shares and Conversion Shares (whether or not BT elects to purchase the Optional Shares), after giving effect to any reduction pursuant to
Section 2.1(b) or 2.1(c), shall represent at least 19% of the total number of outstanding Common Shares (excluding Section 9.2 Shares), calculated as of the seventh Business Day prior to the Closing and after giving effect to the purchase of the Shares by BT at the Closing and the exchange of shares pursuant to Section 2.3.

     (b) The aggregate percentage of the outstanding capital stock of the Company represented by all shares of such capital stock to be Owned of Record or Voted by BT and its Affiliates immediately following the Closing, together with all other capital stock Owned of Record or Voted by Non-U.S. Persons or Entities as set forth in the survey conducted in connection with the Non-U.S. Ownership Certificate (or as otherwise known to BT), after giving effect to the purchase of the Shares by BT at the Closing, shall not exceed the Closing Foreign Ownership Limitation.

SECTION 12.  CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The Company's obligation to sell the Shares to BT is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     12.1. Representations and Warranties. The representations and warranties of BT contained in Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date, as if made on and as of such date.

     12.2. Agreements and Conditions. BT shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date.

     12.3. Governmental Approvals. An FCC Order shall have been obtained, which has not been revoked or stayed as of the Closing Date, the waiting period under the HSR Act shall have expired or been terminated and review and investigation under Exon-Florio shall have been terminated and the President shall have taken no action authorized under Exon-Florio, provided that such governmental approvals shall not be deemed to have been obtained for purposes hereof if such governmental approvals contain a condition or restriction that would materially and adversely affect the business of the Company and its Subsidiaries, taken as a whole, or, in the reasonable opinion of the Company, would materially diminish, taken as a whole, the Company's rights or protections under this Agreement, provided that the provisions of Section 9.12(a) shall be deemed material to the Company for purposes hereof and Section 8.2.

     12.4. Sale of Shares Not Enjoined. The sale of the Shares by the Company shall not have been enjoined (temporarily or permanently) as of the Closing Date.

     12.5. Stockholder Approval. The stockholders of the Company shall have approved the Proposals at the Stockholders' Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares Common Stock.

     12.6. Other Agreements. Each of the Newco Agreement, the BT North America Agreement and the Registration Rights Agreement shall have been executed by BT and delivered to the Company, all actions required to have been taken thereunder on or prior to the Closing hereunder shall have been accomplished and all other conditions thereto (other than the Closing under this Agreement) shall have been satisfied or waived.

     12.7. NASD Approval. The Company shall have been advised by the NASD that the Common Stock will continue to be designated as a "NASDAQ National Market System security" (as defined for purposes of Schedule D to the By-Laws of the NASD) after the issuance and sale of the Shares and the Conversion Shares and the effectiveness of the provisions of this Agreement relating to BT and the Company.

     12.8. Foreign Ownership Limitation. The aggregate percentage of the outstanding capital stock of the Company represented by all shares of such capital stock to be Owned of Record or Voted by BT and its Affiliates immediately following the Closing, together with all other capital stock Owned of Record or Voted by Non-U.S. Persons or Entities as set forth in the survey conducted in connection with the Non-U.S. Ownership Certificate (or as otherwise known to the Company), after giving effect to the purchase of the Shares by BT at the Closing, shall not exceed the Closing Foreign Ownership Limitation, provided that the total number of Fixed Shares, Optional Shares and Conversion Shares (subject to purchase at the option of BT), after giving effect to any reduction pursuant to Section 2.1(b) or 2.1(c), shall represent at least 19% of the outstanding Common Shares (excluding Section 9.2 Shares), calculated as of the seventh Business Day prior to the Closing and after giving effect to the purchase of the Shares by BT at the Closing and the exchange of shares pursuant to Section 2.3.

SECTION 13.  TERMINATION

     13.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

          (a) Mutual Consent.  By mutual consent of the Company and BT;

          (b) Expiration Date. By the Company or BT by written notice to the other party at any time after the first anniversary of the date of this Agreement if any condition is not waived or satisfied within such one year period until such time as all conditions are waived or satisfied; provided, however, that if any condition shall not have been waived or satisfied within such one year period due to the willful act or omission of one of the parties, that party may not terminate this Agreement;

          (c) Permanent Injunction. By the Company or BT if consummation of the Transactions shall violate any final non-appealable order, decree or judgment of any court or governmental body having competent jurisdiction;

          (d) Lack of FCC Approval. By the Company or BT if an FCC Order shall be permanently and unconditionally denied;

          (e) Failure to Honor Agreements. By the Company or BT if the other party shall have failed to perform or comply in any material respect with any agreement or covenant contained herein that is required to be performed or complied with by it on or before the Closing Date after having been provided by the other party written notice of, and a reasonable opportunity to cure, such failure;

          (f) Other Offer. By BT if (i) the Board of Directors of the Company recommends the acceptance of a tender offer or exchange offer by a third party for outstanding shares of the Common Stock, (ii) prior to the Stockholders' Meeting the Board of Directors of the Company fails to recommend or withdraws its recommendation to the stockholders of the Proposals, or (iii) the Company enters into an agreement in principle or a definitive agreement with a Person other than BT with respect to an Acquisition Proposal; or

          (g) Lack of Stockholder Approval. By the Company or BT if the stockholders of the Company shall have failed to approve the Proposals at the Stockholders' Meeting.

     13.2. Effect of Termination. If this Agreement is terminated pursuant to this Section 13, this Agreement shall forthwith become wholly void and of no further force and effect and all further obligations of the Company and BT or their respective officers or directors with respect to any obligation under this Agreement shall terminate without further liability except (i) for the provisions set forth in Section 5 other than in Section 5.1(b) (except that the date "June 2, 1995" shall be substituted for the words "the fourth anniversary of the Closing Date" in the first sentence of Section 5.1 and, if the Registration Rights Agreement shall not yet have been entered into, the first two sentences of Section 5.5 shall be terminated), (ii) for the provisions of Sections 7.1, 7.2, 7.3 and 10.2, which shall terminate on the later of the first anniversary of the date of such termination (the "Termination Date") or December 31, 1994 (except that the Termination Date shall be deemed substituted in place of the term "Closing Date" wherever the same appears in such provisions of
Section 7), (iii) for the obligations of the Company and BT under Section 14.2 and (iv) that such termination shall not constitute a waiver or bar by any party of any rights or remedies at law or in equity it may have by reason of a breach of this Agreement by the other party.

SECTION 14.  MISCELLANEOUS

     14.1. Notices. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be telegraphed, mailed by certified or registered mail with charges prepaid, hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by commercial courier guaranteeing next Business Day delivery:

     (i) if to the Company:

                         MCI Communications Corporation
                         1801 Pennsylvania Avenue, N.W.
                         Washington, D.C.  20006
                         Attention:  Mr. John Whiteside
                                     Senior Vice President

          with a copy to:

                         MCI Communications Corporation
                         1801 Pennsylvania Avenue, N.W.
                         Washington, D.C.  20006
                         Attention:  John R. Worthington, Esq.
                                     Senior Vice President and General Counsel

          and a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, New York  10017
                         Attention:  Richard I. Beattie, Esq.

     (ii) if to BT:

                         British Telecommunications plc
                         BT Centre
                         81 Newgate Street
                         London EC1A 7AJ
                         England
                         Attention:  Mr. Colin R. Green
                                     Solicitor and Chief Legal Adviser

          with a copy to:

                         Milbank, Tweed, Hadley & McCloy
                         1 Chase Manhattan Plaza
                         New York, New York  10005
                         Attention:  Albert F. Lilley, Esq.

Any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next Business Day.

     14.2. Expenses. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement or the other agreements contemplated hereby and the Transactions.

     14.3. Restrictive Trade Practices Act. No provision of this Agreement or any other agreements or documents relating to the Transactions, which is subject to registration under the RTPA shall come into effect until the day following the date that particulars of this Agreement (and such other agreement or document) have been furnished to the Director General of Fair Trading pursuant to Section 24 of the RTPA (or such date following such furnishing of particulars as may be provided for such in relation to any such restriction).

     14.4. Amendment and Restatement; Effectiveness of Representations, Warranties and Agreements. (a) This Agreement amends certain provisions of the Original Investment Agreement and restates the terms of the Original Investment Agreement in their entirety so as to reflect and give effect to such amendments; except as provided in Section 14.4(b), all amendments to the Original Investment Agreement effected by this

Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect from the date of the Original Investment Agreement.

     (b) Each of the representations and warranties made in Sections 3 and 4 shall be deemed (i) to be made on the date of the Original Investment Agreement (other than the representations and warranties in respect of this Agreement that are contained in Sections 3.2 and 4.2, which are made as of the date hereof) and as of the Closing Date and (ii) not made on the date hereof (except as set forth in the parenthetical in clause (i) above).

     (c) All representations and warranties made by the Company or BT herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall not survive the Closing.

     14.5. Benefits; Assignment. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns; however, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (i) by the Company under any circumstances (other than as provided in Section 5) or (ii) by BT, except (1) to a wholly owned direct or indirect subsidiary of BT, provided that BT (A) shall remain liable for the performance by any such subsidiary of its obligations under this Agreement, (B) shall act as agent for any and all such subsidiaries in connection with the receipt or giving of any and all notices under this Agreement and (C) shall not cause or permit any such subsidiary to be other than a wholly owned direct or indirect subsidiary of BT and (2) BT may assign its rights under the Registration Rights Agreement as permitted in clause (v) of the first sentence of Section 5.1(b). Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or obligations under or by reason of this Agreement.

     14.6. Entire Agreement; Amendment and Waiver. (a) This Agreement (which includes the Schedules and Exhibits hereto), the Newco Agreement and the "Related Agreements" (as defined in the Newco Agreement) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof except for those written agreements or understandings executed in writing by a duly authorized officer of each party subsequent to August 4, 1993.

     (b) This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against which enforcement is sought. Any waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     14.7. Headings. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

     14.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     14.9. Remedies. (a) Each of the Company and BT acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of BT and the Company, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 14.10, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of BT and the Company hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Notwithstanding anything to the contrary contained herein, any action that the Company or the Board of Directors of the Company is required to take or is prohibited from taking pursuant to an order of a court shall not give rise to a breach of this Agreement, provided that (i) the Company is not prior to such order in breach of this Agreement with respect to such action and (ii) the Company has used reasonable efforts in good faith (including, without limitation, the taking of any appropriate appeals) to resist the imposition of such order.

     (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     14.10. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF BT AND THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS, MAY BE BROUGHT AND DETERMINED IN THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF BT AND THE COMPANY HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF BT AND THE COMPANY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE DEFENSE OF SOVEREIGN IMMUNITY, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE PROCESS IN ACCORDANCE WITH THIS SECTION 14.10, THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE), AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS AND FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BENEFIT OF ANY DEFENSE THAT WOULD HINDER, FETTER OR DELAY THE LEVY, EXECUTION OR COLLECTION OF ANY AMOUNT TO WHICH THE PARTY IS ENTITLED PURSUANT TO THE FINAL JUDGMENT OF ANY COURT HAVING JURISDICTION. BT HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE ON AUGUST 4, 1993, AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF BT TO RECEIVE, FOR AND ON BEHALF OF BT SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO BT IN THE MANNER PROVIDED IN SECTION 14.1. BT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT BT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK, NEW YORK. EACH OF BT AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGEMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF EITHER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION IN WHICH THE OTHER PARTY MAY BE SUBJECT TO SUIT. BT EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, PROVIDED THAT BT'S CONSENT TO JURISDICTION AND SERVICE CONTAINED IN THIS SECTION 14.10 IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 14.10 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE.

     IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM.

     14.11. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          MCI COMMUNICATIONS CORPORATION

                                          By: /s/  BERT C. ROBERTS, JR.
                                          Name: Bert C. Roberts, Jr.
                                          Title: Chairman of the Board of
                                                 Directors
                                                 and Chief Executive Officer

                                          BRITISH TELECOMMUNICATIONS plc

                                          By: /s/  COLIN R. GREEN
                                          Name: Colin R. Green
                                          Title:  Solicitor and Chief Legal
                                          Adviser

                                   Exhibit A
                                                        [to Amended and Restated
                                                         Investment Agreement]

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MCI COMMUNICATIONS CORPORATION

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                      ------------------------------------

     MCI Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter, the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:  That at a meeting of the Board of Directors of the Corporation held
on             , 1994 resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be considered at a special meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendments is as follows:

          "RESOLVED, that the board of directors hereby declares it advisable that the Restated Certificate of Incorporation of this corporation be amended as follows:

          (i) That section 4 of the Restated Certificate of Incorporation be amended by deleting the introductory paragraph of section 4 in its entirety and substituting in lieu thereof the following:

        'Authorized Capital Stock. The total number of shares of stock that this corporation shall have authority to issue is Two Billion Five Hundred Fifty Million (2,550,000,000) shares of par value of ten cents ($.10) each, divided into three classes: Fifty Million (50,000,000) shares designated as Preferred Stock (hereinafter, the "Preferred Stock"); Five Hundred Million (500,000,000) shares designated as Class A Common Stock (hereinafter, the "Class A Common Stock"); and Two Billion (2,000,000,000) shares designated as Common Stock (hereinafter, the "Common Stock").'

          (ii) That section 4 of the Restated Certificate of Incorporation be further amended by relettering paragraph (b) and paragraph (c), respectively, of section 4 to become paragraph (c) and paragraph (d) of section 4, respectively; and any and all references throughout the Restated Certificate of Incorporation to the paragraphs of section 4 formerly lettered as paragraphs (b) and (c) shall be amended accordingly to refer to paragraphs (c) and (d), respectively.

          (iii) That section 4 of the Restated Certificate of Incorporation be further amended by adding the following as a new paragraph (b) of section 4:

             '(b) The Class A Common Stock.

             (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4), and subject further to any other conditions that may be fixed in accordance with the provisions of paragraph (a) of this section 4, including, without limitation, the right of any of the holders of any series of Preferred Stock to participate therein, the holders of shares of Class A Common Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, dividends, payable on the same date fixed for the payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock), in an amount per share (rounded to the nearest cent if payable in cash) equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Common Stock) paid on the Common Stock.

             (2) In the event this corporation shall at any time declare and pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case this corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class A Common Stock payable in shares of Class A Common Stock or effect an equivalent subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock.

             (3) This corporation shall declare a dividend on the Class A Common Stock as provided in subparagraph (1) and subparagraph (2) of this paragraph (b) at the same time that it declares any dividend on the Common Stock and shall effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock as provided in subparagraph (2) of this paragraph (b) at the same time that it effects any subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock.

             (4) Except as set forth in subparagraphs (1) through (3) of this paragraph (b), holders of shares of the Class A Common Stock shall not be entitled to receive, and this corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class A Common Stock.

             (5) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of the Class A Common Stock shall, subject to the right, if any, of the holders of any series of Preferred Stock to participate therein (fixed in accordance with the provisions of paragraph (a) of this section 4), be entitled together with the holders of the Common Stock to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by each such holder.

             (6) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolutions adopted by the board of directors pursuant to paragraph (a) of this section 4, each holder of the Class A Common Stock shall have one vote in respect of each share of the Class A Common Stock held by such holder on each matter in respect of which the holders of the Common Stock are entitled to vote, and the holders of the Class A Common Stock shall vote together with the holders of the Common Stock as a single class; provided, however, that the holders of the Class A Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (7) of this paragraph (b).

             (7) (i) The holders of the Class A Common Stock shall have the right, voting separately as a class together with the holders of any series of Preferred Stock that is accorded the right (fixed in accordance with the provisions of paragraph (a) of this section 4) to vote for the election of Class A Directors (as defined below) together with the holders of the Class A Common Stock as a single class (hereinafter, the Class A Preferred Stock") to elect that number of directors of this corporation (hereinafter, the "Class A Directors") equal to the product (rounded to the nearest whole number if such product is not a whole number) of (x) the Outstanding Voting Interest (as hereinafter defined in subdivision (xv) of subparagraph (11) of this paragraph (b)) times (y) the total number of directors constituting the whole board of directors, at each meeting of the stockholders held for the purpose of electing directors; provided that, at any time that the Outstanding Voting Interest is from and including 15% to and including 20%, then in calculating such number of directors the multiplier set forth in the preceding clause (x) shall be deemed to be 20% in lieu of the then Outstanding Voting Interest; and provided further that while
        Section 310(b) of the Communications Act of 1934, as amended (or any successor provision of law), remains in effect, under no circumstances shall the holders of Class A Common Stock (either alone or together with holders of any Class A Preferred Stock) have the right to elect directors such that the number of Class A Directors would constitute more than the maximum percentage of the total directors of this corporation permitted under such Section 310(b) and under no circumstances shall the number of Class A Directors serving on the board of directors be more than the maximum percentage permitted under such
        Section 310(b). The directors of this corporation other than the Class A Directors shall be elected by the holders of the class or classes or series of stock entitled to vote therefor, but excluding the Class A Common Stock.

             (ii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority in voting power then outstanding shares of Class A Common Stock and any Class A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of Class A Common Stock and any Class A Preferred Stock shall not prevent the election of directors other than the Class A Directors and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the Class A Directors and (y) in the absence of a quorum of the holders of shares of Class A Common Stock and any Class A Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of Class A Directors, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

             (iii) Except as provided in this subdivision (iii), each Class A Director shall serve until the next annual meeting of the stockholders and until such director's successor has been elected and qualified, subject to such director's earlier death, resignation, removal or retirement. Upon the conversion of all outstanding shares of Class A Common Stock pursuant to subdivision (ii) of subparagraph (9) of this paragraph (b), the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining directors then in office, (other than any directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance with paragraph (a) of section 4 of this Certificate of Incorporation)) acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws of this corporation as Class A Directors. If at any time the number of directors that the holders of the Class A Common Stock and any Class A Preferred Stock have the right to elect pursuant to subdivision (i) of this subparagraph (7) shall decrease other than as set forth in the preceding sentence (whether upon the conversion of shares of Class A Common Stock pursuant to subdivision (i) of subparagraph (9) of this paragraph (b), upon the decrease in the number of directors constituting the whole board of directors or otherwise), then the term of office of a number of Class A Directors then in office equal to such decrease shall terminate effective at the close of business on the fifteenth day following the event that resulted in such decrease (the "Termination Date"); provided, however, that if, prior to the Termination Date, the holders of the Class A Common Stock and any Class A Preferred Stock shall not have removed or caused to resign, in either case effective as of the Termination Date, a number of Class A Directors equal to such decrease, then the terms of office of all Class A Directors then in office shall terminate on the Termination Date. The vacancy or vacancies resulting from the termination provided for in the preceding sentence shall be filled as follows: (A) the vacancy or vacancies equal to the number of directors that the holders of the Class A Common Stock and any Class A Preferred Stock then have the right to elect pursuant to subdivision (i) of this subparagraph (7) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in subdivision (iv) of this subparagraph (7), and the director or directors so elected to fill such vacancy or vacancies shall be treated hereunder and under the by-laws of this corporation as Class A Directors; and (B) the remaining vacancy or vacancies shall be filled by the remaining directors then in office (other than any directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance with paragraph (a) of section 4 of this Certificate of Incorporation)), acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws as Class A Directors.

             (iv) Subject to subdivision (iii) of this subparagraph (7), in case of any vacancy occurring among the Class A Directors, the remaining Class A Director or Directors may appoint a successor to hold office for the unexpired term of the Class A Director whose place shall be vacant. If at any time the offices of all Class A Directors shall be vacant, then, subject to subdivision (iii) of this subparagraph (7), the holders of Class A Common Stock then outstanding, voting separately as a class together with the holders of any Class A Preferred Stock, may, either by written consent or at a special meeting of such holders called in accordance with the by-laws of this corporation, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

             (8) So long as any shares of Class A Common Stock are outstanding, this corporation shall not, without the written consent or affirmative vote of the holders of a majority of the shares of Class A Common Stock at the time outstanding, voting separately as a class, either in writing or by resolution adopted at an annual or special meeting called for the purpose, take, and this corporation shall not directly or indirectly engage in, any of the following actions (other than actions involving transactions solely between or among this corporation and one or more wholly owned Subsidiaries (as hereinafter defined in subdivision (xix) of subparagraph (11) of this paragraph (b)) of this corporation):

                (i) The amendment of this Certificate of Incorporation so as to affect adversely the rights of holders of shares of Class A Common Stock;

                (ii) Any Business Combination (as hereinafter defined in subdivision (iv) of subparagraph (11) of this paragraph (b)) to be effected prior to the fourth anniversary of the Closing Date (as hereinafter defined in subdivision (v) of subparagraph (11) of this paragraph (b));

                (iii) The issuance of any series or class of capital stock having either (A) more than one vote per share (other than pursuant to the Rights Plan (as hereinafter defined in subdivision (xviii) of subparagraph (11) of this paragraph (b))) or (B) a class vote on any matter, except to the extent such class vote is required by Delaware corporate law or to the extent that the holders of any series of preferred stock may have the right, voting separately as a class, to elect a number of directors of this corporation upon the occurrence of a default in payment of dividends or redemption price;

                (iv) (A) The adoption of any stockholder rights plan, or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size of its shareholding, such that any holder of Class A Common Stock or any of its Affiliates (as hereinafter defined in subdivision (i) of subparagraph (11) of this paragraph (b)) would be adversely affected in relation to their position under the Rights Plan as in effect on the Closing Date; provided that the adoption of a stockholder rights plan that is substantially similar to the Rights Plan as in effect on the Closing Date (without regard to the provisions of this Certificate of Incorporation or the Investment Agreement (as hereinafter defined in subdivision (x) of subparagraph (11) of this paragraph (b)) relating thereto) shall be deemed not to affect such holders and their Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date;

                (B) The amendment, modification or termination of the Rights Plan (but excluding any redemption or exchange of the Rights (as hereinafter defined in subdivision (xvii) of subparagraph (11) of this paragraph (b)) effected in accordance with the terms of the Rights Plan and, to the extent applicable thereto, this Certificate of Incorporation and the Investment Agreement and excluding any amendment of the Rights Plan made in order that the execution of a definitive agreement providing for a Business Combination or the consummation of the transactions contemplated thereby would not result in the Rights thereby becoming exercisable, if at the time of such amendment this corporation would otherwise be entitled to redeem the Rights in accordance with the terms of this Certificate of Incorporation and the Investment Agreement) if such action would adversely affect the rights of holders of shares of Class A Common Stock and their Affiliates in relation to their position under the Rights Plan as in effect on the Closing Date (without regard to the provisions of this Certificate of Incorporation or the Investment Agreement) provided that the amendment of the Rights Plan to extend the expiration date or amend the exercise price thereof shall be deemed not to affect such holders and their Affiliates adversely in relation to their position under the Rights Plan as in effect on the Closing Date;

                (v) The issuance of Voting Securities (as hereinafter defined in subdivision (xxiii) of subparagraph (11) of this paragraph (b)) (excluding the issuance of Voting Securities pursuant to or upon (v) the terms of the Series D Convertible Preferred Stock or the Class A Common Stock, (w) the exercise or exchange of the Rights, (x) grants or issuances of capital stock or any options or any other rights to acquire shares of capital stock pursuant to Employee Stock Plans (as hereinafter defined in subdivision (viii) of subparagraph (11) of this paragraph (b)) and any Voting Securities issuable upon the exercise or exchange of any such options or other rights, (y) the exercise of any option or options to purchase Voting Securities granted in connection with the execution of a definitive agreement providing for any Business Combination or (z) the reissuance of Voting Securities purchased by this corporation subsequent to August 4, 1993) representing voting power in excess of (A) 10% of the aggregate voting power of the outstanding Voting Securities as of the date of such issuance in any single or related series of transactions or (B) 15% of the aggregate voting power of the average number of Voting Securities outstanding over a rolling three-year period; provided that, for purposes of this subdivision (v), (i) the issuance of options, warrants or other securities exercisable for or convertible into shares of capital stock shall be deemed to be the issuance of the shares of capital stock for or into which such securities are exercisable or convertible and capital stock shall be deemed to be issued on the date that this corporation executes an agreement to issue such capital stock unless, at the time of such execution, this corporation shall have elected to consider such capital stock to be issued on a subsequent date and (ii) such percentages shall be calculated after giving effect to the issuance or issuances in question;

                (vi) The issuance of Voting Securities (other than issuances (A) applicable on a pro rata basis to all holders of a class or series of capital stock generally, (B) upon the exercise of the Rights or (C) upon the exercise of any option or options to purchase Voting Securities granted in connection with the execution of a definitive agreement providing for any Business Combination) to any person (other than a holder of Class A Common Stock or any of its Affiliates) that beneficially owns, or as a result thereof would beneficially own, more than 5% of the outstanding Voting Securities, and transactions (other than transactions (x) applicable on an equal basis to all holders of a class or series of capital stock generally,
           (y) in accordance with the Rights Plan or (z) any Business Combination effected subsequent to the fourth anniversary of the Closing Date) with any person that beneficially owns more than 5% of the outstanding shares of capital stock of this corporation;

                (vii) Any single or related series of acquisitions of businesses or assets or investments therein (including, without limitation, the formation of a joint venture with persons other than holders of Class A Common Stock or any of their Affiliates), other than money market types of investments and trade receivables, pursuant to which the Fair Market Value (as hereinafter defined in subdivision (ix) of subparagraph
           (11) of this paragraph (b)) of the aggregate purchase price paid by this corporation will exceed 20% of the Market Capitalization (as hereinafter defined in subdivision (xii) of subparagraph (11) of this paragraph (b)) of this corporation at the time that this corporation executes a definitive agreement to effect such acquisition or investment;

                (viii) Any single or related series of acquisitions of businesses or assets or investments (including, without limitation, the formation of a joint venture with persons other than holders of Class A Common Stock or any of their Affiliates) in a Non-Core Business (as hereinafter defined in subdivision (xiii) of subparagraph (11) of this paragraph (b)) pursuant to which the Fair Market Value of the aggregate purchase price paid by this corporation will exceed 5% of the Market Capitalization of this corporation at the time that this corporation executes a definitive agreement to effect such acquisition or investment, except to the extent that any such Non-Core Business is obtained in the course of a bona fide transaction the principal purpose of which is the acquisition of a Core Business (as hereinafter defined in subdivision (vii) of subparagraph (11) of this paragraph (b));

                (ix) Any single or related series of sales, transfers or other dispositions or encumbrances of assets having a Fair Market Value in excess of 15% of the aggregate Fair Market Value of the total assets of this corporation and its Subsidiaries taken as a whole at the time that this corporation executes a definitive agreement to effect such disposition or encumbrance; provided that a sale of all or substantially all of the assets of this corporation shall not be deemed a sale, transfer or other disposition or encumbrance for purposes of this subdivision (ix);

                (x) The incurrence of indebtedness for money borrowed, including, without limitation, financing whether or not required to be presented on the consolidated balance sheet of this corporation and its Subsidiaries in accordance with generally accepted accounting principles, that would cause this corporation's ratio of consolidated debt-to-total capitalization to exceed 65%; for purposes of this subdivision (x), "total capitalization" means the sum of consolidated stockholders' equity and consolidated long-term indebtedness (including, without limitation, financing that is not required to be presented on such consolidated balance sheet); and

                (xi) The declaration of any extraordinary cash dividends or other distribution to holders of any class or classes, and/or any series thereof, of capital stock in excess of 5% of the Market Capitalization of this corporation at the time of such dividend or other distribution;

        provided, however, that nothing in the foregoing shall require any consent or affirmative vote of the holders of the Class A Common Stock pursuant to this subparagraph (8) in order for this corporation to satisfy its obligations or exercise its rights under the Investment Agreement, the Joint Venture Agreement (as hereinafter defined in subdivision (xi) of subparagraph (11) of this paragraph (b)) or any "Related Agreement" (as defined in the Joint Venture Agreement), for any transaction pursuant to the terms of the Series D Preferred Stock or the Class A Common Stock, for any other transaction between or in respect of this corporation or any of its Affiliates, on the one hand, and any holder of Series D Preferred Stock or the Class A Common Stock or any of their Affiliates, on the other hand, or in connection with any action pursuant to a Requirement of Law (as hereinafter defined in subdivision
        (xvi) of subparagraph (11) of this paragraph (b)).

             (9) (i) If any issued and outstanding share of Class A Common Stock is Transferred (as hereinafter defined in subdivision (xx) of subparagraph (11) of this paragraph (b)) to any person other than a wholly owned direct or indirect subsidiary of the transferring holder or the corporate parent or ultimate corporate parent of the transferring holder (provided that such transferring holder is a wholly owned direct or indirect subsidiary of such corporate parent or ultimate corporate parent), each share of Class A Common Stock so Transferred shall be automatically converted, without any action on the part of this corporation or any action on the part of the transferring holder, into one fully paid and nonassessable share of the Common Stock.

             (ii) Upon the occurrence of a Conversion Event (as hereinafter defined in subdivision (vi) of subparagraph (11) of this paragraph (b)), without any action on the part of this corporation or the holders of shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding immediately prior to the Conversion Event shall automatically be converted into one fully paid and nonassessable share of the Common Stock. Upon the occurrence of a Conversion Event, prompt written notice thereof and of the resulting conversion of the Class A Common Stock shall be given by first class mail, postage prepaid, to each person who immediately prior to the Conversion Event was a holder of record of shares of Class A Common Stock at such person's address as the same appears on the stock register of this corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the effectiveness of the conversion of any shares of Class A Common Stock. Each such notice shall include a statement setting forth the place or places where certificates formerly representing shares of Class A Common Stock are to be surrendered in accordance with subparagraph (iv) of this subparagraph (9).

             (iii) Conversion pursuant to this subparagraph (9) shall be deemed to have been effected at the time of the Transfer or the Conversion Event, as the case may be, that resulted in such conversion (hereinafter, the "Conversion Time"). Immediately upon such conversion, the rights of the holders of shares of Class A Common Stock so converted as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time. In the event the stock transfer books of this corporation shall be closed at the Conversion Time, such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the opening of business on the next succeeding day on which such stock transfer books are open.

             (iv) As promptly as practicable after the Conversion Time, upon the delivery to this corporation of the certificates formerly representing shares of Class A Common Stock, this corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class A Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

             (v) This corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Class A Common Stock pursuant to this subparagraph (9); provided, however, that this corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class A Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this corporation the amount of any such tax or has established, to the satisfaction of this corporation, that such tax has been paid.

             (vi) This corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class A Common Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the Class A Common Stock.

             (10) Subject to the provisions of the Investment Agreement, holders of Class A Common Stock shall be entitled to such Voting Equity purchase rights as may be accorded to such holders pursuant to Section 6.1 of the Investment Agreement, so long as such agreement remains in effect.

             (11) For purposes of this paragraph (b) (and, with respect to subdivision (v), subdivision (xvii) and subdivision (xxiii) of this subparagraph (11), for purposes of paragraph (d) of this

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

        section 4, and, with respect to subdivision (ix), subdivision (x) and subdivision (xix) of this subparagraph (11), for purposes of section 9 of this Certificate of Incorporation):

                (i) "Affiliate" shall mean, as applied to a specified person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

                (ii) "Americas" shall have the meaning set forth in the Investment Agreement.

                (iii) "BT" shall mean British Telecommunications plc, a public limited company incorporated under the laws of England and Wales, or its successor.

                (iv) "Business Combination" shall mean a merger or consolidation in which this corporation is a constituent corporation and pursuant to which the Common Stock is exchanged for cash, securities or other property or a sale of all or substantially all of the assets of this corporation and its Subsidiaries taken as a whole; provided that neither (A) a merger or consolidation in which the beneficial ownership of the capital stock of this corporation or of the sole surviving corporation of the transaction (or of the ultimate parent of this corporation or of such sole surviving corporation) immediately after the consummation of such transaction is substantially the same as the beneficial ownership of the capital stock of this corporation immediately prior to the consummation thereof nor (B) a merger in which this corporation is the surviving corporation, in which all shares of the Common Stock outstanding immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof and the only change in the capital stock of the Company resulting from such merger is the issuance of shares of capital stock pursuant thereto, and in connection with which no consent or affirmative vote of the holders of the Class A Common Stock would otherwise be required under subparagraph (8) of this paragraph (b), shall be deemed a Business Combination.

                (v) "Closing Date" shall mean the first date that shares of Class A Common Stock are issued and sold under the Investment Agreement.

                (vi) "Conversion Event" shall mean any of the following occurrences:

                    (A) The Outstanding Interest (as hereinafter defined in
               subdivision (xiv) of this subparagraph (11)) becomes less than 10%, unless the Outstanding Interest becomes less than 10% solely as a result of an acquisition of Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates by this corporation pursuant to section 9 of this Certificate of Incorporation; provided, however, that a "Conversion Event" shall be deemed to occur if, subsequent to the aforesaid acquisition of Voting Securities by this corporation pursuant to said section 9, the Outstanding Interest is reduced as a result of any other action or transaction unless upon the consummation of such action or transaction the Outstanding Interest is not less than 10%.

                    (B) The holders of shares of Class A Common Stock have
               Transferred (other than to wholly owned direct or indirect subsidiaries of such holders) in the aggregate Voting Securities representing more than 25% of the largest amount in voting power of Voting Securities at any time beneficially owned by such holders and any of their Affiliates (adjusted for stock splits, stock dividends and other combinations or reclassifications of the capital stock of this corporation) and the Outstanding Interest is less than 15%, unless the holders of Class A Common Stock have so Transferred more than, or the Outstanding Interest has become less than, the applicable percentages as aforesaid solely as a result of an acquisition of Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates by this corporation pursuant to section 9 of this Certificate of Incorporation; provided, however, that a "Conversion Event" shall be deemed to occur if, subsequent to the aforesaid acquisition of Voting Securities by this corporation pursuant to said section 9, either (i) any holder of shares of Class A Common

               Stock Transfers (other than to a wholly owned direct or indirect subsidiary of such holder and other than to this corporation pursuant to section 9 of this Certificate of Incorporation) any additional shares of capital stock of this corporation or (ii) the Outstanding Interest is reduced as a result of any other action or transaction, unless upon the consummation of such action or transaction the Outstanding Interest is not less than 15%.

                    (C) There shall have been a public announcement by this
               corporation that (i) this corporation or any of its Affiliates has exercised its right to require BT or any of its Affiliates to purchase this corporation's direct or indirect interest in the Joint Venture (as hereafter defined in subdivision (xi) of this subparagraph (11)) pursuant to the terms of the Joint Venture Agreement, (ii) this corporation or any of its Affiliates has transferred this corporation's direct or indirect interest in the Joint Venture to a third party in accordance with the terms of the Joint Venture Agreement or BT or any of its Affiliates has acquired this corporation's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement in connection with the proposed transfer of this corporation's direct or indirect interest in the Joint Venture,
               (iii) BT or any of its Affiliates has transferred BT's direct or indirect interest in the Joint Venture to a third party or this corporation or any of its Affiliates has acquired BT's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement in connection with a proposed transfer of BT's direct or indirect interest in the Joint Venture or (iv) BT or any of its Affiliates has exercised its right to require this corporation or any of its Affiliates to sell to BT this corporation's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement (other than as a result of the event described in clause (i) of subpart (D) of this subdivision (vi)).

                    (D) There shall have been a public announcement by this
               corporation that (i) BT or any of its Affiliates has exercised its right to require this corporation or any of its Affiliates to sell to BT or any of its Affiliates this corporation's direct or indirect interest in the Joint Venture as a result of a material breach by this corporation pursuant to Section 29.1(a) of the Joint Venture Agreement and (ii) this corporation has delivered a notice to BT in which this corporation set forth its consent to the conversion of shares of the Class A Common Stock.

                    (E) There shall have been a public announcement by this
               corporation that either (i) there has been any judicial determination (other than in an ex parte proceeding), following the notice and other procedures set forth in Section 9.14 of the Investment Agreement, that BT or any of its Affiliates has breached Section 5.1, 5.3, 7.1, 7.2, 7.3, 7.4, 10.2 or 10.3 of
               the Investment Agreement (other than BT's or such Affiliate's failure to have given timely any required notice thereunder, unless this corporation has been materially adversely affected by such failure) and, if such judicial determination has not set forth whether such breach was material with respect to the Investment Agreement, that such breach has been determined to be material with respect to such agreement by the Independent Directors in accordance with the procedures for a determination by the Independent Directors set forth in the Investment Agreement or (ii) there has been a "Loss of BT Rights" (as defined in Section 9.12(a) of the Investment Agreement) following an arbitration pursuant to Section 9.12(e) or 9.12(f) of the Investment Agreement.

                    (F) There shall have been a public announcement by this
               corporation that (i) this corporation or any of its Affiliates has exercised its right to require BT or any of its Affiliates to sell to this corporation or any of its Affiliates BT's direct or indirect interest in the Joint Venture pursuant to the terms of the Joint Venture Agreement and (ii) this corporation has delivered a notice to BT in which this corporation set forth its consent to the conversion of shares of the Class A Common Stock.

                For purposes of this subdivision (vi), the issuance by this corporation of a press release in this corporation's customary manner shall be deemed to be 'public announcement by this corporation.'

                (vii) "Core Business" shall mean the "Core Business" (as defined in the Investment Agreement) of the Company in the Americas.

                (viii) "Employee Stock Plans" shall have the meaning set forth in the Investment Agreement.

                (ix) "Fair Market Value" shall mean, as to any shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such shares or property in an arms'-length negotiated transaction without time constraints, as determined by the Independent Directors in accordance with the procedures for a determination by the Independent Directors set forth in the Investment Agreement. Notwithstanding the foregoing, as to any shares of stock of this corporation issued to effect an acquisition or investment, "Fair Market Value" shall mean the Current Market Value of such shares.

                (x) "Investment Agreement" shall mean the Amended and Restated Investment Agreement dated as of January 31, 1994 between BT and this corporation, as such agreement may be amended, changed, supplemented or otherwise modified.

                (xi) "Joint Venture Agreement" shall mean the Joint Venture Agreement dated August 4, 1993 among BT, Moorgate (Twelve) Limited, a company incorporated under the laws of England and Wales, this corporation, MCI Ventures Corporation, a Delaware corporation, and BT Forty-Eight Company, an unlimited company incorporated under the laws of England and Wales (the "Joint Venture"), as such agreement may be amended, changed, supplemented or otherwise modified.

                (xii) "Market Capitalization" shall have the meaning set forth in the Investment Agreement.

                (xiii) "Non-Core Business" shall have the meaning set forth in the Investment Agreement.

                (xiv) "Outstanding Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the Voting Securities beneficially owned by any holder of shares of Class A Common Stock or any of its Affiliates; provided that, for purposes of calculating such percentage, Uncounted Shares (as hereinafter defined in subdivision (xxi) of this subparagraph (11)) shall be deemed not to be outstanding Voting Securities; provided, however, that the foregoing proviso shall not apply to the extent that, without the benefit of such proviso, the Outstanding Interest would be less than 7 1/2%.

                (xv) "Outstanding Voting Interest" shall mean the percentage of the aggregate voting power of the outstanding Voting Securities (other than voting power with respect to the election of directors or a class vote on specified matters) represented by the number of outstanding shares of Class A Common Stock and Class A Preferred Stock.

                (xvi) "Requirement of Law" shall have the meaning set forth in the Investment Agreement.

                (xvii) "Rights" shall mean the rights issued pursuant to the Rights Plan.

                (xviii) "Rights Plan" shall mean the Rights Agreement dated
                              , 1994 between this corporation and
                                   , as the same may be amended from time to time, or any successor plan thereto, as the same may be amended from time to time. For purposes of this subdivision (xviii), any rights plan adopted by this

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

           corporation subsequent to the termination of such Rights Agreement or the expiration, redemption or exchange of the Rights shall be deemed a "successor plan thereto".

                (xix) "Subsidiary" shall mean any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by this corporation.

                (xx) "Transferred" shall mean the occurrence of any act pursuant to which, directly or indirectly, including by operation of law, the beneficial ownership of shares of Class A Common Stock shall have been offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed.

                (xxi) "Uncounted Shares" shall have the meaning set forth in the Investment Agreement.

                (xxii) "Voting Equity" shall mean any and all Voting Securities, securities of this corporation convertible into Voting Securities, and options, warrants or other rights to acquire Voting Securities.

                (xxiii) "Voting Securities" shall mean the Common Stock, the Class A Common Stock, any Class A Preferred Stock and any other securities of this corporation having voting power under ordinary circumstances with respect to the election of directors of this corporation.

             For purposes of this subparagraph (11), a person shall be deemed to "beneficially own" any securities in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on August 4, 1993; provided that capital stock of this corporation underlying any options, warrants, rights or other securities convertible into or exercisable for such capital stock shall not be deemed to be beneficially owned by any person if the applicable conversion price or exercise price, as the case may be, of such option, warrant, right or other security is more than the Current Market Value (as hereinafter defined in subdivision (i) of paragraph (b) of section 9 of this Certificate of Incorporation) of the underlying capital stock.

             (12) Shares of the Class A Common Stock may not be issued by this corporation other than pursuant to, or in accordance with, the terms hereof and of the Investment Agreement.'

          (iv) That section 4 of the Restated Certificate of Incorporation be further amended by deleting paragraph (c) (as relettered pursuant to clause
     (ii) of this resolution) of section 4 in its entirety and substituting in lieu thereof the following:

             '(c) Common Stock.

             (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4), and subject to any other conditions that may be fixed in accordance with the provisions of paragraph (a) of this section 4, including, without limitation, the right of any of the holders of any series of Preferred Stock to participate therein, and subject further to the right of the holders of Class A Common Stock to participate therein to the extent provided in subparagraphs (1) and (3) of paragraph (b) of this section 4, then, but not otherwise, the holders of shares of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors.

             (2) In the event this corporation shall at any time effect a subdivision or combination or consolidation of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock (other than pursuant to subparagraph (2) of paragraph (b) of this section 4), then in each such case this corporation shall effect an equivalent subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or

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

        otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock.

             (3) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock (fixed in accordance with the provisions of paragraph (a) of this section 4) in the event of any voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of the Common Stock shall, subject to the right, if any, of the holders of any series of Preferred Stock to participate therein (fixed in accordance with the provisions of paragraph (a) of this section 4), be entitled together with the holders of the Class A Common Stock to receive all the remaining assets of this corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by each such holder.

             (4) Except as may otherwise be required by law, this Certificate of Incorporation or the provisions of the resolutions adopted by the board of directors pursuant to paragraph (a) of this section 4, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by such holder on each matter voted upon by the stockholders. Holders of the Common Stock may not take any action that is required or permitted to be taken by them at an annual or special meeting of such stockholders without a meeting, without prior notice or without a vote, and the right of the holders of the Common Stock to act by written consent in lieu of a meeting is expressly denied.'

          (v) That section 4 of the Restated Certificate of Incorporation be further amended by deleting subparagraph (4) of paragraph (d) (as relettered pursuant to clause (ii) of this resolution) of section 4 in its entirety and substituting in lieu thereof the following:

             '(4) The authorized amount of shares of the Common Stock, of the Class A Common Stock and of the Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of a majority of the votes entitled to be cast thereon.'

          (vi) That section 4 of the Restated Certificate of Incorporation be further amended by deleting subparagraph (6) of paragraph (d) (as relettered pursuant to clause (ii) of this resolution) of section 4 in its entirety and substituting in lieu thereof the following:

             '(6) Notwithstanding any other provision of this Certificate of Incorporation, until the fourth anniversary of the Closing Date (as defined in subdivision (v) of subparagraph (11) of paragraph (b) of this section 4), so long as any shares of Class A Common Stock remain outstanding, this corporation shall not, without the affirmative vote of the holders of at least 75% in voting power of the Voting Securities (as defined in subdivision (xxiii) of subparagraph (11) of paragraph (b) of this section 4) at the time outstanding, given in person or by proxy, at an annual or special meeting called for the purpose, at which the holders of the Voting Securities shall vote together as a single class, redeem the Rights (as defined in subdivision (xvii) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation).'

          (vii) That section 6 of the Restated Certificate of Incorporation be amended by adding the following as a new paragraph (c) immediately following paragraph (b) of section 6:

             '(c)(i) Any director of this corporation elected to a class of the board of directors pursuant to paragraph (b) of Section 1 of Article III of the by-laws of this corporation (as such provision hereafter may be amended or relettered or renumbered) may be removed from office, but only for cause and only by the affirmative vote of the holders of not less than four-fifths of the votes entitled to be cast by the holders of all outstanding shares (considered as one class for purposes of this paragraph (c)) entitled to vote thereon. The stockholders entitled to vote for the election of such removed director's successor may, at the meeting at which such removal was effectuated, elect a successor to any director so removed, which successor shall hold office until the next election of the class of directors of which the director so removed was a member. The remaining directors (other than the Class A Directors and any other directors elected by the holders of one or more series of Preferred Stock voting separately as a class or series (as may be fixed in accordance with the

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

        provisions of paragraph (a) of section 4 of this Certificate of Incorporation)) may, to the extent that the vacancy is not filled by election by the stockholders, fill such vacancy for such term.

             (ii) Any Class A Director (as defined in subdivision (i) of subparagraph (7) of paragraph (b) of section 4 of this Certificate of Incorporation) may be removed from office (A) for cause by the affirmative vote of the holders of not less than four-fifths of the votes entitled to be cast by the holders of all outstanding shares (considered as one class for purposes of this paragraph (c)) entitled to vote thereon, and (B) without cause only by the affirmative vote of the holders of not less than a majority of the voting power represented by the outstanding Class A Common Stock and any Class A Preferred Stock, voting separately as a class, provided that, if less than all the Class A Directors are to be removed, no Class A Director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of all Class A Directors. Any vacancy resulting from any such removal of a Class A Director shall be filled as provided in subdivision
        (iv) of subparagraph (7) of paragraph (b) of section 4 of this Certificate of Incorporation.

             (iii) Any other director of this corporation may be removed from office, with or without cause, and the vacancy resulting therefrom may be filled, in accordance with applicable law and any other provision of this Certificate of Incorporation (including any resolution of the board of directors adopted in accordance with the provisions of paragraph (a) of section 4 of this Certificate of Incorporation) or of the by-laws of this corporation applicable thereto.

          (viii) That the Restated Certificate of Incorporation be amended by deleting therefrom section 9 in its entirety and adding the following as a new section 9:

          '9. Redemption of Stock.

          (a) Notwithstanding any other provision of this Certificate of Incorporation to the contrary (but subject to the terms of any series of Preferred Stock fixed in accordance with the provisions of paragraph (a) of section 4 of this Certificate of Incorporation), outstanding shares of stock of this corporation held by Disqualified Holders (as hereinafter defined in subdivision (ii) of paragraph (b) of this section 9) shall always be subject to redemption by this corporation to the extent necessary, in the judgment of the board of directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise from any governmental agency held by this corporation or any of its Subsidiaries (as defined in subdivision (xix) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation) to conduct any portion of the business of this corporation or any of its Subsidiaries, which license or franchise is conditioned upon some or all of the holders of the stock of this corporation possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows, subject in any case to any additional or different rights of a particular Disqualified Holder or of this corporation pursuant to any contract or agreement between such Disqualified Holder and this corporation:

             (i) the redemption price of the shares to be redeemed pursuant to this section shall be equal to the Current Market Value (as hereinafter defined in subdivision (i) of paragraph (b) of this section 9) of such shares; provided that such redemption price as to any Disqualified Holder who purchased such shares after February 4, 1994 and within one year of the Redemption Date (as hereinafter defined in subdivision (iv) of paragraph (b) of this section 9) shall not (unless otherwise determined by the board of directors) exceed the purchase price paid by such Disqualified Holder for such shares;

             (ii) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined in subdivision (v) of paragraph (b) of this section 9) or any combination thereof;

             (iii) if less than all of the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the board of directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors to be equitable; provided that this

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

        corporation shall be entitled to redeem shares of Common Stock held by Disqualified Holders prior to redeeming shares of Class A Common Stock held by Disqualified Holders;

             (iv) at least ten days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

             (v) on the Redemption Date, unless this corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Disqualified Holders in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Disqualified Holders shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares so redeemed; and

             (vi) such other terms and conditions as the board of directors shall determine;

        provided, however, that in the event that any shares of Class A Common Stock are redeemed pursuant to this section 9, the redemption price and the other terms and conditions of such redemption shall be as set forth in the Investment Agreement (as defined in subdivision (x) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation), so long as such agreement remains in effect.

          (b) For purposes of this section 9 (and, with respect to subdivision
     (i) and subdivision (iii) of this paragraph (b), for purposes of paragraph
     (b) of section 4 of this Certificate of Incorporation):

             (i) "Current Market Value" of a share of the stock of this corporation of any class or series shall mean the average of the daily closing prices on the NASDAQ National Market System (or such principal exchange on which such class or series of stock may be listed) for such a share for the 20 consecutive trading days commencing on the 22nd trading day prior to the date on which notice of redemption shall be given pursuant to subdivision (iv) of paragraph (a) of this section 9 (or, if such notice shall have been waived, the date that is ten days prior to the Redemption Date). The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the electronic inter-dealer quotation system operated by NASDAQ, Inc. or a similar source selected from time to time by this corporation for the purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value (as defined in subdivision
        (ix) of subparagraph (11) of paragraph (b) of section 4 of this Certificate of Incorporation) of such a share as determined by the Independent Directors (as hereinafter defined in subdivision (iii) of this paragraph (b)) in accordance with the procedures for a determination by the Independent Directors set forth in the Investment Agreement. Notwithstanding anything to the contrary contained herein, the Independent Directors shall establish the Current Market Value of the Class A Common Stock to be equal to the Current Market Value of the Common Stock and shall establish the Current Market Value of any options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock to be equal to the Current Market Value of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

             (ii) "Disqualified Holder" shall mean any holder of shares of any class or series of stock of this corporation whose continued holding of such stock, either individually or taken together with the holding of shares of stock of this corporation by any other holder or holders of shares of stock of this corporation, may result, in the judgment of the board of directors, in the loss of, or the failure to secure the renewal or reinstatement of, any license or franchise from any governmental agency held

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

        by this corporation or any of its Subsidiaries to conduct any portion of the business of this corporation or any of its Subsidiaries.

             (iii) "Independent Directors" shall have the meaning set forth in the Investment Agreement.

             (iv) "Redemption Date" shall mean the date fixed by the board of directors for the redemption of any shares of stock of this corporation pursuant to this section 9.

             (v) "Redemption Securities" shall mean any debt or equity securities of this corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to this corporation), has a value, at the time notice of redemption is given pursuant to subdivision (iv) of paragraph (a) of this section 9 (or, if such notice shall have been waived, the date that is ten days prior to the Redemption Date), at least equal to the price required to be paid pursuant to subdivision (i) of paragraph (a) of this section 9 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).'

          (ix) That the Restated Certificate of Incorporation be amended by deleting therefrom section 10 in its entirety.

          (x) That section 11 of the Restated Certificate of Incorporation be amended by renumbering section 11 to become section 10, and any and all references throughout the Restated Certificate of Incorporation to former section 11 shall be amended accordingly to refer to section 10."

     SECOND: That thereafter, pursuant to resolution of the board of directors of the corporation, a meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Restated Certificate of Incorporation were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused its corporate seal to be
affixed and this Certificate to be signed by its             and attested to by
its             this             day of             , 1994.

                                          MCI COMMUNICATIONS CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

[Corporate Seal]

Attest:

- --------------------------------------
Name:
Title:

                                   Exhibit B

                                                        [to Amended and Restated
                                                         Investment Agreement]

                             PROPOSED AMENDMENTS TO

                                   BY-LAWS OF

                         MCI COMMUNICATIONS CORPORATION

     "RESOLVED, that the board of directors hereby deems it advisable that the by-laws of this corporation be amended as follows:

          (i) That Article II of the by-laws be amended by adding the following to the end of Section 5 of Article II:

        'Subject to the Certificate of Incorporation, special meetings of the holders of any one or more classes, and/or one or more series thereof, of capital stock of the corporation entitled to vote separately as a class or classes with respect to any matter as required by law or as provided by the Certificate of Incorporation shall be held at such place within or without the State of Delaware as shall be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Subject to the Certificate of Incorporation, special meetings of such holders may be called by a majority of the directors elected by such class or classes, and/or series thereof, of capital stock, a majority of the whole board of directors or by the Chairman and shall be called by the Chairman, the President or the Secretary at the request in writing of holders owning at least two-thirds of the issued and outstanding shares of such class or classes, and/or series thereof, of the capital stock of the corporation.'

          (ii) That Article II of the by-laws be amended by deleting the first sentence of Section 6 of Article II and substituting in lieu thereof the following:

        'Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, not less than ten nor more than sixty days before any stockholders meeting, the Chairman, the President, the Secretary or an Assistant Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.'

          (iii) That Article III of the by-laws be amended by deleting the second sentence of paragraph (a) of Section 1 of Article III and substituting in lieu thereof the following:

        'The number of directors of the corporation (exclusive of directors to be elected by the holders of one or more classes, and/or one or more series thereof, of capital stock (other than the Class A Common Stock) of the corporation entitled to vote separately for directors as a class or classes), including the directors to be elected by the holders of the Class A Common Stock of the corporation (sometimes hereafter in these by-laws, the "Class A Directors"), shall be not less than three nor more than sixteen.'

          (iv) That Article III of the by-laws be further amended by deleting the first sentence of paragraph (b) of Section 1 of Article III and substituting in lieu thereof the following:

        'The board of directors (excluding the Class A Directors) shall be divided into three classes, each class to be as nearly equal in number to the other classes as the then total number of directors constituting the whole board (excluding the Class A Directors) permits, with the term of office of one class expiring each year.'

          (v) That Article III of the by-laws be further amended by deleting paragraph (d) of Section 1 of Article III in its entirety and substituting in lieu thereof the following:

             '(d) Subject to the Certificate of Incorporation, no decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.'

          (vi) That Article III of the by-laws be further amended by deleting the words "Section 10 of this Article III" as such words appear in each of paragraph (a) and paragraph (b) of Section 4 of Article III and substituting in lieu thereof the words "the Certificate of Incorporation".

          (vii) That Article III of the by-laws be further amended by deleting the third sentence of Section 5 of Article III and substituting in lieu thereof the following:

        'Special meetings may be held at any time upon the call of the Chairman or at least two directors, by oral, telephonic, telegraphic or facsimile notice duly given or sent at least one hour, or by written notice sent by express mail at least one day, before the meeting to each director; provided that all such notices to directors located outside the United States shall be given or sent orally or by telephone, telegraph or facsimile transmission.'

          (viii) That Article III of the by-laws be further amended by deleting the first three sentences of Section 8 of Article III and substituting in lieu thereof the following:

        'The board of directors may, from among its own members, in its discretion and by the affirmative vote of a majority of the whole board, designate one or more committees, each of such committees to consist of one or more members. The committees designated by the board shall have such powers and authority as shall be specified in the resolution or resolutions whereby such committees are designated.'

          (ix) That Article III of the by-laws be further amended by deleting the fifth sentence of Section 8 of Article III and substituting in lieu thereof the following:

        'No committee shall have the power or authority of the board of directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board pursuant to paragraph (a) of section 4 of the Certificate of Incorporation, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these by-laws; and, unless the resolution of the board of directors expressly so provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.'

          (x) That Article III of the by-laws be further amended by deleting
     Section 10 of Article III in its entirety.

          (xi) That Article III of the by-laws be further amended by renumbering
     Section 11 and Section 12, respectively, of Article III to become Section 10 and Section 11 of Article III, respectively, and any and all references throughout the bylaws to the sections of Article III formerly numbered as
     Section 11 and Section 12 shall be amended to refer to Section 10 and
     Section 11, respectively.

          (xii) That the by-laws be amended by adding the following new Article X to the end thereof:

                                   ARTICLE X

                                INDEMNIFICATION

     Section 1. Indemnification. To the fullest extent permitted by the General Corporation Law of the State of Delaware, the corporation shall indemnify any current or former director, officer, employee or agent of the corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, brought by or in the right of the corporation or otherwise, to which such person was or is a party or threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that such person is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by a current or former director or officer of the corporation in defending any threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation under the Certificate of Incorporation, these by-laws, the General Corporation Law of the State of Delaware or otherwise. Such expenses (including attorneys' fees) incurred by other current or former employees or agents of the corporation may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate'."

                                   EXHIBIT C
                                  [To Amended and Restated Investment Agreement]





                           [FORM OF RIGHTS AGREEMENT]

                         MCI COMMUNICATIONS CORPORATION

                                      AND

                                                      ,

                                AS RIGHTS AGENT

                                RIGHTS AGREEMENT

                       DATED AS OF                , 1994

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                        ------
Section 1.    Certain Definitions.......................................................  C- 1
Section 2.    Appointment of Rights Agent...............................................  C- 3
Section 3.    Issue of Right Certificates...............................................  C- 3
Section 4.    Form of Right Certificates................................................  C- 5
Section 5.    Countersignature and Registration.........................................  C- 5
Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or Stolen Right Certificates...................  C- 5
Section 7.    Exercise of Rights, Purchase Price; Expiration Date of Rights.............  C- 6
Section 8.    Cancellation and Destruction of Right Certificates........................  C- 7
Section 9.    Availability of Preferred Shares..........................................  C- 7
Section 10.   Preferred Shares Record Date..............................................  C- 8
Section 11.   Adjustment of Purchase Price, Number of Shares or Number of Rights........  C- 8
Section 12.   Certificate of Adjusted Purchase Price or Number of Shares................ C- 13
Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earnings Power..... C- 14
Section 14.   Fractional Rights and Fractional Shares................................... C- 16
Section 15.   Rights of Action.......................................................... C- 17
Section 16.   Agreement of Right Holders................................................ C- 17
Section 17.   Right Certificate Holder Not Deemed a Stockholder......................... C- 17
Section 18.   Concerning the Rights Agent............................................... C- 17
Section 19.   Merger or Consolidation or Change of Name of Rights Agent................. C- 18
Section 20.   Duties of Rights Agent.................................................... C- 18
Section 21.   Change of Rights Agent.................................................... C- 20
Section 22.   Issuance of New Right Certificates........................................ C- 20
Section 23.   Redemption................................................................ C- 20
Section 24.   Exchange.................................................................. C- 21
Section 25.   Notice of Certain Events.................................................. C- 22
Section 26.   Notices................................................................... C- 22
Section 27.   Supplements and Amendments................................................ C- 22
Section 28.   Successors................................................................ C- 23
Section 29.   Benefits of this Agreement................................................ C- 23
Section 30.   Severability.............................................................. C- 23
Section 31.   Governing Law............................................................. C- 23
Section 32.   Counterparts.............................................................. C- 23
Section 33.   Descriptive Headings...................................................... C- 23

                                RIGHTS AGREEMENT

     Agreement, dated as of           , 1994, between MCI Communications
Corporation, a Delaware corporation (the "Company"), and           , a [national
banking association] (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding as of the close of business
(as defined below) on           , 1994 (the "Record Date"), each Right
representing the right to purchase one one-hundredth (subject to adjustment) of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the Redemption Date and the Final Expiration Date in accordance with Section 22.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," has become such inadvertently, and such Person divests himself or itself as promptly as practicable of beneficial ownership of a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or have become an "Acquiring Person" for any purposes of this Agreement. Notwithstanding the foregoing: (i) BT shall not be deemed an Acquiring Person unless it becomes the Beneficial Owner of more than 20.1% of the Common Shares then outstanding, (ii) no Person (including BT) shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more (more than 20.1% in the case of BT) of the Common Shares then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares then outstanding (more than 20.1% in the case of BT) by reason of such share acquisitions by the Company and thereafter become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional Common Shares such Person does not own 10% or more (20.1% or more in the case of BT) of the Common Shares then outstanding and (iii) BT shall not become an "Acquiring Person" because it becomes the Beneficial Owner of any Common Shares as a result of the acquisition of Common Shares from the Company pursuant to Section 2 of the Investment Agreement or upon the exercise of its equity purchase rights set forth in Section 6 of the Investment Agreement or upon the issuance of Common Shares upon conversion or exercise of securities issued pursuant to such equity purchase rights, provided, however, that if BT shall become the Beneficial Owner of more than 20.1% of the Common Shares by reason of such acquisition of such Common Shares from the Company or the exercise of such equity purchase rights and shall thereafter become the Beneficial Owner of any additional Common Shares, then BT shall be deemed to be an "Acquiring Person" unless upon consummation of the acquisition of such additional Common Shares BT does not own more than 20.1% of the Common Shares then outstanding. The phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided that, when used to indicate a relationship with BT, "Associate" shall mean a corporation or organization of which BT is, directly or indirectly, the beneficial owner of 20% or more of any class of voting securities, provided, however, that, with respect to a corporation or organization that would otherwise be an Associate of BT as of the date hereof, such percentage shall be 23% or more and such percentage shall be applied with reference to all outstanding voting securities, provided further that the applicable percentage shall be 10% or more and such percentage shall be applied with reference to any class of voting securities if such corporation or organization holds Voting Securities (as defined in the Investment Agreement) in order to circumvent the purposes of this Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of, shall be deemed to have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

             (i) which such Person or any of such Person's Affiliates or Associates is deemed to beneficially own, directly or indirectly within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;

             (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("original Rights") or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and
        (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

             (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

          (d) "BT" shall mean British Telecommunications plc, a public limited company organized and existing under the laws of England and Wales, and its wholly-owned subsidiaries.

          (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (g) "Common Shares" when used with reference to the Company shall mean shares of Common Stock and shares of the Class A Common Stock, presently par value $.10 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

          (h) "Common Stock" shall mean the common stock, presently par value $.10 per share, of the Company.

          (i) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (j) "Exempt Person" shall mean the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

          (k) "Final Expiration Date" shall have the meaning set forth in
     Section 7 hereof.

          (l) "Investment Agreement" shall mean the Amended and Restated Investment Agreement, dated as of January 31, 1994, between BT and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

          (m) "NASDAQ Stock Market" shall mean stock market operated by National Association of Securities Dealers, Inc.

          (n) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (o) "Preferred Shares" shall mean shares of Series E Junior Participating Preferred Stock, par value $.10 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

          (p) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (q) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (r) "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

          (s) "Subsidiary" of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 10% or more (more than 20.1% if such Person is BT) of the Common Shares then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c) Certificates issued for Common Shares (including, without limitation, upon transfer of outstanding Common Shares, disposition of Common Shares out of treasury stock or issuance or reissuance of Common Shares out of authorized but unissued shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

           This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between MCI Communications Corporation and
                     , dated as of           , 1994 (the "Rights
           Agreement") as the same may be amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MCI Communications Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MCI Communications Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the

Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the NASDAQ Stock Market or of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one onehundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

     Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board of Directors, the President, any of the Vice Presidents, the Treasurer or the Controller of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 11(a)(ii) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental

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

charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Subject to the provisions of Section 11(a)(ii) hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights, Purchase Price; Expiration Date of
Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to
the earliest of (i) the close of business on           , 2004 (the "Final
Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b) The Purchase Price shall be initially $[     ] for each one
one-hundredth of a Preferred Share purchasable upon the exercise of a Right. The Purchase Price and the number of one one-hundredths of a Preferred Share or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

     (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the Preferred Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the

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

Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

     (b) So long as the Preferred Shares (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the NASDAQ Stock Market or listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NASDAQ Stock Market or listed on such exchange upon official notice of issuance upon such exercise.

     (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts to, if then necessary to permit the issuance of Preferred Shares (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, register and qualify such Preferred Shares (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

     (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or shares of Common Stock or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary

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

receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii) Subject to Section 24 of this Agreement and except as otherwise provided in this Section 11(a)(ii), in the event any Person becomes an Acquiring Person, each holder of a Right, shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of shares of Common Stock (or at the option of the Company, such number of one one-hundredths of Preferred Shares) as shall equal the result obtained by
     (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. Notwithstanding anything in this Rights Agreement to the contrary, however, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person),
     (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it

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

     has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

          (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of Preferred Shares having an aggregate current market value equal to the current per share market price of a share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (2) the then current Purchase Price multiplied by the number of one one-hundredths of Preferred Shares for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the "Spread"), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Preferred Shares or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such Preferred Shares and shares or fractions of shares of preferred stock are hereinafter referred to as "Common Share equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of Preferred Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the date any Person becomes an Acquiring Person, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
     (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the
     Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Share equivalent" shall be deemed to equal the current per share market price of the Common Shares. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of Preferred Shares and equivalent preferred shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose

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

     determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of a Preferred Share; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the Security is not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

          (ii) For the purpose of any computation hereunder, if the Preferred Shares are publicly traded, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded but the Common Stock is publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the shares of Common Stock as determined pursuant to Section 11(d)(i) multiplied by one hundred (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Stock nor the Preferred Shares are publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Preferred Share or share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this
     Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a)(i), 11(b), 11(c) and 11(i), and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one ten-thousandth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Preferred Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or other such shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in
     Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) Anything in this Rights Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

          (o) The Company agrees that, after the earlier of the Distribution Date or the Shares Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

     Section 12.  Certificate of Adjusted Purchase Price or Number of
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earnings Power. (a) In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall merge with and into any other Person, (ii) any Person shall consolidate with the Company, or any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of record of a Right (other than Rights which have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c) and 11(i)), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly issued, fully paid and non-assessable and freely tradeable Common Shares of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c) and 11(i)) and (2) dividing that product by 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)(i) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of Common Shares of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of the such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

     (b) "Principal Party" shall mean

          (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Shares of which has the greatest aggregate market value of shares outstanding or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Shares of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

          (ii) in the case of any transaction described in (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Shares having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause
(b)(i) or (b)(ii), (1) if the Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and if such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

     (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

          (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

          (ii) use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the NASDAQ Stock Market or on a national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on NASDAQ Stock Market or such securities exchange and, if the Common Shares of the Principal Party shall not be listed or admitted to trading on NASDAQ Stock Market or a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by such other system then in use;

          (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

          (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

     (d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     (e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person, enter into any transaction of the type contemplated by (i)-(iii) of Section 13(a) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer of other transaction, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the Rights are not listed or admitted to trading on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Interests in fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c)The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of Rights
Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or wilful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Controller or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring

     Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the [State of New York] (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company may with respect to Common Shares so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale.

     Section 23. Redemption. (a) The Board of Directors of the Company may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

     Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Shares aggregating 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may, in its discretion, take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event that the Company shall determine not to take such action or shall, after good faith effort, be unable to take such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fractions thereof (or equivalent preferred shares as such term is defined in Section 11(b)), having an aggregate value equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of issuance of such Preferred Shares or fractions thereof (or equivalent preferred shares).

     (d) The Company shall not, in connection with any exchange pursuant to this
Section 24, be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events. (a) In case the Company shall at any time after the earlier of the Distribution Date or the Shares Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holder of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

     (b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of Common Shares) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and
Section 13 hereof.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

           MCI Communications Corporation
           1801 Pennsylvania Avenue, N.W.
           Washington D.C. 20006
           Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

           [                              ]
           [                              ]
           [                              ]
           Attention: [               ]

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this

Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates in order to
(i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement or applicable to this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                          MCI COMMUNICATIONS CORPORATION
By                                               By
   Name:                                         Name:
   Title:                                        Title:
                                                 [                              ]
Attest:
By                                               By
   Name:                                         Name:
   Title:                                        Title:

                                   Exhibit A

                                                             [to Form of Rights
                                                                 Agreement]

                                      FORM

                                       OF

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES E JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                         MCI COMMUNICATIONS CORPORATION

                        (PURSUANT TO SECTION 151 OF THE
                       DELAWARE GENERAL CORPORATION LAW)

                      ------------------------------------

     MCI Communications Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General
Corporation Law at a meeting duly called and held on                , 1994:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, as amended to date (hereinafter called the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series E Junior Participating Preferred Stock" (the "Series E Preferred Stock") and the number of shares constituting the Series E Preferred
Stock shall be           . Such number of shares may be increased or decreased
by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Stock.

     Section 2.  Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company (the "Preferred Stock") (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share of the Company (the "Common Stock"), of Class A Common Stock, par value $.10 per share of the Company ("Class A Common Stock") and of any other stock of the Company ranking junior to the Series E Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, [semi-annual] dividends payable in cash on the first day of [
and           ] in each year (each such date being referred to herein as a
"Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $[1] or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of

Series E Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Company shall declare a dividend or distribution on the Series E Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $[1] per share on the Series E Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series E Preferred Stock shall have the following voting rights;

          (A) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Company are entitled to vote. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever [semi-annual] dividends or other dividends or distributions payable on the Series E Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Company shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (as to dividends) to the Series E Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) except as and to the extent permitted under Section 9 of the Certificate of Incorporation, redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series E Preferred Stock;

          (iv) except as and to the extent permitted under Section 9 of the Certificate of Incorporation, redeem or purchase or otherwise acquire for consideration any shares of Series E Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock, of the Class A Common Stock or of shares of any other stock of the Company ranking junior upon liquidation, dissolution or winding up to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $[100] per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series E Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series E Preferred Stock, except distributions made ratably on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the proviso in clause
(A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series E Preferred Stock shall not be redeemable from any holder, except as, and to the extent permitted under
Section 9 of the Certificate of Incorporation.

     Section 9. Rank. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all series of any other class of Preferred Stock and senior to the Common Stock and the Class A Common Stock.

     Section 10. Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Series E Preferred Stock so as to affect the Series E Preferred Stock adversely, then the holders of the Series E Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series E Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman of the Board of Directors and attested by its
Secretary this      th day of           , 1993.

                                            ------------------------------------
                                             Chairman of the Board of Directors

Attest:

- ------------------------------------
             Secretary

                                   Exhibit B

                                                             [to Form of Rights
                                                                 Agreement]

                           FORM OF RIGHT CERTIFICATE

Certificate No. R --                                                      Rights

           NOT EXERCISABLE AFTER           , 2004 OR EARLIER IF
           REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                               RIGHT CERTIFICATE

                         MCI COMMUNICATION CORPORATION

     This certifies that           or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement, dated as of           , 1994 (the "Rights Agreement"), between MCI
Communications Corporation, a Delaware corporation (the "Company"), and
          (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and
prior to 5:00 P.M., New York City time, on           , 2004 at the office or
agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series E Junior Participating Preferred Stock, par value $.10 per share (the "Preferred
Shares"), of the Company, at a purchase price of $          per one
one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are
the number and Purchase Price as of           , 1994, based on the Preferred
Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, as the same may be amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.10 per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised as provided in the Rights Agreement. This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal. Dated as of           .

ATTEST:                                          MCI COMMUNICATIONS CORPORATION
By                                               By
Countersigned:
                                                     ,
as Rights Agent
By
   Authorized Signature

                   FORM OF REVERSE SIDE OF RIGHT CERTIFICATE
                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate)
     FOR VALUE RECEIVED                               hereby sells, assigns and
transfer unto

                                (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:

                                                         Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- --------------------------------------------------------------------------------
                               (To be completed)

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                         Signature

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate)

To MCI COMMUNICATIONS CORPORATION:
     This undersigned hereby irrevocably elects to exercise
                              Rights represented by this Right Certificate to
purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

- --------------------------------------------------------------------------------
                        (Please print name and address)

- --------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivery to:

Please insert social security
or other identifying number

- --------------------------------------------------------------------------------
                        (Please print name and address)

- --------------------------------------------------------------------------------
Dated:

                                                         Signature

       (Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

     Signature must be guaranteed by a member of firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- --------------------------------------------------------------------------------
                               (To be completed)

     The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement)

                                                         Signature

- --------------------------------------------------------------------------------

                                     NOTICE

     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                   Exhibit C

                                                             [to Form of Rights
                                                                 Agreement]

           UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

     On           , 1994, the Board of Directors of MCI Communications
Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share and Class A common stock, par value $.10, of the Company (the "Common
Shares"). The dividend is payable on           , 1994 (the "Record Date") to the
stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series E Junior Participating Preferred Stock, par value $.10 per share (the "Preferred Shares")
of the Company at a price of $     per one one-hundredth of a Preferred Share
(the "Purchase Price"), subject to adjustment. The description and terms of the
Rights are set forth in a Rights Agreement dated as of           , 1994 (the
"Rights Agreement") between the Company and           , as Rights Agent (the
"Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 10% or more of the outstanding Common Shares (more than 20.1% of the outstanding Common Shares in the case of share acquisitions by British Telecommunications plc ("BT")) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (more than 20.1% of the outstanding Common Shares in the case of a tender offer or exchange offer commenced or announced by BT) (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuances of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will
expire on           , 2004 (the "Final Expiration Date"), unless the Final
Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable, except as otherwise provided under Section 9 of the Certificate of Incorporation. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $[1] per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $[100] per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of the Right at the then current exercise price of the Right, that number of Common Shares having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof of the Right at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable the Company may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-K dated
          , 1994. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

          [Exhibit D to Amended and Restated Investment Agreement -
                     See Exhibit 2 to this Schedule 13D]